Exhibit 4.3

Execution Version

GOGO INTERMEDIATE HOLDINGS LLC

GOGO FINANCE CO. INC.

AND EACH OF THE GUARANTORS PARTY HERETO

9.875% SENIOR SECURED NOTES DUE 2024

INDENTURE

Dated as of April 25, 2019

U.S. Bank National Association

as Trustee and Collateral Agent

		Page
Section 13.09	No Adverse Interpretation of Other Agreements	121
Section 13.10	Successors	121
Section 13.11	Severability	122
Section 13.12	Counterpart Originals	122
Section 13.13	Table of Contents, Headings, etc.	122
Section 13.14	Waiver of Jury Trial	122

EXHIBITS

Exhibit A1	FORM OF NOTE
Exhibit A2	FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE
Exhibit F	FORM OF CROSSING LIEN INTERCREDITOR AGREEMENT

INDENTURE dated as of April 25, 2019 among Gogo Intermediate Holdings LLC, a Delaware limited liability company (the “Company”), Gogo Finance Co. Inc., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), the Guarantors (as defined herein) and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”).

The Issuers, the Guarantors, the Trustee and the Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 9.875% Senior Secured Notes due 2024 (the “notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01 Definitions.

“2020 Convertible Senior Notes” means the Company’s 3.75% Convertible Senior Notes due 2020.

“ABL Obligations” has the meaning set forth in the Crossing Lien Intercreditor Agreement.

“Acquired Indebtedness” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Junior Lien Obligations” means Junior Lien Obligations incurred after the Issue Date in accordance with the terms of the Collateral Agency Agreement.

“additional notes” means additional notes (other than the notes issued under this Indenture on the date hereof) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof.

“Additional Priority Lien Obligations” means Priority Lien Obligations incurred after the Issue Date in accordance with the terms of the Collateral Agency Agreement.

“Additional Secured Obligations” means, collectively, Additional Priority Lien Obligations and Additional Junior Lien Obligations.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliate Notes” means notes initially issued to the Oakleigh Entity and any note issued in exchange therefor or substitution therefor.

“Affiliates Note Legend” means the legend set forth in Section 2.06(f)(4) hereof to be placed on all Affiliate Notes issued under this Indenture.

“After-Acquired Property” means any property, other than Excluded Assets, of the Parent, an Issuer or any Subsidiary Guarantor acquired after the Issue Date that constitutes Collateral.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Airborne Equipment” means equipment installed or to be installed on an aircraft, in each case, to provide in-flight connectivity and other services.

“Applicable Premium” means, with respect to any note on any applicable redemption date, the excess of: (a) the present value at such redemption date of (i) the redemption price at May 1, 2021 (such redemption price being set forth Section 3.07 hereof) plus (ii) all required interest payments due on the notes through May 1, 2021 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the then outstanding principal amount of the notes.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Acquisition” means:

(1) an investment by the Parent, the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into or consolidated with the Parent, the Company or any Restricted Subsidiary; or

(2) an acquisition by the Parent, the Company or any Restricted Subsidiary of the property and assets of any Person other than the Parent, the Company or any Restricted Subsidiary that constitute substantially all of a division or line of business of such Person.

“Asset Disposition” means the sale or other disposition by the Parent, the Company or any Restricted Subsidiary (other than to the Parent, the Company or another Restricted Subsidiary) of:

(1) all or substantially all of the Capital Stock of the Company or any Restricted Subsidiary; or

(2) all or substantially all of the assets that constitute a division or line of business of the Company or any Restricted Subsidiary.

“Asset Sale” means any sale, lease, transfer or other disposition (including by way of merger, consolidation, sale-leaseback transaction or similar transaction) in one transaction or a series of related transactions by the Company or any Restricted Subsidiary to any Person other than the Company or any Restricted Subsidiary of:

(1) all or any of the Capital Stock of the Company or any Restricted Subsidiary;

(2) all or substantially all of the property and assets of an operating unit or business of the Parent, the Company or any Restricted Subsidiary; or

(3) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any Restricted Subsidiary outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of this Indenture applicable to mergers, consolidations and sales of all or substantially all of the assets of the Company; provided, however, that “Asset Sale” shall not include:

(A) sales or other dispositions to the Company or any Restricted Subsidiary;

(B) the sale lease, assignment, sublease, license, sublicense or other disposition of any personal property in the ordinary course of business;

(C) sales or other dispositions of cash, Cash Equivalents or Investment Grade Securities;

(D) a disposition of obsolete or worn out property or equipment in the ordinary course of business or inventory (or other assets) held for sale in the ordinary course of business and dispositions of property or assets no longer used or useful in the conduct of the business of the Company or its Subsidiaries;

(E) the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, in each case not in connection with any financing transaction;

(F) sales or other dispositions of inventory, receivables and other current assets in the ordinary course of business (including in connection with any factoring agreement or similar arrangements; provided that the maximum amount of inventory, receivables and current assets at any time subject to any such factoring or other similar arrangements, taken together with any outstanding ABL Obligations, shall not exceed the Maximum ABL Amount (calculated in accordance with Section 4.09(b)(13));

(G) sales or other dispositions that are permitted pursuant to the provisions Article 4 and 5 hereof;

(H) any sale or dispositions that constitutes a Change of Control pursuant to this Indenture;

(I) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under Section 4.07 hereof;

(J) any disposition arising from foreclosure, condemnation or similar action on assets not prohibited by this Indenture;

(K) any exchange of property pursuant to or intended to qualify under Section 1031 (or any successor section) of the Code or any exchange of equipment to be leased, rented or otherwise used in a Related Business;

(L) any disposition pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement, in each case not prohibited by this Indenture;

(M) any disposition of Equity Interests, Indebtedness or other securities of an Unrestricted Subsidiary;

(N) sales, transfers or other dispositions of assets with a Fair Market Value not in excess of $5.0 million in any transaction or series of related transactions;

(O) sales or other dispositions of assets for consideration at least equal to the Fair Market Value of the assets sold or disposed of, to the extent that the consideration received would constitute Related Business Assets;

(P) the creation of any Lien permitted under this Indenture;

(Q) the unwinding or termination of any Currency Agreements, Interest Rate Agreements or Forward Stock Purchase Transactions; or

(R) the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Parent are not material to the conduct of the business of the Parent, the Company and the Restricted Subsidiaries taken as a whole.

“Attributable Debt” in respect of a sale-leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale-leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale-leaseback transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Average Life” means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing:

(1) the sum of the products of (A) the number of years from such date of determination to the dates of each successive scheduled principal payment of such Indebtedness and (B) the amount of such principal payment by

(2) the sum of all such principal payments.

“Bank Product Obligations” has the meaning set forth in the Collateral Agency Agreement.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or a duly authorized committee thereof;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3) with respect to any other Person, the board of directors or managers, sole member or managing member, or committee of such Person serving a similar function.

“business day” means any day other than a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any Convertible Debt, whether or not such Convertible Debt includes any right of participation with Capital Stock.

“Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person. Notwithstanding anything to the contrary contained in this definition of “Capitalized Lease,” the definition of “Capitalized Lease Obligations” or elsewhere in this Indenture, only those leases (assuming for purposes hereof that such leases were in existence as of December 31, 2018) that would constitute and be accounted for as a Capitalized Lease (and not, for the avoidance of debt, as an operating lease) in conformity with GAAP as of December 31, 2018 shall be considered Capitalized Leases, and all calculations (including the calculation of Capitalized Lease Obligations) and deliverables under this Indenture or the notes shall be made or delivered, as applicable, in accordance therewith.

“Capitalized Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a Capitalized Lease, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such Capitalized Lease prior to the first date upon which such Capitalized Lease may be prepaid by the lessee without payment of a penalty.

“Cash Equivalents” means any of the following:

(1) U.S. Dollars, Canadian Dollars, Japanese yen, pounds sterling, euros or the national currency of any participating member state of the European Union and, with respect to any Foreign Restricted Subsidiary, other currencies held by such Foreign Restricted Subsidiary in the ordinary course of business;

(2) securities issued or directly guaranteed or insured by the government of the United States or any country that is a member of the European Union or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;

(3) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications described in clause (3) above;

(5) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than the Parent’s Affiliate) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(6) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s;

(7) corporate debt securities with maturities of eighteen months or less from the date of acquisition and with a rating at the time as of which any Investment therein is made of “A3” (or higher) according to Moody’s or “A-” (or higher) according to S&P;

(8) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank organized under the laws of the United States or any state thereof and having a combined capital and surplus of not less than $500.0 million;

(9) direct obligations of a foreign government recognized by the United States of America with a maturity not more than twelve months from the date of acquisition and rated at least “A” by S&P;

(10) money market funds sponsored by a registered broker dealer or mutual fund distributor at least 95% of the assets of which are invested in the foregoing; and

(11) in the case of Investments by any Foreign Restricted Subsidiary, Investments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (10) customarily utilized in the countries where such Foreign Restricted Subsidiary is located for short-term cash management purposes.

“Cash Flow Priority Collateral” has the meaning set forth in the Crossing Lien Intercreditor Agreement.

“Certificated Notes” means Definitive Notes in registered certificated form.

“Change of Control” means the occurrence of any one of the following events:

(1) if any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Parent; provided, however, that, for purposes of this clause (1), (i) such other person shall be deemed to have “beneficial ownership” of any Voting Stock of a Person held by any other Person (the “parent entity”), if such other Person is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity, and (ii) no Change of Control shall be deemed to occur if all or substantially all of the Persons that were the “beneficial owners” of the Voting Stock of the Parent immediately prior to a transaction permitted under Article 5 hereof are the “beneficial owners,” directly or indirectly, in the aggregate of a greater percentage than such other person or group of the total voting power of the Voting Stock of the entity resulting from such transaction (including, without limitation, an entity that, as a result of such transaction, owns the Parent or all or substantially all of the Parent’s assets either directly or through one or more subsidiaries);

(2) the sale, transfer, assignment, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of (i) the Parent, the Issuers and the Restricted Subsidiaries, or (ii) the Issuers and the Restricted Subsidiaries, in each case considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary of the Company);

(3) the shareholders of the Parent or the Company shall have approved any plan of liquidation or dissolution of the Parent or the Company, respectively; or

(4) the Company shall cease to be a Wholly Owned Subsidiary of the Parent.

“Change of Control Triggering Event” means the occurrence of (1) a Change of Control that is accompanied or followed by a decrease of one or more gradations (including gradations within rating categories as well as between rating categories and excluding, for the avoidance of doubt, changes in ratings outlook) in the rating of such series of notes within the Ratings Decline Period for such Change of Control by either of the Rating Agencies and (2) the rating of such series of notes on any day during such Ratings Decline Period is below the lower of the rating of such series of notes by such Rating Agency in effect (a) immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement) and (b) on the issue date of such series of notes; provided that a Change of Control Triggering Event will not be deemed to have occurred in respect of a particular Change of Control if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the Trustee at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control. For the avoidance of doubt, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Clearstream” means Clearstream Banking, S.A., and its successors.

“Co-Issuer” means Gogo Finance Co. Inc., and any and all successors thereto.

“Collateral” means all assets and properties a lien in which is granted pursuant to the Notes Security Documents to secure the Obligations under this Indenture, the notes and the Guarantees.

“Collateral Agency Agreement” means that certain Collateral Agency Agreement, dated as of the Issue Date, made by and among the Issuers, the other Grantors, the Trustee, the Collateral Agent and each other Secured Debt Representative, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Collateral Agent” means U.S. Bank National Association, in its capacity as Collateral Agent under the Collateral Agency Agreement, together with its permitted successors and assigns in such capacity.

“Collateral Agreement” means that certain Collateral Agreement, dated as of the Issue Date, made by and among the Parent, the Issuers, the Subsidiary Guarantors and the Collateral Agent, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Common Stock” means, with respect to any Person, such Person’s equity other than Preferred Stock of such Person, whether outstanding on the Issue Date or issued thereafter, including, without limitation, all series and classes of such common stock, including any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) thereof.

“Communications Act” means the Communications Act of 1934, and any similar or successor Federal statute, and the rules and regulations of the FCC or any other similar or successor agency thereunder.

“Communications Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by a Governmental Authority (including the FCC) relating in any way to the use of radio frequency spectrum or the offering or provision of video, communications, telecommunications or information services (including the Communications Act).

“Company” means Gogo Intermediate Holdings LLC, and any and all successors thereto.

“Consolidated Cash Interest Expense” means, for any period and with respect to any Person, the amount of such Person’s Consolidated Interest Expense actually paid in cash during such period.

“Consolidated EBITDA” means, for any period and with respect to any Person:

(1) the Consolidated Net Income of such Person for such period; plus

(2) to the extent such amount was deducted in calculating such Consolidated Net Income (without duplication):

(A) Consolidated Interest Expense;

(B) Provision for all taxes based on income or profits;

(C) depreciation expense or amortization expense (including, but not limited to, amortization of intangible assets and properties and amortization and write-off of deferred financing fees);

(D) any non-recurring fees, expenses or charges (other than depreciation or amortization expense) or gains or losses related to any offering of Equity Interests of the Parent the proceeds of which are to be contributed to the Company or any Restricted Subsidiary, Permitted Investment, asset acquisition, disposition, recapitalization or the Incurrence of Indebtedness permitted to be Incurred hereunder (in each case, whether or not consummated or Incurred, as applicable), including, without limitation, any such fees, expenses or charges related to (a) the offering of the notes, (b) any amendment or other modification of the notes or any refinancing or refunding thereof and (c) the payment or prepayment of any existing Credit Facilities (other than the notes issued on the Issue Date);

(E) unusual or non-recurring charges, severance costs, relocation costs, integration and facilities’ pre-opening and opening costs, signing costs, retention or completion bonuses, transition costs, costs related to closure/consolidation of facilities, costs associated with tax projects/audits, costs associated with any litigation settlement and costs consisting of professional consulting or other fees relating to any of the foregoing;

(F) the amount of any restructuring charges, accruals or reserves;

(G) any costs or expenses pursuant to any management or employee stock option or other equity-related plan, program or arrangement, or other benefit plan, program or arrangement, or any stock subscription or shareholder agreement, to the extent funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interests of the Parent (other than Disqualified Stock) and excluded from the calculation set forth in Section 4.07(a)(D) hereof;

(H) any loss for such period attributable to Currency Agreements, Interest Rate Agreements, Forward Stock Purchase Transactions or other derivative instruments; and

(I) all other non-cash charges or expenses reducing Consolidated Net Income (other than charges or expenses that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), as determined on a consolidated basis for such Person and its Restricted Subsidiaries in conformity with GAAP; less

(3) to the extent such amount was added in calculating such Consolidated Net Income (without duplication):

(A) amortization of deferred airborne lease incentives;

(B) all non-cash charges or expenses increasing Consolidated Net Income (excluding any non-cash charges or expenses which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges or asset valuation adjustments made in any prior period) as determined on a consolidated basis for such Person and its Restricted Subsidiaries in conformity with GAAP; and

(C) any net gain for such period attributable to Currency Agreements, Interest Rate Agreements, Forward Stock Purchase Transactions or other derivative instruments.

“Consolidated Interest Expense” means, for any period and with respect to any Person, the sum, without duplication, of (a) the aggregate amount of interest in respect of Indebtedness of such Person and its Restricted Subsidiaries for such period, to the extent deducted in calculating Consolidated Net Income for such period (including, without limitation, (i) amortization or accretion of original issue discount on any Indebtedness; (ii) the interest component of Capitalized Lease Obligations; (iii) non-cash interest payments; (iv) the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; (vi) the net costs associated with Currency Agreements, Interest Rate Agreements and Forward Stock Purchase Transactions; and (vii) interest on Indebtedness that is guaranteed or secured by such Person or any of its Restricted Subsidiaries, but only to the extent that such interest is actually paid by such person or any of its Restricted Subsidiaries), and all imputed interest with respect to Attributable Debt, in each case that is paid, accrued or scheduled to be paid or to be accrued by such Person and its Restricted Subsidiaries during such period; plus (b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less (c) interest income of such Person and its Restricted Subsidiaries for such period; excluding, however,

(1) in calculating Consolidated EBITDA, any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Consolidated Net Income pursuant to clause (3) of the definition thereof);

(2) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, expensing of any bridge, commitment or other financing fees, penalties and interest relating to taxes and any “special interest” or “additional interest” with respect to other securities, and any accretion of accrued interest on discounted liabilities; and

(3) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

“Consolidated Leverage Ratio” means, as of any Transaction Date and with respect to any Person, the ratio of:

(1) an equal amount to (a) the aggregate amount of Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date; less (b) unrestricted cash, Cash Equivalents and U.S. Government Obligations held by the Company and its Restricted Subsidiaries as of the end of the then most recent four fiscal quarters ending prior to the Transaction Date for which such Person’s financial statements are available (such four fiscal quarter period being the “Four Quarter Period”) (provided that the deduction under this clause (b) (x) shall not include the cash proceeds of any Indebtedness Incurred on such Transaction Date and (y) shall not exceed $100 million); over

(2) the aggregate amount of Consolidated EBITDA for such Person and its Restricted Subsidiaries for the Four Quarter Period; provided that in making the foregoing calculation:

(A) pro forma effect shall be given to any Indebtedness to be Incurred or repaid on the Transaction Date;

(B) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the Four Quarter Period through the Transaction Date (the “Reference Period”), as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

(C) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into such Person or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period;

provided that to the extent that subclause (B) or (C) of this paragraph requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available. For purposes of the foregoing, if cost savings and other operating expense reductions and improvements have been realized with respect to an acquisition or disposition of assets or other transaction being given pro forma effect or are reasonably expected to be realized, such savings, reductions and improvements may be included in the pro forma calculations to the extent permitted to be reflected in pro forma financial statements under Article 11 of Regulation S-X promulgated by the SEC, except that any such pro forma calculation may include cost savings and other operating expense reductions and improvements for such period attributable to the transaction to which pro forma effect is being given (including, without limitation, cost savings and other operating expense reductions and improvements attributable to execution or termination of any contract, reduction of costs related to administrative functions and networks, the termination of any employees or the closing of any facility) that have been realized or for which all steps necessary for the realization of which have been taken or are reasonably expected to be taken within twelve months following such transaction; provided, however, that such adjustments are set forth in an Officers’ Certificate which states (i) the amount of such adjustment or adjustments and (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such Officers’ Certificate.

“Consolidated Net Income” means, for any period, aggregate net income (or loss) of any Person and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided, however, that the following items shall be excluded in computing Consolidated Net Income (without duplication):

(1) the net income (or loss) of any other Person that is not a Restricted Subsidiary, except (A) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Restricted Subsidiaries by such other Person during such period and (B) with respect to net losses, to the extent of the amount of Investments made by such Person or any of its Restricted Subsidiaries in such other Person during such period;

(2) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to Section 4.07(a)(D) hereof (and in such case, except to the extent includible pursuant to clause (1) above), the net income (or loss) of any other Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with such Person or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such other Person are acquired by such Person or any of its Restricted Subsidiaries;

(3) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to Section 4.07(a)(D) hereof, the net income of any Restricted Subsidiary to the extent that (A) the declaration or payment of dividends or (B) any other payments or distributions by such Restricted Subsidiary of such net income, are not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary (unless such restriction with respect to the payment of dividends or similar distributions has been legally waived or is no longer effective, or such restriction is under the notes or this Indenture);

(4) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income;

(5) any gain or loss attributable to sales of assets other than in the ordinary course of business;

(6) any non-cash charge or expense attributable to application of the purchase or recapitalization method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write up of assets to the extent resulting from such purchase or recapitalization accounting adjustments);

(7) any gain or loss for such period attributable to the early extinguishment or retirement of Currency Agreements, Interest Rate Agreements, Forward Stock Purchase Transactions or other similar derivative instruments;

(8) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to Section 4.07(a)(D) hereof, any amount paid or accrued as dividends (other than dividends to the extent paid or payable in shares of Capital Stock (other than Disqualified Stock) of such Person) on Preferred Stock of such Person or any Restricted Subsidiary owned by Persons other than such Person and any of its Restricted Subsidiaries;

(9) any item classified or disclosed as an extraordinary, unusual or nonrecurring gain, loss or charge;

(10) any compensation expense paid or payable solely with Equity Interests (other than Disqualified Stock) of such Person or any options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock);

(11) any non-cash gain or loss resulting from mark-to-market accounting related to Currency Agreements, Interest Rate Agreements, Forward Stock Purchase Transactions or other derivate instruments; and

(12) to the extent otherwise included in Consolidated Net Income, any unrealized currency translation gains or losses including those related to currency remeasurements of Indebtedness (including any loss or gain resulting from Currency Agreements).

Notwithstanding the foregoing, for the purpose of Section 4.07(a)(D) hereof only, there shall be excluded from Consolidated Net Income, without duplication, any income consisting of dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary, and any income consisting of return of capital, repayment or other proceeds from dispositions or repayments of Investments consisting of Restricted Payments, in each case to the extent such income would be included in Consolidated Net Income and such related dividends, repayments, transfers, return of capital or other proceeds are applied by the Company to increase the amount of Restricted Payments permitted under Section 4.07(D)(iii) or (iv) thereof.

“Consolidated Total Assets” means the total assets of any Person and its Restricted Subsidiaries determined on a consolidated basis in conformity with GAAP (determined on a pro forma basis as of the date closest to any Transaction Date for which a consolidated balance sheet of the Person is available).

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Convertible Debt” means Indebtedness of a Person that is convertible or exchangeable into Capital Stock of such Person (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such Capital Stock).

“Corporate Trust Office of the Trustee” means the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Facilities” means one or more debt facilities or other financial arrangements (including indentures or commercial paper facilities), in each case, with banks or other institutional lenders, accredited investors or institutional investors providing for revolving credit loans, term loans, term debt, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Support” means, with respect to any Person and any Indebtedness or other Obligations, (i) such Person’s guarantee of or becoming a direct or indirect obligor with respect to, such Indebtedness or other Obligations, (ii) such Person’s pledge or other hypothecation of its assets to directly or indirectly secure or provide recourse with respect to such Indebtedness or other Obligations, (iii) such Person becoming directly or indirectly liable for such Indebtedness or other Obligations or (iv) such Person providing any other form of direct or indirect credit support for such Indebtedness or other Obligations (including by means of a “keepwell” or other similar commitment).

“Crossing Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit F to be entered into as required by the terms hereof, as amended, supplemented, waived or otherwise modified from time to time.

“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.

“Custodian” means the Trustee, as custodian with respect to the notes in global form, or any successor entity thereto.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a Certificated Note (including any Affiliate Note) registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Rating” means a rating equal to B3 (or equivalent) by Moody’s and B- (or equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:

(1) required to be redeemed prior to the Stated Maturity of the notes;

(2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the notes; or

(3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the notes;

provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.10 and 4.15 hereof and such Capital Stock, or the agreements or instruments governing the redemption rights thereof, specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such notes as are required to be repurchased pursuant to Sections 4.10 and 4.15 hereof; provided further, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees, officers, directors, managers, consultants or independent contractors of the Parent or any of its Subsidiaries or by any such plan to such employees, officers, directors, managers, consultants or independent contractors, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Parent or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, officer’s, director’s, manager’s, consultant’s or independent contractor’s termination, death or disability.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary other than a Foreign Restricted Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding Convertible Debt.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Assets” has the meaning set forth in the Collateral Agreement.

“Existing Convertible Notes” means the Parent’s 6.00% Convertible Senior Notes due 2022 and the 3.75% Convertible Senior Notes due 2020, each as outstanding on the Issue Date.

“Existing Secured Notes” means the 12.500% Senior Secured Notes due 2022 issued by Gogo Intermediate Holdings LLC and Gogo Finance Co. Inc.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller and an informed and willing buyer, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

“FCC” means the Federal Communications Commission, and any successor agency of the United States government exercising substantially equivalent powers.

“FCC License” means any Governmental Authorization granted by the FCC pursuant to the Communications Act, or by any other Governmental Authority pursuant to Communications Laws, to any Grantor or assigned or transferred to any Grantor pursuant to Communications Laws.

“FCC License Holder” means (A) as of the Issue date, AC BidCo LLC and (B) after the Issue Date, any Restricted Subsidiary that the Company designates to hold FCC Licenses.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary which (a) is not organized under the laws of the United States of America or any State thereof or the District of Columbia or (b) owns (directly or indirectly) no material assets other than equity interests (or equity interests and debt interests) of one or more entities described in clause (a) or this clause (b).

“Forward Stock Purchase Transactions” means any prepaid forward stock purchase transactions, any call or call option, any warrant or right to purchase, or any substantively equivalent derivative transaction or series of transactions, entered into by the Issuers or any Restricted Subsidiary in connection with the issuance of Convertible Debt.

“Four Quarter Period” has the meaning set forth in the definition of “Consolidated Leverage Ratio.”

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of January 1, 2019, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A1 hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4) or 2.06(d)(2) hereof.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Governmental Authorizations” means all authorizations, certificates, consents, decrees, permits, licenses, registrations, waivers, privileges, approvals from and filings with all Governmental Authorities necessary in connection with the business of the Parent and its Subsidiaries.

“Grantors” means the Parent, the Issuers, the Subsidiary Guarantors and any other Person (if any) that at any time provides collateral security for any Secured Obligations.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other Obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuers’ Obligations under this Indenture.

“Guarantor” means each Person that guarantees the notes in accordance with the terms of this Indenture.

“Hedging Obligations” has the meaning set forth in the Collateral Agency Agreement.

“Holder” means the Person in whose name a note is registered on the registrar’s books.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an “Incurrence” of Acquired Indebtedness; provided, however, that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1) all indebtedness (including principal and premium) of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit, bankers’ acceptances or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed);

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than one year after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except (i) Trade Payables and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;

(5) all Capitalized Lease Obligations of such Person or Attributable Debt in respect of sale-leaseback transactions;

(6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness;

(7) to the extent not otherwise included in this definition, all Indebtedness of other Persons guaranteed by such Person to the extent such Indebtedness is guaranteed by such Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business);

(8) to the extent not otherwise included in this definition, net obligations under Currency Agreements, Interest Rate Agreements and Forward Stock Purchase Transactions; and

(9) all Disqualified Stock issued by such Person, valued at the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, plus accrued dividends.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided

(1) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP;

(2) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest; and

(3) that Indebtedness shall not include any liability for federal, state, local or other taxes.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participants” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the 9.875% Senior Secured Notes due 2024 of the Issuers issued on the Issue Date pursuant to this Indenture.

“Initial Purchasers” means Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Cowen and Company, LLC, William Blair & Company, L.L.C., Raymond James & Associates, Inc., Roth Capital Partners, LLC, Stifel, Nicolaus & Company, Incorporated and SunTrust Robinson Humphrey, Inc.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, who are not also QIBs.

“Intercreditor Agreements” means, collectively, the Collateral Agency Agreement and the Crossing Lien Intercreditor Agreement.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is party or a beneficiary.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of guarantee or similar arrangement but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the Company’s balance sheet or those of any Restricted Subsidiary) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Equity Interests, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

(1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

(2) the Fair Market Value of the Capital Stock (or any other Investment) held by the Company or any Restricted Subsidiary, of (or in) any Person that has ceased to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by Section 4.17(3) hereof; provided that the Fair Market Value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall not exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments.

For purposes of the definition of “Unrestricted Subsidiary” and Section 4.07 hereof:

(1) “Investment” shall include the Fair Market Value of the assets (net of liabilities (other than liabilities to the Company or any Restricted Subsidiary)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary;

(2) the Fair Market Value of the assets (net of liabilities (other than liabilities to the Company or any Restricted Subsidiary)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and

(3) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents), (ii) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among Parent and its Subsidiaries, (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii), which fund may also hold immaterial amounts of cash pending investment or distribution, and (iv) corresponding instruments in countries other than the United States customarily utilized for high-quality investments.

“IP Reorganization Transaction” means (x) the sale or transfer of intellectual property assets and/or the rights to use such intellectual property assets, by the Parent, the Company or any Subsidiary Guarantor to a Restricted Subsidiary organized under the laws of Switzerland whose Equity Interests may only be held entirely by a Restricted Subsidiary (a) whose Equity Interests may only be held entirely by the Company or a Subsidiary Guarantor and (b) which has no Indebtedness outstanding owed to any party other than the Company or a Subsidiary Guarantor and (y) any related transactions; provided that, if such transactions result in a license in favor of the Parent, the Company or any Subsidiary Guarantor to use such intellectual property assets, the rights of the Parent, the Company or such Subsidiary Guarantor under such license shall be pledged to the Collateral Agent as Collateral securing the Secured Obligations; provided further that the Restricted Subsidiary to which such intellectual property assets and/or rights to use such intellectual property assets are sold or transferred shall not (i) engage in any material business activities other than in connection with, incidental to, or in support of the acquisition, development, exploitation, commercialization or licensing of intellectual property assets and/or rights to use such intellectual property assets (“IP Entity Permitted Activities”) or (ii) Incur Indebtedness owed to any party other than the Company or a Subsidiary Guarantor (other than Trade Payables and other Indebtedness Incurred in the ordinary course and in connection with, incidental to, or in support of IP Entity Permitted Activities) or issue Equity Interests, other than in favor of or to the Company or another Restricted Subsidiary.

“Issue Date” means April 25, 2019.

“Issuers” means the Company and the Co-Issuer, collectively.

“Junior Lien” has the meaning set forth in the Collateral Agency Agreement.

“Junior Lien Obligations” has the meaning set forth in the Collateral Agency Agreement.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” has the meaning set forth in the Collateral Agency Agreement.

“Maximum ABL Amount” means $30 million plus an additional $30 million if the Consolidated Leverage Ratio is less than or equal to 6.0:1.0 at the time of Incurrence.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means:

(1) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of

(A) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,

(B) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole,

(C) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (i) is secured by a Lien on the property or assets sold or (ii) is required to be paid as a result of such sale, and

(D) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

(2) with respect to any issuance or sale of Equity Interests, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorneys’ fees, accountants’ fees, underwriters’ or initial purchasers’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“notes” has the meaning assigned to it in the preamble to this Indenture. Subject to Section 2.01, the Initial Notes and the additional notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the notes shall include the Initial Notes and any additional notes.

“Notes Obligations” means Obligations in respect of the notes, the Subsidiary Guarantees, this Indenture, the Notes Security Documents, the Intercreditor Agreements and any other instruments, filings or documents governing any of the foregoing.

“Notes Security Documents” means the Collateral Agency Agreement, the Collateral Agreement and all other pledge agreements, collateral assignments, mortgages, collateral agency agreements, deeds of trust or other grants or transfers for security executed and delivered by the Parent, the Issuers or any Subsidiary Guarantor creating (or purporting to create) a Lien upon the Collateral as contemplated by this Indenture or the Collateral Agreement, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Oakleigh Entity” means Thorndale Farm Private Equity Fund 2, LLC.

“Obligations” with respect to any Indebtedness means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing such Indebtedness (including all interest, fees and other amounts accruing during any insolvency proceeding, regardless of whether or not allowed or allowable in such proceeding); provided that Obligations with respect to the notes shall not include fees or indemnification in favor of the Trustee and other third parties other than the Holders.

“Obligor” means a Person obligated as an issuer or guarantor of the notes.

“Offer to Purchase” means an offer to purchase notes by the Company from the Holders commenced by mailing or delivering a notice to the Trustee and each Holder stating:

(1) the covenant pursuant to which the offer is being made and that all notes validly tendered will be accepted for payment on a pro rata basis;

(2) the purchase price and the date of purchase (which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, except that such notice may be mailed more than 60 days prior to the date of purchase if the date of purchase is subject to the satisfaction (or waiver by the Company in its sole discretion) of one or more conditions precedent) (the “Payment Date”);

(3) that any note not tendered will continue to accrue interest pursuant to its terms;

(4) that, unless the Company defaults in the payment of the purchase price, any note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5) that Holders electing to have a note purchased pursuant to the Offer to Purchase will be required to surrender the note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the note completed, to the paying agent at the address specified in the notice prior to the close of business on the business day immediately preceding the Payment Date;

(6) that Holders will be entitled to withdraw their election, subject to certain conditions; and

(7) that Holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered; provided, however, that each note purchased and each new note issued shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

On the Payment Date, the Company shall:

(1) accept for payment on a pro rata basis, or on such other basis as the Trustee shall select in accordance with this Indenture, the notes or portions thereof (and, in the case of an Offer to Purchase made pursuant to Section 4.10 hereof, any other Pari Passu Debt included in such Offer to Purchase) tendered pursuant to an Offer to Purchase;

(2) deposit with the paying agent money sufficient to pay the purchase price of all notes or portions thereof so accepted; and

(3) deliver, or cause to be delivered, to the Trustee all notes or portions thereof so accepted together with an Officers’ Certificate specifying the notes or portions thereof accepted for payment by the Company.

The paying agent shall promptly mail to the Holders so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to such Holders a new note equal in principal amount to any unpurchased portion of the note surrendered; provided, however, that each note purchased and each new note issued shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the paying agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase notes pursuant to an Offer to Purchase.

“Offering Memorandum” means the Offering Memorandum related to the offering of the Iniital Notes, dated April 17, 2019

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of a Person by two Officers of such Person that meets the requirements of Section 13.05 hereof.

“opinion of counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Parent, any Subsidiary of the Parent.

“Parent” means Gogo Inc., and any and all successors thereto.

“Parent Expenses” means (i) costs (including all professional fees and expenses) incurred by the Parent in connection with maintaining its existence or in connection with its reporting obligations under, or in connection with compliance with, applicable laws or applicable rules of any governmental, regulatory or self-regulatory body or stock exchange, any agreement or instrument relating to Indebtedness of the Parent, including in respect of any reports filed with respect to the Securities Act, the Exchange Act or the respective rules and regulations promulgated thereunder, (ii) indemnification obligations of the Parent owing to directors, members, officers, employees or other Persons under its organizational documents or pursuant to written agreements with or for the benefit of any such Person, or obligations in respect of director and officer insurance (including premiums therefor), (iii) other administrative and operational expenses (including all professional fees and expenses) of the Parent incurred in the ordinary course of business and substantially consistent with past practice (if any), including customary directors’ fees, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Parent and (iv) fees and expenses incurred by the Parent in connection with any offering of Capital Stock or Indebtedness, (w) which offering is not completed, or (x) where the net proceeds of such offering are received by or contributed or loaned to the Issuers or any their respective Subsidiaries, or (y) in a prorated amount of such expenses in proportion to the amount of such net proceeds so received, contributed or loaned, or (z) otherwise on an interim basis prior to completion of such offering so long as the Parent shall cause the amount of such expenses to be repaid to the relevant Subsidiary out of the proceeds of such offering promptly if completed.

“Parent Guarantee” means a Guarantee on the terms set forth in this Indenture by the Parent of the Issuers’ Obligations under the notes.

“Pari Passu Debt” means (1) any Indebtedness of the Issuers that ranks equally in right of payment and Lien priority with the notes and (2) any Indebtedness of a Subsidiary Guarantor that ranks equally in right of payment and Lien priority with such Subsidiary Guarantor’s Subsidiary Guarantee.

“Participants” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Payment Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Company or any Restricted Subsidiary and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 4.10 hereof.

“Permitted Holder” means Oakleigh Thorne, Thorndale Farm, LLC or any of their respective Affiliates.

“Permitted Investment” means:

(1) an Investment in the Company or any Restricted Subsidiary, or in a Person which will, upon the making of such Investment, become a Restricted Subsidiary or, in one transaction or a series of related transactions, be merged or consolidated with or into, or transfer or convey all or substantially all its assets to, or is liquidated into, the Company or any such Restricted Subsidiary (and any Investment held by such Person that was not acquired by such Person in contemplation of so becoming a Restricted Subsidiary);

(2) any Investment in cash or Cash Equivalents or Investment Grade Securities;

(3) any Investment in securities or other assets not constituting cash or Cash Equivalents or Investment Grade Securities and received as consideration in, or retained in connection with, sales or other dispositions of property or assets, including Asset Sales made in compliance with Section 4.10 hereof;

(4) any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any modification, replacement, renewal or extension of any Investment or binding commitment existing on the Issue Date; provided that the amount of any such Investment or binding commitment may be increased (x) as required by the terms of such Investment or binding commitment as in existence on the Issue Date or (y) as otherwise permitted under this Indenture;

(5) payroll, travel and similar advances to officers, directors and employees of the Parent, the Company or any Restricted Subsidiary to cover matters in the ordinary course of business and consistent with past practice (including travel, entertainment and relocation expenses);

(6) stock, obligations, securities or other Investments received in settlement of Indebtedness Incurred in the ordinary course of business and owing to, or of other claims asserted by, the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien created in the ordinary course of business or in satisfaction of judgments, including in connection with a bankruptcy proceeding or other reorganization of another Person;

(7) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits;

(8) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

(9) repurchases of the notes;

(10) any Investment the payment for which consists of Equity Interests of the Company (exclusive of Disqualified Stock);

(11) pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under Section 4.12 hereof;

(12) Interest Rate Agreements and Currency Agreements designed solely to protect the Company or any Restricted Subsidiary against fluctuations in interest rates or foreign currency exchange rates;

(13) [Reserved]; and

(14) Investments in any Unrestricted Subsidiary, joint venture or any other Person that is not the Company’s Affiliate that do not exceed, in the aggregate with all other Permitted Investments made pursuant to this clause (14) and then outstanding, $25.0 million; provided, however, that such Unrestricted Subsidiary’s, joint venture’s or other Person’s primary business is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the date of such Investment.

“Permitted Liens” means:

(a) Prior to a Suspension Date and from and after the corresponding Reversion Date, if any:

(1) Liens (which may be (but are not required to be) Priority Liens) securing Indebtedness consisting of (i) (A) Indebtedness (including Liens securing any Obligations in respect thereof) Incurred under Section 4.09(b)(1) hereof; provided that such Liens must be Priority Liens secured by all collateral on a pari passu basis with the Notes Obligations, and (B) Liens securing Indebtedness consisting of Indebtedness (including Liens securing any Obligations in respect thereof) Incurred under Section 4.09(b)(13); provided that such Liens securing any ABL Obligations shall be subject to the Crossing Lien Intercreditor Agreement as ABL Priority Obligations, (ii) Hedging Obligations (which are not entered into for speculative purposes) and (iii) Bank Product Obligations; in each case under the foregoing clauses (i) through (iii) including Liens securing any Guarantee of any thereof;

(2) Liens for taxes, assessments, governmental charges or claims not yet delinquent or that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(3) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts that are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(4) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, and other similar insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carries under insurance or self-insurance arrangements);

(5) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

(6) (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

(7) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not in the aggregate materially adversely affect the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole;

(8) Liens securing Indebtedness Incurred pursuant to Section 4.09(b)(11), which Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired pursuant to such Vendor Financing Arrangement;

(9) leases, subleases, licenses or sublicenses granted to third parties that do not materially interfere with the business of the Company and the Restricted Subsidiaries, taken as a whole;

(10) Liens securing Indebtedness in the form of Capitalized Lease Obligations Incurred pursuant to Section 4.09(b)(12), which Liens do not cover any assets other than those subject to the lease with respect to the relevant Capitalized Lease Obligations;

(11) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

(12) Liens arising from filing Uniform Commercial Code financing statements regarding operating leases or consignments entered into by the Parent, the Company or any Restricted Subsidiary in the ordinary course of business;

(13) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, a Restricted Subsidiary (or at the time the Parent, the Company or a Restricted Subsidiary acquires such property or assets, including any acquisition by means of a merger or consolidation with or into the Parent, the Company or any Restricted Subsidiary); provided, however, that such Liens (i) are not created or incurred in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary (or such acquisition of such property or assets) and (ii) do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;

(14) Liens in favor of the Company or any Restricted Subsidiary;

(15) Liens arising from the rendering of a final judgment or order against the Parent, the Company or any Restricted Subsidiary that does not give rise to an Event of Default;

(16) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(17) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(18) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements, Currency Agreements, Forward Stock Purchase Transactions and other forward contracts, options, future contracts, futures options or similar agreements or arrangements incurred in each case, not for speculative purposes;

(19) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Parent, the Company or any Restricted Subsidiary in the ordinary course of business;

(20) Liens on any cash or Cash Equivalents to the extent held in an escrow account or similar arrangement to be applied for the purpose of funding fees, expenses or other costs in respect of Indebtedness for which a current commitment exists;

(21) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(22) Liens on inventory or other goods and proceeds securing obligations in respect of bankers’ acceptances issued or created to facilitate the purchase, shipment or storage of such inventory or other goods;

(23) Liens existing on, or provided for under written arrangements existing on, the Issue Date (other than Liens created for the benefit of, or to secure, the notes or any Guarantee thereof or any Refinancing Indebtedness Incurred in respect thereof, which shall be deemed to be Incurred pursuant to clause (1) above);

(24) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) which is Incurred to refinance Secured Indebtedness which is permitted to be Incurred under Section 4.09(b)(4) hereof; provided, however, that (i) such Liens do not extend to or cover any property or assets of the Parent, the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced and (ii) such Liens are the same priority as or lower in priority than the Liens securing the Secured Indebtedness being refinanced;

(25) Liens on the Capital Stock of, or any property or assets of, a Restricted Subsidiary (other than any Subsidiary Guarantor) securing Indebtedness or other Obligations of such Restricted Subsidiary permitted under Section 4.09 hereof;

(26) Liens on the Capital Stock of, or any property or assets of, an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(27) any encumbrance or restriction (including, but not limited to, pursuant to put and call arrangements or buy/sell arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(28) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(29) Liens arising by operation of law (or by agreement to the same effect) in the ordinary course of business;

(30) Liens on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;

(31) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Parent, the Company or any Restricted Subsidiary that permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business of the Parent, the Company or any Restricted Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Parent, the Company or any Restricted Subsidiary in the ordinary course of business;

(32) Liens to secure Indebtedness permitted under Section 4.09(b)(8) hereof (other than Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person); and

(33) Liens (x) on accounts receivable or notes receivable (including any ancillary rights pertaining thereto) purported to be sold in connection with any factoring agreement or similar arrangements to secure obligations owed under such factoring agreement or similar arrangements permitted to be disposed of pursuant to clause (3)(F) of the definition of “Asset Sale” and (y) any bank accounts used by the Company or any Restricted Subsidiary in connection with any factoring agreement or any similar arrangements; or

(b) during any Suspension Period:

(1) Liens described in clause (a) of this definition (other than subclauses (1), (25) and (26) thereof, except Liens securing the Notes Obligations and any Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund the Notes Obligations); and

(2) Liens securing Indebtedness in an aggregate principal amount not to exceed 15% of the Consolidated Total Assets of the Company.

For purposes of determining compliance with this definition, (v) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category); (w) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Company shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition; (x) the principal amount of Indebtedness secured by a Lien outstanding under any category of Permitted Liens shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other indebtedness; (y) any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness shall also be permitted to secure any increase in the amount of such Indebtedness in connection with the accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Capital Stock constituting Indebtedness in the form of additional shares of the same class of Capital Stock and fluctuations in the exchange rate of currencies; and (z) if any Indebtedness or other obligation is secured by any Lien outstanding under any category of Permitted Liens measured by reference to a dollar amount, and is refinanced by any Indebtedness or other obligation secured by any Lien incurred by reference to such category of Permitted Liens, and such refinancing would cause such dollar amount to be exceeded, such dollar amount shall not be deemed to be exceeded (and such refinancing Lien shall be deemed permitted) so long as the principal amount of such Refinancing Indebtedness or other obligation does not exceed the principal amount of such Indebtedness being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing (the “Refinancing Costs”); provided that the Refinancing Costs shall not exceed $10.0 million.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Post-Petition Interest” has the meaning set forth in the Collateral Agency Agreement.

“Preferred Stock” means, with respect to any Person, Capital Stock issued by such Person that is entitled to preference or priority over one or more series or classes of other Capital Stock issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.

“Priority Lien” has the meaning set forth in the Collateral Agency Agreement.

“Priority Lien Documents” has the meaning set forth in the Collateral Agency Agreement.

“Priority Lien Obligations” has the meaning set forth in the Collateral Agency Agreement.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means S&P and Moody’s or, if S&P or Moody’s or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors of the Company) which shall be substituted for S&P or Moody’s or both, as the case may be.

“Ratings Decline Period” means, with respect to any Change of Control, the period that (1) begins on the earlier of (a) the date of the first public announcement of the occurrence of such Change of Control or of the intention by the Company or a stockholder of the Company, as applicable, to effect such Change of Control or (b) the occurrence of such Change of Control and (2) ends on the 30th calendar day following consummation of such Change of Control; provided, however, that such period shall be extended for so long as the rating of the notes, as noted by the applicable Rating Agency, is under publicly announced consideration for downgrade by the applicable Rating Agency.

“Reference Period” has the meaning set forth in the definition of “Consolidated Leverage Ratio.”

“Refinancing Costs” has the meaning set forth in the definition of “Permitted Liens.”

“Refinancing Indebtedness” means Indebtedness that is Incurred to refinance any Indebtedness (or unutilized commitment in respect of Indebtedness) existing on the date of this Indenture or Incurred (or established) in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in this Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of the Company or another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, and Indebtedness Incurred pursuant to a commitment that refinances any Indebtedness or unutilized commitment; provided, that (1) if the Indebtedness being refinanced, by its terms or by the terms of any agreement or instrument pursuant to which such Refinancing Indebtedness is issued or remains outstanding, is subordinated in right of payment to the notes or any Subsidiary Guarantee, the Refinancing Indebtedness is expressly made subordinate in right of payment to the notes or such Subsidiary Guarantee, as applicable, at least to the extent that the Refinancing Indebtedness is subordinated to the notes or such Subsidiary Guarantee, as applicable, (2) the Refinancing Indebtedness has a final Stated Maturity at the time such Refinancing Indebtedness is Incurred that is the same as or later than the final Stated Maturity of the Indebtedness being refinanced (or, if earlier, the notes), (3)(A) such Refinancing Indebtedness, to the extent it refinances or refunds Indebtedness that is secured by Collateral, is secured, if applicable, by Collateral with a Lien priority that is not higher in priority (relative to the priority of the Liens securing the Notes Obligations) than of the Liens securing such refinanced or refunded Indebtedness and (B) no unsecured Indebtedness shall be refinanced or refunded by secured Indebtedness, (4) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or, if issued with original issue discount, with an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount then outstanding of the Indebtedness being refinanced, plus (y) an amount equal to any unutilized commitment relating to the Indebtedness being refinanced or otherwise then outstanding under a Credit Facility or other financing arrangement being refinanced to the extent the unutilized commitment being refinanced could be drawn in compliance with Section 4.09 immediately prior to such refinancing, plus (z) Refinancing Costs, (5) Refinancing Indebtedness shall not include Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary and (6) the Refinancing Indebtedness shall not have obligors, guarantors or other parties that provide Credit Support that are not obligors, guarantors or providers of the same form of Credit Support with respect to the Indebtedness being refinanced.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the notes initially sold in reliance on Rule 903 of Regulation S.

“Related Business” means those businesses in which the Company or any of its Subsidiaries is engaged on the date of this Indenture, or that are similar, related, complementary, incidental or ancillary thereto, or any reasonable extensions, developments or expansions thereof.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Related Business; provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless such Person is, or upon receipt of the securities of such Person, such Person would become, a Restricted Subsidiary.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee having direct responsibility for the administration of this Indenture or to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any of the Company’s Subsidiaries, other than any Unrestricted Subsidiaries.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, and its successors.

“SEC” means the Securities and Exchange Commission.

“Secured Debt Documents” has the meaning set forth in the Collateral Agency Agreement.

“Secured Debt Representative” has the meaning set forth in the Collateral Agency Agreement.

“Secured Indebtedness” means, with respect to any Person at any date of determination, any Indebtedness secured by a Lien on any assets of such Person.

“Secured Leverage Ratio” means, as of any Transaction Date and with respect to any Person, the ratio of:

(x) an amount equal to (a) the aggregate amount of Secured Indebtedness (or, in the case of Secured Indebtedness issued at less than its principal amount at maturity, the accreted value thereof) of such Person and its Restricted Subsidiaries on a consolidated basis on such Transaction Date less (b) unrestricted cash, Cash Equivalents and U.S. Government Obligations held by the Company and its Restricted Subsidiaries as of the end of the Four Quarter Period (provided that the deduction under this clause (b) (x) shall not include the cash proceeds of any Indebtedness Incurred on such Transaction Date and (y) shall not exceed $100 million); over

(y) the aggregate amount of Consolidated EBITDA for such Person and its Restricted Subsidiaries for the Four Quarter Period;

provided that the Secured Leverage Ratio shall be calculated on a pro forma basis in a manner consistent with the proviso of the definition of “Consolidated Leverage Ratio.”

“Secured Obligations” has the meaning set forth in the Collateral Agency Agreement.

“Secured Parties” has the meaning set forth in the Collateral Agency Agreement.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries,

(1) for the Company’s most recent fiscal year, accounted for more than 10% of the consolidated revenue of the Company and its Restricted Subsidiaries; or

(2) as of the end of such fiscal year, was the owner of more than 10% of the Company’s consolidated assets and those of its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

“Stated Maturity” means,

(1) with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final installment of principal of such Indebtedness is due and payable; and

(2) with respect to any scheduled installment of principal of or interest on any Indebtedness, the date specified in such Indebtedness as the fixed date on which such installment is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding voting stock is owned, directly or indirectly, by such Person and/or one or more other Subsidiaries of such Person.

“Subsidiary Guarantee” means a Guarantee on the terms set forth in this Indenture by a Subsidiary Guarantor of the Issuers’ Obligations under the notes.

“Subsidiary Guarantor” means each Restricted Subsidiary and any other Person that becomes a Subsidiary Guarantor pursuant to Section 4.20 hereof, except for any Restricted Subsidiary that is released from its guarantee in accordance with the terms of this Indenture.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Trade Payables” means, with respect to any Person, any accounts payable or any other Indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Transactions” means, collectively, (i) the issuance of the Initial Notes under this Indenture on the Issue Date, (ii) the satisfaction and discharge of the indenture governing the Existing Secured Notes on the Issue Date and the redemption of the Existing Secured Notes following the Issue Date, (iii) the redemption, repayment or retirement of the 2020 Convertible Senior Notes in whole or in part from time to time on or following the Issue Date and (iv) the payment of fees and expenses in connection with each of the foregoing.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption to May 1, 2021; provided, however, that if the period from such redemption date to such date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means U.S. Bank National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary) of the Company to be an Unrestricted Subsidiary unless such Subsidiary owns any of the Capital Stock of the Company or owns or holds any Lien on any property of the Company or any Restricted Subsidiary of the Company; provided, however, that:

(A) any guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary outstanding at the time of designation, or provided thereafter, shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Company or such Restricted Subsidiary at the time of such designation or when provided thereafter, as applicable;

(B) either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.07 hereof;

(C) if applicable, the Incurrence of Indebtedness and the Investment referred to in subclause (A) of this proviso would be permitted under Sections 4.09 and 4.07 hereof; and

(D) such Restricted Subsidiary and its Subsidiaries does not at the time of such designation, and does not thereafter, Incur any Indebtedness pursuant to which the lender thereunder has recourse to any of the assets of the Parent, the Issuers or any other Restricted Subsidiary, and is not a guarantor of or obligor of, and provides no credit support for, any Indebtedness of the Company or any Restricted Subsidiary.

The Board of Directors of the Company may designate any Unrestricted Subsidiary of the Company to be a Restricted Subsidiary; provided, however, that

(1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

(2) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of such U.S. Government Obligation or the specific payment of interest on or principal of such U.S. Government Obligation evidenced by such depository receipt.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Vendor Financing Arrangement” means any supply chain financing arrangement, structured vendor payable program, payables financing arrangement, reverse factoring arrangement or any other similar arrangement or program pursuant to which the Company or any of its Restricted Subsidiaries provides a vendor an option to factor such vendor’s receivables from the Company or such Restricted Subsidiary to a bank or financial institution, in each case, with respect to property or assets used in the ordinary course of the Company’s or its Restricted Subsidiaries’ business.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person or any combination thereof.

Section 1.02 Other Definitions.

Term	Defined in Section
“Additional Amounts”	4.19	(a)
“Affiliate Transaction”	4.11	(a)
“Asset Sale Offer”	3.09
“Authentication Order”	2.02
“Code”	4.19	(a)(7)
“Covenant Defeasance”	8.03
“DTC”	2.03
“Electronic Means”	2.06	(h)(8)
“Event of Default”	6.01
“Excess Proceeds”	4.10	(d)
“First Call Date”	3.07	(d)
“Guaranteed Indebtedness”	4.18
“IRS”	8.04	(2)
“Legal Defeasance”	8.02
“Make-Whole Redemption”	3.07	(b)

Term	Defined in Section
“Make-Whole Redemption Price”	3.07	(b)
“Offer Amount”	3.09
“Offer Period”	3.09
“Parent Guarantee Payment”	11.01	(f)
“Paying Agent”	2.03
“Purchase Date”	3.09
“Registrar”	2.03
“Restricted Payments”	4.07	(a)
“Reversion Date”	4.22
“Strategic Investment”	3.07	(e)
“Subsidiary Guarantee Payment”	11.01	(e)
“Suspended Covenants”	4.22
“Suspension Date”	4.22
“Suspension Period”	4.22
“Tax Jurisdiction”	4.19	(a)
“Tax Redemption Date”	3.07	(f)
“Taxes”	4.19	(a)

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Notwithstanding any provision of this Indenture, no provision of the TIA shall apply or be incorporated by reference into this Indenture or the Notes, except as specifically set forth in this Indenture.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” is not limiting;

(5) words in the singular include the plural, and in the plural include the singular;

(6) “will” shall be interpreted to express a command;

(7) provisions apply to successive events and transactions;

(8) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(9) all references to “$” or “dollars” shall refer to the lawful currency of the United States of America;

(10) the words “include,” “included” and “including,” as used herein, shall be deemed in each case to be followed by the phrase “without limitation,” if not expressly followed by such phrase or the phrase “but not limited to”;

(11) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(12) notwithstanding any provision of this Indenture, no provision of the TIA shall apply or be incorporated by reference into this Indenture or the Notes, and no provision of this Indenture will be understood with respect to, interpreted by reference to or incorporate any meaning relating to, any provisions, requirements or limitations set forth in the TIA, or any related rules, regulations, case law or other applicable guidance, unless the TIA has been explicitly referenced and/or a TIA reference has been specifically and expressly set forth in this Indenture as being applicable; and

(13) any reference herein to (i) a transfer, assignment, sale, conveyance or disposition, or similar term, shall be deemed to apply to a division of or by a limited liability company, limited partnership or trust, or an allocation of assets to a series of a limited liability company, limited partnership or trust, as if it were a transfer, assignment, sale, conveyance or disposition, or similar term, as applicable, to a separate Person, and (ii) a merger, amalgamation or consolidation, or similar term, shall be deemed to apply to the division of or by a limited liability company, limited partnership or trust, or an allocation of assets to a series of a limited liability company, limited partnership or trust, or the unwinding of such a division or allocation, as if it were a merger, amalgamation or consolidation, or similar term, as applicable, with a separate Person.

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating.

(a) General. The notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibits A1 and A2 hereto. The notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each note will be dated the date of its authentication. The notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors, the Trustee and the Collateral Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Additional notes may be issued under this Indenture in one or more series from time to time, subject to the limitations set forth under Section 4.09 and the other covenants in this Indenture, which will vote as a single class with the notes (except as otherwise provided herein) and otherwise be treated as notes for purposes of this Indenture. The Company may designate the maturity date, interest rate and optional redemption provisions applicable to each series of additional notes, which may differ from the maturity date, interest rate and optional redemption provisions applicable to the notes issued on the Issue Date. Additional notes that differ with respect to maturity date, interest rate or optional redemption provisions from the notes issued on the Issue Date will constitute a different series of notes from such

Initial Notes for purposes of Section 2.06. Additional notes that have the same maturity date, interest rate and optional redemption provisions as the notes issued on the Issue Date are to be treated as the same series as such Initial Notes for purposes of Section 2.06 unless otherwise designated by the Company; provided that additional notes may not have an obligor that is not an existing obligor of all of the notes issued under this Indenture unless such obligor is added as an obligor for all other such notes. The Company may vary the application of certain other provisions (and any related defined terms) to any series of additional notes. Additional notes will be disregarded for purposes of any amendment or waiver relating to a Default or Event of Default that existed (disregarding any applicable notice, cure or grace periods) prior to the time of issuance of such additional notes.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A1 or A2 hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A1 hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding notes from time to time endorsed thereon and that the aggregate principal amount of outstanding notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of:

(1) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Rule 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and

(2) an Officers’ Certificate from the Issuers.

Following the termination of the Restricted Period, the Trustee shall remove the Regulation S Temporary Global Note Legend from the Regulation S Temporary Global Note, following which temporary beneficial interests in the Regulation S Temporary Global Note shall automatically become beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interests therein as hereinafter provided.

(3) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

At least one Officer must sign the notes for each Issuer by manual or facsimile signature.

If an Officer whose signature is on a note no longer holds that office at the time a note is authenticated, the note will nevertheless be valid.

A note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Issuers signed by an Officer of each Issuer (an “Authentication Order”), authenticate notes for original issue that may be validly issued under this Indenture, including any additional notes. The aggregate principal amount of notes outstanding at any time may not exceed the aggregate principal amount of notes authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate notes. An authenticating agent may authenticate notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03 Registrar and Paying Agent.

The Issuers will maintain an office or agency where notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Parent or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest, if any, on, the notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Parent, the Issuers or a Subsidiary of the Parent) will have no further liability for the money. If the Parent, the Issuers or a Subsidiary of the Parent acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee will serve as Paying Agent for the notes.

Section 2.05 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven business days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if:

(1) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary;

(2) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above;

provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in Section 2.06(c)(1)(B) through (D), a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and opinion of counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Parent, the Issuers or any of the Subsidiaries of the Parent, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in Section 2.06(d)(1)(B) through (D), a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and opinion of counsel required by item (3) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Parent, the Issuers or any of the Subsidiaries of the Parent, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the Rule 144A Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A) if the Holder of such Definitive Notes proposes to exchange such notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B) if the Holder of such Definitive Notes proposes to transfer such notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A) if the Holder of such Restricted Definitive Notes proposes to exchange such notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B) if the Holder of such Restricted Definitive Notes proposes to transfer such notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests, an opinion of counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(4) Affiliate Notes. (A) Each Affiliate Note will be subject to the restrictions on transfer set forth in this Indenture (including in the Affiliate Notes Legend) and, to the extent such Affiliate Note bears a CUSIP number, will bear a restricted CUSIP number for the notes (which CUSIP number will be distinct from the CUSIP number for any other notes) unless such restrictions on transfer are eliminated or otherwise waived by a written consent of the Issuers, and each Holder of an Affiliate Note, by such Holder’s acceptance of such Affiliate Note, will be deemed to be bound by the applicable restrictions on transfer applicable to such Affiliate Note.

(A) Any Affiliate Note will bear the Affiliate Notes Legend unless:

(i) such note was transferred (A) to the Issuers or a Subsidiary of the Issuers or (B) to a non-Affiliate of the Issuers pursuant to a registration statement that was effective under the Securities Act at the time of such transfer;

(ii) such note was transferred to a non-Affiliate of the Issuers pursuant to Rule 144 under the Securities Act; or

(iii) the date on which the Holder of such note (A) has a “holding period” (determined pursuant to Rule 144(d) under the Securities Act) of at least one year and (B) is not an Affiliate of the Issuers (and has not been an Affiliate of the Issuers during the three months immediately preceding).

(B) No transfer of an Affiliate Note will be registered by the Registrar unless such transfer complies with the transfer restrictions set forth in the Affiliate Notes Legend.

(C) No notes bearing, or required to bear, the Affiliate Notes Legend (or any interest therein) may be exchanged for, or transferred with the Holder taking delivery in the form of, notes bearing, or required to bear, the Private Placement Legend (or any interest therein), other than following a transfer of such Affiliate Notes to a non-Affiliate of the Issuers (which shall not include, for the avoidance of doubt, a Person that was an Affiliate of the Issuers during the three months immediately preceding) pursuant to (i) Rule 144 under the Securities Act or (ii) a registration statement that was effective under the Securities Act at the time of such transfer.

(D) If a Holder requests a transfer of a Definitive Note that is an Affiliate Note, such Holder will deliver any documentation that the Issuers, the Trustee or the Registrar may require to ensure that such transfer complies with this Section 2.06(e)(4) and any applicable securities laws. Notwithstanding the foregoing, no Affiliate Note that is a Definitive Note may be transferred into a Global Note other than a Global Note representing solely Affiliate Notes, other than in connection with a transfer pursuant to this Section 2.06(e)(4).

(f) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH AN ISSUER OR ANY AFFILIATE OF AN ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS OR ANY OF THEIR SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED

INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) THROUGH OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES, IN COMPLIANCE WITH RULE 904 UNDER REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to Section 2.06(b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) (and all notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”

(4) Affiliate Note Legend. Each Affiliate Note will bear a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF OR OF A BENEFICIAL INTEREST HEREIN, (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; AND (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY BENEFICIAL INTEREST HEREIN, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), EXCEPT:

(A) IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT;

(B) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IN A TRANSACTION IN WHICH:

(I) THE SECURITY IS SOLD IN CERTIFICATED FORM;

(II) THE PURCHASER AGREES IN WRITING TO COMPLY WITH THIS CLAUSE (2); AND

(III) THE SECURITY SOLD CONTAINS THIS LEGEND; OR

(C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT;

SUBJECT, IN EACH CASE, TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF: (1) THE EARLIEST OF (A) THE DATE ON WHICH THIS NOTE HAS BEEN SOLD TO A NON-AFFILIATE OF THE ISSUERS (AND WHO BEEN A NON-AFFILIATE OF THE ISSUERS DURING THE THREE MONTHS IMMEDIATELY PRECEDING) PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SALE; (B) THE DATE ON WHICH THIS NOTE HAS BEEN SOLD TO A NON-AFFILIATE OF THE ISSUERS (AND WHO BEEN A NON-AFFILIATE OF THE ISSUERS DURING THE THREE MONTHS IMMEDIATELY PRECEDING) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT; AND (C) THE DATE ON WHICH THE HOLDER OF THIS NOTE (X) HAS A “HOLDING PERIOD” (DETERMINED PURSUANT TO RULE 144(d) UNDER THE SECURITIES ACT) OF AT LEAST ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR THERETO AT SUCH TIME) AND (Y) IS NOT AN AFFILIATE OF THE ISSUERS (AND HAS NOT BEEN AN AFFILIATE OF THE ISSUERS DURING THE THREE MONTHS IMMEDIATELY PRECEDING); AND (2) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW. IN DETERMINING WHETHER THE HOLDER OF THIS NOTE (X) HAS A “HOLDING PERIOD” (DETERMINED PURSUANT TO RULE 144(d) UNDER THE SECURITIES ACT) OF AT LEAST ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR THERETO AT SUCH TIME) OR (Y) IS AN AFFILIATE OF THE ISSUERS (OR HAS BEEN AN AFFILIATE OF THE ISSUERS DURING THE THREE MONTHS IMMEDIATELY PRECEDING), THE ISSUERS AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO MAKE SUCH DETERMINATION.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange of notes, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

(3) The Registrar will not be required to register the transfer of or exchange of any note selected for redemption in whole or in part, except the unredeemed portion of any note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Issuers will be required:

(A) to issue, to register the transfer of or to exchange any notes during a period beginning at the opening of business 15 days before the day of any selection of notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any note selected for redemption in whole or in part, except the unredeemed portion of any note being redeemed in part; or

(C) to register the transfer of or to exchange a note between a record date and the next succeeding Interest Payment Date.

(6) Prior to due presentment for the registration of a transfer of any note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any note is registered as the absolute owner of such note for the purpose of receiving payment of principal of and interest on such notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be delivered using unsecured e-mail, facsimile transmission or other similar unsecured electronic methods (including pdf files) (“Electronic Means”).

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any note (including any transfers between or among Participants or other beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary. The Trustee shall have no responsibility or obligation to any beneficial owner of an interest in a Global Note, Participants or any other Persons with respect to the accuracy of the records of DTC or its nominee or of Participants, with respect to any ownership interest in the notes or with respect to the delivery to any Participant, beneficial owner or other Person (other than DTC) of any notice or the payment of any amount or delivery of any notes (or other security or property) under or with respect to such notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC, subject to the applicable rules and procedures of DTC.

The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its Participants and any beneficial owners.

Section 2.07 Replacement Notes.

If any mutilated note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement note if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a note is replaced. The Issuers may charge for their expenses in replacing a note.

Every replacement note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The notes outstanding at any time are all the notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the note.

If a note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced note is held by a protected purchaser.

If the principal amount of any note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Parent, the Issuers, a Subsidiary of the Parent or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay notes payable on that date, then on and after that date such notes will be deemed to be no longer outstanding and will cease to accrue interest.

In determining whether the Holders of the requisite principal amount of notes have concurred in any consent, notes owned by the Parent, the Company or an Affiliate of the Parent or the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in conclusively relying on any such consent, only notes that the Trustee actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such notes and that the pledgee is not the Parent, the Company or an Affiliate of the Parent or the Company. Notwithstanding the foregoing, notes that are to be acquired by the Parent, the Company or an Affiliate of the Parent or the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such notes passes to such entity.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of notes have concurred in any direction, waiver or consent, notes owned by the Issuers or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only notes that the Trustee knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

Until certificates representing notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary notes. Temporary notes will be substantially in the form of Certificated Notes but may have variations that the Issuers consider appropriate for temporary notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate Definitive Notes in exchange for temporary notes.

Holders of temporary notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Issuers at any time may deliver notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled notes (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all canceled notes will be delivered to the Issuers upon the written request of the Issuers. The Issuers may not issue new notes to replace notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

If the Issuers default in a payment of interest on the notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the notes and in Section 4.01 hereof. The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each note and the date of the proposed payment. The Issuers will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13 CUSIP and ISIN Numbers.

The Issuers in issuing the notes may use “CUSIP” and “ISIN” numbers and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices, including notices of redemption or purchase, as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the notes or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the notes, and any such notice, redemption or purchase shall not be affected by any defect in or omission of such CUSIP and ISIN numbers. The Issuers shall promptly notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Issuers elect to redeem notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 35 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the redemption date;

(3) the principal amount of notes to be redeemed; and

(4) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

(a) In the case of any partial redemption of the notes, and the notes are Global Notes, they will be selected for redemption in accordance with DTC procedures. If the notes are not Global Notes, the Trustee will select the notes for redemption:

(1) in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed; or

(2) if the notes are not listed, by lot or by such other method as the Trustee in its sole discretion deems to be fair and appropriate. However, no note of $2,000 or less, in original principal amount, will be redeemed in part.

(b) In the event of partial redemption or purchase by lot, the particular notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding notes not previously called for redemption or purchase.

(c) The Trustee will promptly notify the Issuers in writing of the notes selected for redemption or purchase and, in the case of any note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the notes of a Holder are to be redeemed or purchased, the entire outstanding amount of notes held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to notes called for redemption or purchase also apply to portions of notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed, by first-class mail, a notice of redemption to each Holder whose notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof or, if such redemption is conditional, as set forth in the second to last paragraph of this Section 3.03.

The notice will identify the notes to be redeemed and will state:

(1) the redemption date;

(2) the redemption price;

(3) if any note is being redeemed in part, the portion of the principal amount of such note to be redeemed and that, after the redemption date upon surrender of such note, a new note or notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original note;

(4) the name and address of the Paying Agent;

(5) that notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Issuers default in making such redemption payment, interest on notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the notes or section of this Indenture pursuant to which the notes called for redemption are being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the notes.

At the Issuers’ request, the Trustee will give the notice of redemption in the Issuers’ name and at its expense; provided, however, that the Issuers have delivered to the Trustee, at least 35 days prior to the redemption date (unless a shorter notice shall be satisfactory to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

In connection with any redemption of notes (including with the net cash proceeds of an equity offering), any such redemption or notice thereof may, at the Issuers’ discretion, be subject to the satisfaction (or waiver by the Issuers in their sole discretion) of one or more conditions precedent, including, but not limited to, consummation of any related equity offering or Change of Control. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice may state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or, waived by the Issuers in their sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been (or, in the Issuers’ sole determination, may not be) satisfied (or waived by the Issuers in their sole discretion) by the redemption date, or by the redemption date so delayed; provided that if the redemption date is so delayed, redemption notices issued more than 60 days prior to the redemption date shall be deemed to have been issued upon not more than 60 days’ notice; and provided further that redemption notices issued in connection with a defeasance of the notes or a satisfaction and discharge of this Indenture may be given more than 60 days prior to the redemption date.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.

Section 3.05 Deposit of Redemption or Purchase Price.

(a) One business day prior to the redemption or purchase date, the Issuers will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest, if any, on all notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of and accrued interest, if any, on all notes to be redeemed or purchased.

(b) If the Issuers comply with the provisions of Section 3.05(a), on and after the redemption or purchase date, interest will cease to accrue on the notes or the portions of notes called for redemption or purchase. If a note is redeemed or purchased on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such note was registered at the close of business on such record date. If any note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a note that is redeemed or purchased in part, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuers a new note equal in principal amount to the unredeemed or unpurchased portion of the note surrendered.

Section 3.07 Optional Redemption.

(a) At any time prior to May 1, 2021, the Issuers may, at their option, at any time and from time to time, redeem up to 40% of the aggregate principal amount of the notes (including additional notes issued after the Issue Date, if any) originally issued with the net proceeds from one or more equity offerings of the Parent at a redemption price of 109.875% of their principal amount, plus accrued and unpaid interest, if any, to (but not including) the date of redemption; provided, however, that:

(1) notes representing at least 50% of the principal amount of the notes (including additional notes issued after the Issue Date, if any) remain outstanding immediately after each such redemption; and

(2) notice of each such redemption is mailed within 120 days after the closing of the related equity offering.

(b) The Issuers may redeem the notes, in whole or in part, at any time prior to May 1, 2021 (a “Make-Whole Redemption”) upon not less than 30 nor more than 60 days’ prior notice (subject to the second to last paragraph of Section 3.03), mailed by first-class mail to each Holder’s last address as it appears in the security register or otherwise delivered in accordance with DTC procedures, at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to (but not including) the applicable redemption date (the “Make-Whole Redemption Price”) (subject to the right of Holders of record on the relevant regular record date that is on or prior to the redemption date to receive interest due on an Interest Payment Date).

(c) Except pursuant to Sections 3.07(a), (b), (e) or (f), the notes will not be redeemable at the Issuers’ option prior to May 1, 2021.

(d) On or after May 1, 2021 (the “First Call Date”), the Issuers may, at their option, in whole or in part, at any time or from time to time, redeem any of the notes upon not less than 30 nor more than 60 days’ prior notice (subject to the second to last paragraph of Section 3.03) mailed by first-class mail to each Holder’s last address as it appears in the security register or otherwise delivered in accordance with DTC procedures. The notes will be redeemable at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to (but not including) the redemption date (subject to the right of Holders of record on the relevant regular record date that is on or prior to the redemption date to receive interest due on an Interest Payment Date), if redeemed during the twelve-month period commencing on May 1 of the following years:

Year	Redemption Price
2021	104.938%
2022	102.469%
2023 and thereafter	100.000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

(e) Prior to May 1, 2020, in the event the Company receives (x) an equity contribution from the Parent in connection with the issuance of Capital Stock by the Parent to an operating company involved in a business that is related to or complimentary to the business being conducted by the Company or (y) cash proceeds outside the ordinary course of business (as determined by the Company in good faith) in connection with commercial arrangements with Persons with whom the Company has, or is entering into, a strategic relationship (as determined by the Company in good faith) (in each case under clauses (x) and (y), a “Strategic Investment”), the Issuers may, at their option, at any time and from time to time, redeem up to $150 million of the aggregate principal amount of the notes (including additional notes issued after the Issue Date, if any) originally issued with the net proceeds by the Company from Strategic Investments at a redemption price of 103% of their principal amount, plus accrued and unpaid interest, if any, to (but not including) the date of redemption; provided, however, that notice of each such redemption is mailed within 120 days after the closing of the Strategic Investment.

(f) The Issuers may redeem the notes, in whole but not in part, at any time upon giving not less than 30 nor more than 60 days’ prior notice (subject to the second to last paragraph of Section 3.03) to the Holders (which notice will be irrevocable and given in accordance with the procedures described in this Section 3.07), at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Issuers for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and that will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders on the relevant record date to receive interest due on an Interest Payment Date that is prior to the Tax Redemption Date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of a Subsidiary Guarantee, any Subsidiary Guarantor is or would be required to pay Additional Amounts, the payment giving rise to such requirement cannot be made by the Issuers or another Subsidiary Guarantor without the obligation to pay Additional Amounts, and the relevant Subsidiary Guarantor cannot avoid any such payment obligation taking reasonable measures available to it (including, for the avoidance of doubt, the appointment of a new paying agent), as a result of:

(1) any change in, or amendment to, the laws or treaties (or any regulations, protocols or rulings promulgated thereunder) of the relevant Tax Jurisdiction affecting taxation which change or amendment has not been publicly announced before and which becomes effective on or after the date of the Offering Memorandum (or, if the relevant Tax Jurisdiction was not a Tax Jurisdiction on the Issue Date, the date on which such Tax Jurisdiction became a Tax Jurisdiction under this Indenture); or

(2) any change in, or amendment to, the existing official written position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice), which change or amendment has not been publicly announced before and which becomes effective on or after the date of the Offering Memorandum (or, if the relevant Tax Jurisdiction was not a Tax Jurisdiction on the Issue Date, the date on which such Tax Jurisdiction became a Tax Jurisdiction under this Indenture).

The Issuers will not give any such notice of redemption earlier than 90 days prior to the earliest date on which the relevant Subsidiary Guarantor would be obligated to make such payment or withholding (if a payment in respect of the Subsidiary Guarantees were then due) and unless at the time such notice is given, the obligation to pay Additional Amounts remains in effect.

Prior to the publication or, where relevant, mailing of any notice of redemption of the notes pursuant to the foregoing, the Issuers will deliver the Trustee an opinion of counsel, the choice of such counsel to be subject to the prior written approval of the Trustee (such approval not to be unreasonably withheld) to the effect that there has been such change or amendment which would entitle the Issuers to redeem the notes hereunder. In addition, before the Issuers publishes or mails a notice of redemption of the notes as described above, it will deliver to the trustee an Officers’ Certificate to the effect that the payment giving rise to such requirement cannot be made by the Issuers or another Subsidiary Guarantor without the obligation to pay Additional Amounts and the obligation to pay Additional Amounts cannot be avoided by the relevant Guarantor taking reasonable measures available to it.

The Trustee shall be entitled to conclusively rely on such Officers’ Certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the Holders of the notes.

(g) Notwithstanding any other provision of this Indenture to the contrary, in connection with any tender for the notes (including pursuant to an Offer to Purchase), if Holders of not less than 90% in aggregate principal amount of the notes then outstanding validly tender and do not withdraw such notes in such tender offer and the Company, or any other Person making such tender offer, purchases all of the notes validly tendered and not withdrawn by such Holders, all of the Holders will be deemed to have consented to such tender offer and, accordingly, the Company will have the right, upon notice given not more than 30 days following such purchase pursuant to such tender offer, to redeem all of the notes that remain outstanding following such purchase at a price in cash equal to the price offered to each Holder in such tender offer, plus, to the extent not included in the tender offer payment, accrued and unpaid interest to but excluding the redemption date (subject to the right of Holders of record on the relevant regular record date that is on or prior to the redemption date to receive interest due on an Interest Payment Date).

(h) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Section 3.09 Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase notes (an “Asset Sale Offer”), it will follow the procedures specified below and satisfy the requirements of Section 4.10 hereof.

The Asset Sale Offer will remain open for a period of at least 20 business days following its commencement and not more than 30 business days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three business days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of notes and such other Indebtedness tendered (on a pro rata basis based on the principal amount of notes and such other Indebtedness surrendered, if applicable) or, if less than the Offer Amount has been tendered, all notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Company will send, by first-class mail or Electronic Means, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any note not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Company defaults in making such payment, any note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5) that Holders electing to have a note purchased pursuant to an Asset Sale Offer may elect to have notes purchased in denominations of $2,000 or an integral multiple of $1,000 in excess thereof;

(6) that Holders electing to have notes purchased pursuant to any Asset Sale Offer will be required to surrender the note, with the form entitled “Option of the Holder to Elect Purchase” attached to the notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, notice (provided in accordance with the applicable instructions) setting forth the name of the Holder, the principal amount of the note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such note purchased;

(8) that, if the aggregate principal amount of notes and other Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Company will select the notes and other Indebtedness to be purchased on a pro rata basis based on the principal amount of notes and such other Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased); and

(9) that Holders whose notes were purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all notes tendered, and will deliver or cause to be delivered to the Trustee the notes properly accepted together with an Officers’ Certificate stating that such notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new note to such Holder, in a principal amount equal to any unpurchased portion of the note surrendered. Any note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

The Issuers will pay or cause to be paid the principal of, premium on, if any, and interest, if any, on, the notes on the dates and in the manner provided in the notes. Principal, premium, if any, and interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Issuers, the Parent or a Subsidiary of the Parent, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

The Issuers will pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the notes to the extent lawful; it will pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the notes and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03 Reports.

(a) Whether or not the Company is then required to file reports with the SEC, the Company will file with the SEC (unless such filing is not permitted under the Exchange Act or by the SEC) all reports and other information that it would be required to file with the SEC by Sections 13(a) or 15(d) under the Exchange Act if it were subject thereto. The Company will supply the Trustee and each Holder, without cost to any Holder, copies of the reports and other information or post such reports and other information on the Company’s primary website.

In the event that the Company is not required to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Company will nevertheless deliver such Exchange Act information to the Trustee and the Holders (via posting electronically or otherwise (in each case as provided below)) as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act (a) in the case of quarterly reports, within 15 days after the time period specified in the SEC’s rules and regulations and (b) in the case of annual reports, within 30 days after the time period specified in the SEC’s rules and regulations. In addition, in the event the Company is not required to file reports under Section 13 or 15(d) of the Exchange Act, the Company (or the Parent in lieu thereof) will hold a quarterly conference call with Holders, qualified prospective investors and securities analysts to discuss the information contained in the annual and quarterly reports required hereunder not later than 10 business days following the time the Company furnishes such reports to the Trustee.

(b) If the Company has designated as Unrestricted Subsidiaries any of its Subsidiaries that is a Significant Subsidiary or that, when taken together with all other Unrestricted Subsidiaries, would be a Significant Subsidiary, then the quarterly and annual financial information required by this covenant will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

(c) For so long as any notes remain outstanding, the Company and the Subsidiary Guarantors will make available to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The Company will be deemed to have satisfied the information and reporting requirements of Section 4.03(a) if (a) the Parent is subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act and has filed reports required under Section 13(a) and 15(d) of the Exchange Act with the SEC via the EDGAR (or successor) filing system or (b) the Parent has made such reports available electronically (including by posting to a non-public, password-protected website as provided above) pursuant to this Section 4.03 and, in each case, the material differences (if any) between the financial information and historical results of operations of the Company and those of the Parent will be disclosed in such reports. The Trustee shall have no obligation to determine if and when any of the required financial statements or reports are publicly available and accessible electronically. Delivery of these reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Parent’s, the Issuers’ and the Subsidiary Guarantors’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

Section 4.04 Compliance Certificate.

(a) The Company Officers shall deliver to the Trustee, (i) within 120 days after the end of each fiscal year during which any notes were outstanding and (ii) upon written request from the Trustee, an Officers’ Certificate stating whether the Parent, any Issuer or any Restricted Subsidiary, to such Officers’ knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge).

(b) [Reserved].

(c) So long as any of the notes are outstanding, the Company will deliver to the Trustee, within five business days of having knowledge of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default.

Section 4.05 Taxes.

The Issuers will pay, and will cause the Parent and each of the Subsidiaries of the Parent to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the notes.

Section 4.06 Stay, Extension and Usury Laws.

Each Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Limitation on Restricted Payments.

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1) declare or pay any dividend or make any other payments or distribution on or with respect to its Equity Interests, including, without limitation, in connection with any merger or consolidation involving the Company or any Restricted Subsidiary (other than (A) dividends or distributions payable solely in shares of the Company’s Equity Interests (other than Disqualified Stock); and (B) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders), held by Persons other than the Company or any Restricted Subsidiary;

(2) purchase, redeem, retire or otherwise acquire for value (A) any Equity Interests of the Company held by Persons other than any Restricted Subsidiary or (B) any Equity Interests of the Parent;

(3) call for redemption or make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any of its unsecured Indebtedness, any of its Indebtedness that is subordinated in right of payment to the notes, the Parent Guarantee or any Subsidiary Guarantee, or any of its Indebtedness secured by a Lien ranking junior to the Priority Liens, except (A) the payment of interest at the Stated Maturity thereof and (B) intercompany Indebtedness permitted to be Incurred pursuant to Section 4.09(b)(3) hereof; or

(4) make any Investment, other than a Permitted Investment, in any Person;

(such payments or any other actions described in clauses (1) through (4) above being collectively called “Restricted Payments”) if:

(A) after giving effect to the proposed Restricted Payment, a Default or Event of Default shall have occurred and be continuing;

(B) immediately after giving effect to such transaction on a pro forma basis, the Company could not Incur at least an additional $1.00 of Indebtedness pursuant to Section 4.09(a);

(C) at the time of the proposed Restricted Payment, either of the Rating Agencies has assigned to the notes a rating below the Designated Rating; or

(D) after giving effect to the proposed Restricted Payment, the aggregate amount of all Restricted Payments made by the Company and the Restricted Subsidiaries since the Issue Date (the amount, if other than in cash, to be determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution) shall exceed the sum, without duplication, of:

(i) 100% of the Consolidated EBITDA of the Company, determined on a cumulative basis during the period beginning on the first day of the fiscal quarter immediately following the Issue Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which consolidated financial statements of the Company are available, provided that if the cumulative Consolidated EBITDA of the Company, determined in accordance with this subclause (D)(i) at the end of any fiscal quarter is a deficit, 100% of such deficit will be subtracted from the cumulative total determined at the end of such fiscal quarter; plus

(ii) 100% of the aggregate Net Cash Proceeds received (A) by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to an Issuer or a Restricted Subsidiary) of its Equity Interests (other than Disqualified Stock) or (B) by the Company or any Restricted Subsidiary from the Incurrence by the Company or any Restricted Subsidiary after the Issue Date of Indebtedness that has been converted into or exchanged for Equity Interests of the Company (other than Disqualified Stock) or Equity Interests of the Parent, plus the amount of any cash received by the Company or any Restricted Subsidiary upon such conversion or exchange, in each case, except to the extent such Net Cash Proceeds are used to make Restricted Payments pursuant to Section 4.07(b)(3), (4), (6) or (7); plus

(iii) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments or Investments made pursuant to Section 4.07(b)(6) below) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; plus

(iv) 100.0% of the net cash proceeds received by the Company or any Restricted Subsidiary from:

(a) the sale (other than to an Issuer or a Restricted Subsidiary, or to an employee stock ownership plan or trust established by the Parent, the Company or any Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary (other than to the extent the Investment in such Restricted Subsidiary constituted a Permitted Investment), or

(b) any distribution or dividend from an Unrestricted Subsidiary; less

(v) 150% of the sum, without duplication, of (x) Consolidated Cash Interest Expense and (y) non-cash interest payments, on any Indebtedness of the Company and its Restricted Subsidiaries for such period; provided that if the deduction pursuant to this subclause (D)(v) would cause the sum of subclauses (D)(i) through (D)(v) to be less than zero, such sum will be deemed to be zero; and less

(vi) 100% of the Restricted Payments made pursuant to Section 4.07(b)(14).

(b) Section 4.07(a) shall not be violated by reason of:

(1) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with Section 4.07;

(2) the redemption, purchase, defeasance or other acquisition or retirement for value of unsecured Indebtedness of the Company or a Restricted Subsidiary or Indebtedness of the Company or a Restricted Subsidiary that is secured by a Lien ranking junior to the Priority Liens or subordinated in right of payment to the notes, the Parent Guarantee or any Subsidiary Guarantee, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under Section 4.09(b)(4) hereof, or any other Indebtedness that qualifies as Refinancing Indebtedness;

(3) the repurchase, redemption or other acquisition of the Equity Interests of the Parent, the Company or an Unrestricted Subsidiary, or the declaration and payment of accrued dividends on such Equity Interests, in exchange for, or out of the proceeds of a substantially concurrent issuance or sale (to a Person who is not a Subsidiary of the Parent or the Company) of, Equity Interests (other than Disqualified Stock) of the Parent or the Company, to the extent such proceeds are contributed to the common equity capital of the Company, or a substantially concurrent contribution to the common equity capital of the Company or a Restricted Subsidiary, except to the extent such proceeds are used to make Restricted Payments pursuant to Section 4.07(a)(D)(ii) or pursuant to Section 4.07(b)(4), (6) or (7);

(4) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of any unsecured Indebtedness or Indebtedness which is secured by a Lien ranking junior to the Priority Liens or subordinated in right of payment to the notes, the Parent Guarantee or any Subsidiary Guarantee in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issuance or sale (to a Person who is not a Subsidiary of the Parent or the Company) of, Equity Interests (other than Disqualified Stock) of the Parent or the Company, to the extent such proceeds are contributed to the common equity capital of the Company, or contributions to the common equity capital of the Company or a Restricted Subsidiary, except to the extent such proceeds are used to make Restricted Payments pursuant to Section 4.07(a)(D)(ii) or pursuant to Section 4.07(b)(3), (6) or (7);

(5) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the Company’s property and assets;

(6) Investments that are not Permitted Investments in an amount that does not exceed, in the aggregate with all other Investments made pursuant to this Section 4.07(b)(6) and then outstanding, the sum of:

(A) 100% of the aggregate Net Cash Proceeds received (A) by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to an Issuer or a Restricted Subsidiary) of its Equity Interests (other than Disqualified Stock) or (B) by the Company or any Restricted Subsidiary from the Incurrence by the Company or any Restricted Subsidiary after the Issue Date of Indebtedness that has been converted into or exchanged for Equity Interests of the Company (other than Disqualified Stock) or Equity Interests of the Parent, plus the amount of any cash received by the Company or any Restricted Subsidiary upon such conversion or exchange, in each case except to the extent such Net Cash Proceeds are used to make Restricted Payments pursuant to Section 4.07(a)(D)(ii) or pursuant to Section 4.07(b)(3), (4) or (7); plus

(B) the net reduction in Investments made pursuant to this Section 4.07(b)(6) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds or non-cash proceeds (in the case of any such non-cash proceeds, limited to an aggregate Fair Market Value of $5.0 million in any twelve-month period) from the sale of any such Investment (except in each case to the extent any such payment or proceeds is included in the calculation of Consolidated Net Income) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of “Investment”), provided, however, that the net reduction in any Investment shall not exceed the amount of such Investment;

(7) Investments acquired by the Company or a Restricted Subsidiary in exchange for Equity Interests (other than Disqualified Stock) of the Parent or the Company (except to the extent such acquired property has been used to make Restricted Payments pursuant to Section 4.07(a)(D)(ii) or pursuant to Section 4.07(b)(3), (4) or (6);

(8) the repurchase, redemption or other acquisition of the Parent’s Equity Interests from Persons who are or were formerly the Parent’s directors, officers or employees or those of the Company or any of the Restricted Subsidiaries, or their respective estates, heirs, family members, spouses or former spouses, provided, however, that the aggregate amount of all such repurchases made in any calendar year pursuant to this Section 4.07(b)(8) shall not exceed $1.5 million (with unused amounts pursuant to this proviso being carried over to subsequent twelve-month periods up to a maximum of $5.0 million in any twelve-month period), and provided further that any shares of the Parent’s Capital Stock that are acquired in connection with forfeitures, net share settlements or similar arrangements under the Parent’s stock plan or other employee benefit plan shall be disregarded for purposes of the foregoing limit;

(9) other Restricted Payments in an aggregate amount not to exceed $15.0 million;

(10) the payment of cash dividends or other distributions on Equity Interests used to, or the making of loans to, fund the payment of (a) Parent Expenses, (b) U.S. federal, foreign, state and local income taxes imposed on the Parent to the extent such income taxes are attributable to the income of any direct or indirect Subsidiary of the Parent that, at any time, is (i) a member of a group filing a consolidated, combined, affiliated or unitary income tax return with the Parent or (ii) a disregarded entity of (A) the Parent or (B) any direct or indirect Subsidiary of the Parent described in clause (i); provided that payments for such taxes shall be reduced by any portion of such taxes attributable to such income for each period that were directly paid by the applicable Subsidiary to the proper Governmental Authority; provided further that any payments attributable to the income of Unrestricted Subsidiaries shall be permitted only to the extent that cash payments were made for such purpose by the Unrestricted Subsidiaries to the Restricted Subsidiaries or the Issuers; and (c) franchise or other taxes required to maintain the Parent’s existence;

(11) (i) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants and (ii) payments made or expected to be made by the Company or any Restricted Subsidiary in respect of withholding or similar taxes payable or expected to be payable by any future, present or former director, officer, employee, manager, consultant or independent contractor of the Parent, the Company or any Subsidiary of the Parent (or their respective Affiliates, estates or immediate family members) in connection with the exercise of stock options or the grant, vesting or delivery of Equity Interests;

(12) [reserved];

(13) the payment of cash in lieu of the issuance of fractional shares of Capital Stock in connection with any merger, consolidation, amalgamation or other business combination, or in connection with any dividend, distribution or split of, or upon exercise, conversion or exchange of Equity Interests, warrants, options or other securities exercisable or convertible into, Capital Stock of the Parent;

(14) so long as no Event of Default specified in clause (1), (2), (7) or (8) of Section 6.01 hereof has occurred and is continuing, dividends or distributions to the Parent in an amount necessary to pay interest (or, for Preferred Stock, dividends) on the Existing Convertible Notes or any Indebtedness that is incurred or Preferred Stock that is issued to refinance, replace, renew or refund the Existing Convertible Notes (in full or in part, on one or more occasions and from time to time), in an aggregate amount during any twelve-month period that does not exceed the greater of (x) $15.0 million and (y) 20% of Consolidated EBITDA of the Company for the then most recent four fiscal quarters ending prior to the Transaction Date for which financial statements of the Company are available;

(15) any Restricted Payment; provided that on a pro forma basis, after giving effect to such Restricted Payment and any related transactions, the Consolidated Leverage Ratio of the Company would be equal to or less than 3.00 to 1.00; or

(16) the payment of cash dividends or other distributions to the Parent in order to consummate the Transactions;

provided further, however, that except in the case of Section 4.07(b) (1), (2), (3), (4), (5), (6), (7), (8), (12) and (13), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein. For purposes of Section 4.07(b)(11) above, taxes shall include all interest and penalties with respect thereto.

(c) Each Restricted Payment permitted pursuant Section 4.07(b) (other than the Restricted Payment referred to in Section 4.07(b)(2) or (16), an exchange of Equity Interests for Equity Interests or Indebtedness referred to in Section 4.07(b)(3) or (4) and an Investment referred to in Section 4.07(b)(6) or (7)) shall be included in calculating whether the conditions of Section 4.07(a)(D) have been met with respect to any subsequent Restricted Payments. The Net Cash Proceeds from any issuance of Equity Interests referred to in Section 4.07(b)(3), (4), (6) and (7) shall be excluded in calculating whether the conditions of Section 4.07(a)(D) have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of the Parent’s or the Company’s Equity Interests are used for the redemption, purchase or other acquisition of the notes, or Pari Passu Debt, then the Net Cash Proceeds of such issuance shall be included in Section 4.07(a)(D) only to the extent such proceeds are not used for such redemption, purchase or other acquisition of Indebtedness.

(d) For purposes of the covenant described above, if any Restricted Payment (or a portion thereof) would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investment,” the Company may divide and classify such Restricted Payment (or a portion thereof) in any manner that complies with this covenant and may later divide and reclassify any such Restricted Payment to the extent the Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

(e) Notwithstanding anything in Section 4.07(a) through (d) to the contrary, each Issuer and its Restricted Subsidiaries shall not, directly or indirectly, use any Investments made pursuant to any clause of the definition of “Permitted Investment” to make any payments restricted by Section 4.07(a)(1), (2) or (3).

Section 4.08 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions permitted by applicable law on any Equity Interests of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary;

(2) pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

(3) make loans or advances to the Company or any Restricted Subsidiary; or

(4) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

(b) Section 4.08(a) shall not restrict any encumbrances or restrictions:

(1) existing on the Issue Date or under any other agreements, including under this Indenture, the notes, the Guarantees and the Notes Security Documents, in each case, in effect on the Issue Date;

(2) existing under or by reason of applicable law or required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary;

(3) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not Incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

(4) in the case of Section 4.08(a)(4), in each case under this clause (4), as reasonably determined by the Company:

(A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on any of the Company’s property or assets or those of a Restricted Subsidiary not otherwise prohibited by this Indenture;

(C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, reduce the value of the Company’s property or assets or those of a Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; or

(D) arising under the terms of documentation governing any factoring agreement or any similar arrangements that in the good faith determination of the Company, which determination shall be conclusive, are reasonably necessary or appropriate to effect such factoring agreement or similar arrangements;

(5) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

(6) contained in Secured Indebtedness and Capitalized Lease Obligations otherwise permitted to be Incurred pursuant to Sections 4.09 and 4.12 hereof to the extent limiting the right of the debtor to dispose of the assets securing such Indebtedness or subject to such Capitalized Lease Obligation;

(7) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

(A) the encumbrance or restriction either:

(i) applies only in the event of a payment default or non-compliance with respect to a financial covenant contained in such Indebtedness or agreement; or

(ii) is contained in an agreement governing the terms of any Credit Facility;

(B) the encumbrance or restriction is not materially more disadvantageous to the Holders than is customary in comparable financings (as reasonably determined by the Company); or

(C) the Company determines on the date of the Incurrence of such Indebtedness that any such encumbrance or restriction would not be expected to materially impair the Company’s ability to make principal or interest payments on the notes;

(8) with respect to customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to the applicable joint venture; or

(9) of the type referred to in Section 4.08(a)(1) through (4) imposed by any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of the contracts, instruments or Obligations referred to in Section 4.08(b)(1) through (8); provided that such encumbrances and restrictions contained in any such amendment, modification, restatement, renewal, supplement, refunding, replacement or refinancing are not (as reasonably determined by the Company) materially more disadvantageous to the Holders than those encumbrances or restrictions that are then in effect and that are being amended, modified, restated, renewed, supplemented, refunded, replaced or refinanced.

(c) Nothing contained in this Section 4.08 shall prevent the Company or any Restricted Subsidiary from:

(1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.12 hereof; or

(2) restricting the sale or other disposition of the Company’s property or assets or those of any of its Restricted Subsidiaries that secure the Company’s Indebtedness or that of any of its Restricted Subsidiaries.

Section 4.09 Limitation on Indebtedness.

(a) The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company or any Subsidiary Guarantor may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio of the Company would be greater than zero and less than 5.25:1.

(b) Notwithstanding Section 4.09(a), the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

(1) (I) the notes issued on the Issue Date under the terms of this Indenture (and any Refinancing Indebtedness in respect thereof) and (II) Indebtedness Incurred by the Company and/or Subsidiary Guarantors under Credit Facilities (and any Refinancing Indebtedness in respect thereof) in an aggregate principal amount not to exceed an aggregate principal amount of Indebtedness that at the time of Incurrence does not cause, on the date of Incurrence of such Indebtedness, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Secured Leverage Ratio of the Company to exceed 4.0:1 and (in the case of this subclause (II)) any Refinancing Indebtedness with respect to such Indebtedness; provided, that no Restricted Subsidiary that is not a Subsidiary Guarantor may guarantee, be an obligor under, or provide Credit Support for, Indebtedness Incurred under this clause (1) to refinance, refund or replace the notes or the Guarantees;

(2) any Indebtedness outstanding on the Issue Date (other than Indebtedness described in Section 4.09(b)(1), (3) or (7));

(3) Indebtedness owed:

(A) to the Company; or

(B) to any Restricted Subsidiary; provided, however, that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) will be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this Section 4.09(b)(3);

provided that any such Indebtedness owed to the Company or a Subsidiary Guarantor shall be pledged as Collateral securing the Notes Obligations pursuant to the Notes Security Documents;

(4) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund (including, for avoidance of doubt, repurchases upon consummation of a tender offer for), Indebtedness Incurred under Section 4.09(a), this Section 4.09(b)(4) or Section 4.09(b)(2) or (8), in each case in an amount not to exceed the amount so refinanced or refunded (plus Refinancing Costs); provided, however, that (x) such Indebtedness is Incurred by either (A) the Restricted Subsidiary that is the obligor on the Indebtedness being refinanced or refunded or (B) the Company or a Guarantor, and (y) Indebtedness the proceeds of which are used to refinance or refund the notes or Indebtedness which constitutes Pari Passu Debt or which is subordinated in right of payment to the notes shall only be permitted under this Section 4.09(b)(4) if:

(A) in case the notes are refinanced in part or the Indebtedness to be refinanced is Pari Passu Debt, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is pari passu with, or subordinate in right of payment to, the remaining notes or such Subsidiary Guarantee, as applicable;

(B) in case the Indebtedness to be refinanced is subordinated in right of payment to the notes or any Subsidiary Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the notes or such Subsidiary Guarantee, as applicable, at least to the extent that the Indebtedness to be refinanced is subordinated to the notes or such Subsidiary Guarantee, as applicable;

(C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the earlier of the Stated Maturity of the Indebtedness to be refinanced or refunded and the Stated Maturity of the notes, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded and the remaining Average Life of the notes; and provided further that in no event may (i) the Parent’s Indebtedness be refinanced by means of any Indebtedness of any of its Restricted Subsidiaries pursuant to this Section 4.09(b)(4), (ii) the Company’s Indebtedness be refinanced by means of any Indebtedness of any of its Restricted Subsidiaries pursuant to this Section 4.09(b)(4) or (iii) the Company’s or any Subsidiary Guarantor’s Indebtedness be refinanced by means of Indebtedness of any Subsidiary that is not a Subsidiary Guarantor pursuant to this Section 4.09(b)(4); and

(D) (i) such new Indebtedness, to the extent it refinances or refunds Indebtedness that is secured by Collateral, is secured, if applicable, by Collateral with a Lien priority that is not senior to the priority of the Liens securing such refinanced or refunded Indebtedness and (ii) no unsecured Indebtedness shall be refinanced or refunded by secured Indebtedness;

(5) Indebtedness:

(A) in respect of (i) open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, (ii) performance, bid, surety, indemnity, appeal bonds, completion guarantees and other Obligations of like nature and (iii) guarantees and/or Obligations as an account party in respect of the face amount of letters of credit in respect thereof, in each case securing Obligations not constituting Indebtedness for borrowed money (including worker’s compensation claims, environmental remediation and other environmental matters and obligations in connection with leased real property, self-insurance or similar requirements) provided in the ordinary course of business or arising from the endorsement of instruments in the ordinary course of business;

(B) under Currency Agreements, Interest Rate Agreements and Forward Stock Purchase Transactions; provided, however, that such agreements are, in each case, Incurred not for speculative purposes;

(C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any of the Company’s obligations or those of any of the Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the acquisition or disposition of any business, assets or Restricted Subsidiary in accordance with the terms of this Indenture (other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually paid or received by the Company or any Restricted Subsidiary, as applicable, in connection with such acquisition or disposition;

(6) the Indebtedness of the Company and guarantees thereof, to the extent the net proceeds thereof are promptly:

(A) used to purchase the notes tendered in an Offer to Purchase made as a result of a Change of Control; or

(B) deposited to defease the notes pursuant to Section 8.04 hereof;

(7) the Subsidiary Guarantees and guarantees of Indebtedness of the Company by any Restricted Subsidiary; provided that the guarantee by any Restricted Subsidiary of such Indebtedness (other than the notes) is permitted by and made in accordance with Section 4.18 hereof;

(8) Acquired Indebtedness; provided, however, that on the date on which the applicable Person becomes a Restricted Subsidiary or on which the applicable Indebtedness is assumed in connection with an Asset Acquisition, and after giving effect to the Incurrence of such Indebtedness, either (x) the Company would have been able to Incur at least $1.00 of Indebtedness under Section 4.09(a) or (y) the Consolidated Leverage Ratio of the Company would be equal to or less than the Consolidated Leverage Ratio of the Company immediately prior to giving effect to such Asset Acquisition;

(9) (A) Indebtedness or related obligations of the Company or any Subsidiary Guarantor under cash management or similar treasury or custodial arrangements with any Lender or any affiliate of such Lender or (B) cash management or similar treasury or custodial arrangements with any Person that is not a Lender or an affiliate of any Lender;

(10) Indebtedness that is owed to the seller of a business in a Permitted Investment to the extent constituting consideration for such Permitted Investment (plus, in the event of any refinancing of any such Indebtedness, the Refinancing Costs); provided that (i) such Indebtedness under this Section 4.09(b)(10) shall be unsecured and shall not mature or amortize any principal prior to the date that is 91 days after the Stated Maturity of the notes and (ii) the aggregate principal amount of Indebtedness outstanding under this Section 4.09(b)(10) at any time may not exceed $20.0 million;

(11) Indebtedness Incurred pursuant to any Vendor Financing Arrangement in an aggregate principal amount (taken together with any Indebtedness Incurred pursuant to Section 4.09(b)(4) above in respect thereof) not to exceed $50.0 million at any one time outstanding, less the amount of any Indebtedness outstanding under Section 4.09(b)(12) below (plus, in the event of any refinancing of any such Indebtedness, the Refinancing Costs);

(12) Indebtedness in the form of Capitalized Lease Obligations in an amount not to exceed $15 million at any one time outstanding (plus, in the event of any refinancing of any such Indebtedness, the Refinancing Costs); and

(13) ABL Obligations, which, when taken together with the amount of outstanding receivables, assets and other current assets subject to factoring or other similar arrangements pursuant to clause (3)(F) of the definition of “Asset Sale” do not exceed the Maximum ABL Amount (plus, in the event of any refinancing of any such Indebtedness, the Refinancing Costs), in each case Incurred by the Company and/or Subsidiary Guarantors; provided, that no Restricted Subsidiary that is not a Subsidiary Guarantor may guarantee, be an obligor under, or provide Credit Support for, Indebtedness Incurred under this Section 4.09(b)(13) to refinance, refund or replace the notes or the Guarantees; provided, further, at the Company’s option, on the date of the initial borrowing of the applicable Indebtedness or entry into the definitive agreement providing the commitment to fund the applicable Indebtedness under this Section 4.09(b)(13) after giving pro forma effect to the Incurrence of the entire committed amount of such Indebtedness, such amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without being further subject to the Consolidated Leverage Ratio test in the definition of “Maximum ABL Amount.”

(c) Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this Section 4.09 shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

(d) For purposes of determining any particular amount of Indebtedness under this Section 4.09:

(x) guarantees, Liens or Obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included; and

(y) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.12 hereof shall not be treated as Indebtedness.

(e) For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses, and from time to time may reclassify such item of Indebtedness to the extent that such reclassified Indebtedness could be Incurred at the time of such reclassification pursuant to the clause or clauses into which such Indebtedness is reclassified; provided, however, that Indebtedness outstanding on the Issue Date under any existing Credit Facilities (including the notes issued on the Issue Date under the terms herein) will be treated as Incurred on the Issue Date under Section 4.09(b)(1) and may not subsequently be reclassified.

(f) For purposes of determining compliance with any dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto will be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, provided, however, that:

(1) the dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date; and

(2) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness, converted into the currency in which the Indebtedness being refinanced is denominated at the currency exchange rate in effect on the date of such refinancing, does not exceed the principal amount of such Indebtedness being refinanced (plus premiums, accrued interest, fees and expenses).

(g) The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the foreign currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

(h) Neither the Issuers nor any Subsidiary Guarantor will incur any Indebtedness that pursuant to its terms is subordinate or junior in right of payment to any Indebtedness unless such Indebtedness is subordinated in right of payment to the notes or the relevant Subsidiary Guarantee, as applicable, to the same extent; provided that Indebtedness will not be considered subordinate or junior in right of payment to any other Indebtedness solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority.

(i) Notwithstanding anything in Sections 4.09(a) through (h) to the contrary, (i) no direct or indirect Subsidiary or equity investee of an Issuer may directly or indirectly provide Credit Support for Indebtedness, and (ii) no direct or indirect Subsidiary or equity investee of an Issuer may be an obligor on any Indebtedness for borrowed money for which any guarantor or obligor on Indebtedness directly or indirectly provides Credit Support, unless, in each case of clauses (i) and (ii), such Subsidiary or equity investee provides a Subsidiary Guarantee and becomes a Subsidiary Guarantor.

Section 4.10 Limitation on Asset Sales.

(a) The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless:

(1) the consideration received by the Company or the Restricted Subsidiary is at least equal to the Fair Market Value (on the date a definitive agreement for such Asset Sale was entered into) of the assets sold or disposed of;

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration received consists of cash, Cash Equivalents or the assumption of any liabilities (as shown on the Company’s most recent consolidated balance sheet or in the footnotes thereto, or if incurred, accrued or increased subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Company’s consolidated balance sheet or in the footnotes thereto if such incurrence, accrual or increase had taken place on or prior to the date of such balance sheet, as determined in good faith by the Company) of the Company or any Restricted Subsidiary, other than liabilities that are unsecured or by their terms or as to Lien priority subordinated to the Notes Obligations, that are assumed by the transferee of any such assets or Equity Interests (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) pursuant to a written agreement that releases the Company or such Restricted Subsidiary from such liabilities; provided, however, that this clause shall not apply to the lease, sharing, assignment or other use of facilities, rights of way or other access rights or the assignment of transmission or network capacity; and provided further that the amount of any notes or other Obligations or other securities or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days of the receipt thereof shall each be deemed to be Cash Equivalents for the purposes of this clause (2); and

(3) in the case of an Asset Sale of Collateral, all consideration from such Asset Sale that is not in the form of cash or Cash Equivalents is pledged as Collateral to secure the Notes Obligations pursuant to a Priority Lien concurrently with or immediately after the receipt thereof.

(b) Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale of any Cash Flow Priority Collateral, the Company or any Restricted Subsidiary may apply an amount equal to the amount of such Net Cash Proceeds to:

(1) permanently repay (A) Priority Lien Obligations under the notes (including, at the Company’s option, by making an offer (in accordance with the procedures set forth below for an Offer to Purchase) to all Holders to purchase their notes at 100% of the principal amount thereof, plus accrued but unpaid interest) or (B) any other Priority Lien Obligations (including by way of prepayments that may be declined) (and to correspondingly reduce commitments with respect thereto); provided that if any such Priority Lien Obligations other than the notes are reduced with the Net Cash Proceeds of any Asset Sale, the Company shall offer to equally and ratably reduce Obligations under the notes as provided in Section 3.07 hereof, through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Offer to Purchase) to all Holders to purchase their notes at 100% of the principal amount thereof, plus accrued but unpaid interest; or

(2) invest in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and the Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution); provided that with respect to property or assets acquired pursuant to this Section 4.10(b)(2), (A) the purchase of such property or assets is consummated no later than (i) the 365th day after such Asset Sale or (ii) so long as a binding agreement with respect to the purchase of such property or assets is entered into within 365 days after the Asset Sale, 180 days after the date of such binding agreement and (B) such property or assets shall be pledged as Collateral subject to a Priority Lien securing the Priority Lien Obligations.

(c) Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale of any assets other than Collateral, the Company or any Restricted Subsidiary may apply an amount equal to the amount of such Net Cash Proceeds to:

(1) permanently repay (A) Indebtedness of a Subsidiary of the Company that is not a Subsidiary Guarantor or (B) Pari Passu Debt, in each case owing to a Person other than the Company or any Restricted Subsidiary; provided, however, that if the obligation repaid pursuant to Section 4.10(c)(1)(A) or (B) is revolving credit Indebtedness, the Company or such Restricted Subsidiary, as applicable, must correspondingly reduce loan commitments with respect thereto; or

(2) invest in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and the Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution); provided that with respect to property or assets acquired pursuant to this Section 4.10(c)(2), (A) the purchase of such property or assets is consummated no later than (i) the 365th day after such Asset Sale or (ii) so long as a binding agreement with respect to the purchase of such property or assets is entered into within 365 days after the Asset Sale, 180 days after the date of such binding agreement and (B) such property or assets shall be pledged as Collateral subject to a Priority Lien securing the Priority Lien Obligations.

(d) To the extent applicable, within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale of any ABL Priority Collateral, the Company or any Restricted Subsidiary may apply an amount equal to the amount of such Net Cash Proceeds to:

(1) first, permanently repay ABL Obligations Incurred pursuant to Section 4.09(b)(13); and

(2) second,

(A) permanently repay (x) Priority Lien Obligations under the notes (including, at the Company’s option, by making an offer (in accordance with the procedures set forth below for an Offer to Purchase) to all Holders to purchase their notes at 100% of the principal amount thereof, plus accrued but unpaid interest) or (y) any other Priority Lien Obligations (including by way of prepayments that may be declined) (and to correspondingly reduce commitments with respect thereto); provided that if any such Priority Lien Obligations other than the notes are reduced with the Net Cash Proceeds of any Asset Sale, the Company shall offer to equally and ratably reduce the notes as provided under Section 3.07 hereof, through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Offer to Purchase) to all Holders to purchase their notes at 100% of the principal amount thereof, plus accrued but unpaid interest; or

(B) invest in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and the Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution); provided that with respect to property or assets acquired pursuant to this Section 4.10(d)(2)(B), (x) the purchase of such property or assets is consummated no later than (i) the 365th day after such Asset Sale or (ii) so long as a binding agreement with respect to the purchase of such property or assets is entered into within 365 days after the Asset Sale, 180 days after the date of such binding agreement and (y) such property or assets shall be pledged as Collateral subject to a Priority Lien securing the Priority Lien Obligations.

Pending the final application of any Net Cash Proceeds, the Company or any Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by this Indenture.

The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during the applicable time period set forth in Section 4.10(b), (c) and (d) and not applied as so required by the end of such period shall constitute “Excess Proceeds.”

If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section 4.10 totals at least $10.0 million, the Company must commence, not later than the fifteenth business day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of notes and, to the extent permitted or required by the terms thereof, any other Pari Passu Debt, equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the notes and such other Pari Passu Debt, if applicable, on the relevant Payment Date, plus, in each case, accrued interest (if any) to (but not including) the Payment Date. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of notes and other Pari Passu Debt tendered in response to such Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee will select the notes and such other Pari Passu Debt to be purchased on a pro rata basis, subject to DTC procedures if the notes are Global Notes. Upon completion of the Offer to Purchase, the amount of Excess Proceeds will be reset to zero.

The provisions under this Indenture relating to the Company’s obligation to make an offer to purchase the notes as a result of an Asset Sale, including the definition of “Asset Sale,” may be waived or modified at any time (including after Net Cash Proceeds have been received) with the written consent of the Holders of a majority in principal amount of the notes then outstanding.

(e) The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.09 hereof or this Section 4.10, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance.

Section 4.11 Limitation on Transactions with Affiliates.

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any of the Company’s Affiliates (an “Affiliate Transaction”), unless:

(1) the terms of such transaction are fair and reasonable and no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not an Affiliate;

(2) if such transaction involves an amount in excess of $20.0 million, the Company or such Restricted Subsidiary delivers to the Trustee a resolution adopted by a majority of the disinterested members of the Board of Directors approving such transaction and set forth in an Officers’ Certificate certifying that such transaction complies with Section 4.11(a)(1); and

(3) if such transaction involves an amount in excess of $50.0 million, the Company or such Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized appraisal or investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view. Such nationally recognized appraisal or investment banking firm may have other relationships with the Company, such Restricted Subsidiary or any affiliate thereof.

(b) Section 4.11(a) does not limit and shall not apply to:

(1) any transaction solely between or among the Company and any Restricted Subsidiary;

(2) the payment of customary directors’ fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Parent, the Company or any Restricted Subsidiary entered into in the ordinary course of business;

(3) any transaction (i) with respect to the lease, sharing or other use of facilities, equipment, transmission or network capacity, right-of-way or other access rights, between the Company or any Restricted Subsidiary and any other Person or (ii) between the Company or any Restricted Subsidiary and customers, clients, suppliers, lessors or purchasers or sellers of goods or services, in each case with respect to transactions under this subclause (ii) in the ordinary course of business and otherwise in compliance with the terms of this Indenture; provided, however, that such transaction is on terms that:

(A) if applicable, are consistent with the past practices of the Company or such Restricted Subsidiary; and

(B) are no less favorable, taken as a whole, to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person (or, in the event that there are no comparable transactions involving unrelated Persons to apply for comparative purposes, is otherwise on terms that, taken as a whole, the Company has determined to be fair to the Company or the relevant Restricted Subsidiary);

(4) any Restricted Payments not prohibited by Section 4.07 hereof (including by way of being excluded pursuant to the parenthetical exclusions to the definition thereof) and any Permitted Investments;

(5) payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to future, present or former employees, managers, consultants or independent contractors of the Company or any Subsidiary or guarantees in respect thereof for bona fide business purposes or in the ordinary course of business provided, however, that the aggregate amount of such loans, advances or guarantees outstanding at any time may not exceed $1.0 million;

(6) any agreement or arrangement as in effect as of the Issue Date or as thereafter amended, supplemented or replaced (to the extent such amendment, supplement or replacement agreement is no less favorable in any material respect to the Holders than such agreement or arrangement as then in effect and that is being amended, supplemented or replaced);

(7) transactions between the Company or a Restricted Subsidiary and any Person that would constitute an Affiliate Transaction solely because such Person is a director or such Person has a director which is also a director of the Parent or the Company; provided, however, that such director abstains from voting as a director of the Parent or the Company, as the case may be, on any matter involving such other Person;

(8) pledges of Equity Interests of Unrestricted Subsidiaries;

(9) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans or similar employee benefit plans approved in good faith by the Board of Directors of the Parent;

(10) (i) any employment, consulting, service or termination agreement, or customary reimbursement and indemnification arrangements, entered into by the Company or a Restricted Subsidiary with current, former or future officers, directors, employees, managers, consultants and independent contractors of the Company or a Subsidiary and (ii) any payment of compensation or other employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers current, former or future officers, directors, employees, managers, consultants and independent contractors of the Company or a Subsidiary (including amounts paid pursuant to any management equity plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, stock option or similar plans and any successor plan thereto and any supplemental executive retirement benefit plans or arrangements), in each case, in the ordinary course of business or as otherwise approved in good faith by the Board of Directors of the Parent;

(11) investments by Affiliates in Indebtedness or Equity Interests of the Company or a Subsidiary, so long as non-Affiliates were also offered the opportunity to invest in such Indebtedness or Equity Interests, and transactions with Affiliates solely in their capacity as Holders of Indebtedness or Equity Interests of the Company or a Subsidiary, to the extent the opportunity to participate in such transaction was offered to all Holders of such class (and there are such non-Affiliate Holders) and such Affiliates are treated no more favorably than all other Holders of such class generally who elect to participate;

(12) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business; provided, however, that such transaction is on terms that are fair and reasonable and no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in an arm’s-length transaction with a Person that is not an Affiliate; or

(13) intellectual property licenses in the ordinary course of business.

Section 4.12 Limitation on Liens.

The Parent will not, the Company will not and the Company will not permit any Restricted Subsidiary to, (i) create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character (including, without limitation, licenses, any shares of Capital Stock of the Company or any Restricted Subsidiary or any Indebtedness or Attributable Debt of the Company or any Restricted Subsidiary), in each case except Permitted Liens, (ii) as security for any Indebtedness, create, incur, assume or suffer to exist, in favor of any Person other than the Collateral Agent, a Permitted Lien in any leasehold interest in a cell tower that constitutes Excluded Assets because a leasehold mortgage is required to create or perfect a security interest therein, unless the applicable Grantor also creates, incurs, assumes or suffers to exist a Priority Lien in favor of the Collateral Agent that is senior to the Lien of such Person in such leasehold interest, or (iii) take any steps to perfect Permitted Liens in favor of any Person other than the Collateral Agent in respect of Collateral constituting a leasehold interest in a cell tower, including without limitation the granting of a leasehold mortgage in respect of such leasehold interest, unless the applicable Grantor also perfects the Lien in such Collateral in favor the Collateral Agent, and ensures that the Collateral Agent’s perfected Lien is a Priority Lien.

Section 4.13 [Reserved].

Section 4.14 Corporate Existence.

Subject to Article 5 hereof, the Parent shall do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each of the Issuers and the Company’s Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Parent, the Issuers or any such Restricted Subsidiary; provided, however, that the Parent shall not be required to preserve the corporate, partnership or other existence of any of the Company’s Restricted Subsidiaries, if the Board of Directors of the Parent shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the notes.

Section 4.15 Repurchase of Notes upon a Change of Control.

(a) The Company must commence, within 30 days of the occurrence of a Change of Control Triggering Event, and consummate an Offer to Purchase for all notes then outstanding, at a purchase price equal to 101% of the principal amount thereof on the relevant Payment Date, plus accrued interest (if any) to (but not including) the Payment Date; provided, however, that the Company shall not be obligated to repurchase notes pursuant to this Section 4.15 in the event that it has exercised its right to redeem all of the notes under Section 3.07. The Company will provide notice of a Change of Control Triggering Event to each Holder, with a copy to the Trustee.

(b) The Company will not be required to make an Offer to Purchase following a Change of Control Triggering Event if (i) a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements in this Indenture applicable to an Offer to Purchase made by the Company and purchases all notes validly tendered and not validly withdrawn under such Offer to Purchase or (ii) in connection with or in contemplation of any Change of Control, the Company (or any Affiliate of the Company) has made an offer to purchase (an “Alternate Offer”) any and all notes validly tendered at a cash price equal to or higher than 101% of the principal amount thereof and has purchased all notes properly tendered in accordance with the terms of the Alternate Offer.

(c) Notwithstanding anything to the contrary herein, an Offer to Purchase or Alternate Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making of such Offer to Purchase or Alternate Offer. An Offer to Purchase or Alternate Offer may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of this Indenture and/or notes (but the Offer to Purchase may not condition tenders on the delivery of such consents).

(d) This Section 4.15 will, unless consents are obtained, require the Company to repay all Indebtedness then outstanding which by its terms would prohibit such note repurchase, either prior to or concurrently with such note repurchase.

Section 4.16 Limitation on Sale-Leaseback Transactions.

(a) The Company will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

(b) The foregoing restriction does not apply to any sale-leaseback transaction with respect to assets or properties if:

(1) the Company or such Restricted Subsidiary, as applicable, could have (a) Incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale-leaseback transaction under Section 4.09(a) hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereof;

(2) the gross cash proceeds of such sale-leaseback transaction are at least equal to the Fair Market Value of the property that is the subject of such sale-leaseback transaction; or

(3) the transfer of assets in such sale-leaseback transaction is permitted by, and the Company or such Restricted Subsidiary, as applicable, applies the proceeds received from such sale-leaseback transaction in compliance with, Section 4.10 hereof;

provided, that the foregoing restriction shall not apply to any sale-leaseback transaction with respect to cell towers or Airborne Equipment entered into by the Company or a Restricted Subsidiary in the ordinary course of its business.

Section 4.17 Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries.

The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

(1) to the Company or a Wholly Owned Restricted Subsidiary;

(2) issuances of director’s qualifying shares or sales to foreign nationals of shares of Capital Stock of Foreign Restricted Subsidiaries, to the extent required by applicable law;

(3) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.07 hereof if made on the date of such issuance or sale; or

(4) issuances or sales of Common Stock of a Restricted Subsidiary, provided, however, that the Company or such Restricted Subsidiary applies the Net Cash Proceeds, if any, of any such sale in compliance with Section 4.10 hereof.

Section 4.18 Limitation on Issuances of Guarantees by Restricted Subsidiaries.

The Company will not permit any Restricted Subsidiary, directly or indirectly, to guarantee any of the Parent’s, the Company’s or any Subsidiary Guarantor’s Indebtedness (any such Indebtedness being the “Guaranteed Indebtedness”), unless:

(1) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Subsidiary Guarantee of payment of the notes by such Restricted Subsidiary;

(2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Parent or the Company, as applicable, or any Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided, however, that this Section 4.18(2) shall not be applicable to any Guarantee of any such Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; and

(3) if the Guaranteed Indebtedness is Indebtedness of the Parent, the Company would have been permitted to Incur such Guaranteed Indebtedness pursuant to Section 4.09(a) hereof.

If the Guaranteed Indebtedness:

(A) constitutes Pari Passu Debt or Indebtedness of the Parent that ranks equally in right of payment and Lien priority with the Parent Guarantee, then the Guarantee of such Guaranteed Indebtedness shall constitute Pari Passu Debt or shall be subordinated to, the Subsidiary Guarantee;

(B) is subordinated to the notes, a Subsidiary Guarantee or the Parent Guarantee, or is unsecured, as applicable, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the notes, such Subsidiary Guarantee or the Parent Guarantee or will be unsecured, as applicable; or

(C) is secured by Collateral, then the Guarantee of such Guaranteed Indebtedness shall be secured, if applicable, by Collateral with a Lien priority that is not senior to the priority of the Liens securing such Guaranteed Indebtedness.

Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (1) any sale or other disposition (including by merger or otherwise) of (x) Capital Stock of the Restricted Subsidiary or (y) all or substantially all of the assets of such Restricted Subsidiary, in each case if (i) such sale or other disposition (including by merger or otherwise) complies with the applicable provisions hereof and (ii) following which such Restricted Subsidiary is no longer a Restricted Subsidiary; or (2) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

Section 4.19 Withholding Taxes.

(a) All payments made by or on behalf of any foreign Subsidiary Guarantor under or with respect to a Subsidiary Guarantee will be made free and clear of, and without withholding or deduction for, or on account of, any present or future taxes, duties, levies, imposts, assessments or other governmental charges (including, without limitation, penalties and interest and other similar liabilities related thereto) (“Taxes”) unless required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of any jurisdiction in which the paying foreign Subsidiary Guarantor is then incorporated, organized, engaged in business for tax purposes or resident for tax purposes, or any political subdivision or governmental authority thereof or therein having power to tax or any jurisdiction from or through which payment is made by or on behalf of such Subsidiary Guarantor (each such jurisdiction, whether or not it actually imposes any such deduction or withholding, a “Tax Jurisdiction”), will at any time be required to be made from any payments made by or on behalf of such Subsidiary Guarantor under or with respect to a Subsidiary Guarantee, including, without limitation, payments of principal, redemption price, purchase price, interest or premium, such Subsidiary Guarantor will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments (including payments of Additional Amounts) after such withholding or deduction will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:

(1) any Taxes that would not have been imposed but for the Holder or beneficial owner of the notes being a citizen, resident or national of, incorporated in or carrying on a business in the relevant Tax Jurisdiction in which such Taxes are imposed, or having any other present or former connection with the relevant Tax Jurisdiction in which such Taxes are imposed other than by the mere acquisition or holding of any note or the enforcement or receipt of payment under or in respect of any Subsidiary Guarantee;

(2) any Taxes imposed or withheld as a result of the failure of the Holder or beneficial owner of a note to comply with any written request, made to that Holder or beneficial owner in writing at least 30 days before any such withholding or deduction would be payable, by the Issuers or their Affiliates to provide timely or accurate information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any valid or timely declaration or similar claim, provide a properly executed form or statement, or satisfy any certification information or other reporting requirements (to the extent such Holder or beneficial owner is legally eligible to do so), which is required or imposed by a statute, treaty, regulation or administrative practice of the relevant Tax Jurisdiction to qualify for exemption from, or reduction in the rate of deduction or withholding of, such Taxes;

(3) any Taxes that are imposed or withheld as a result of the presentation of any note for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the note been presented on the last day of such 30 day period);

(4) any estate, inheritance, gift, sale, transfer, personal property or similar Taxes;

(5) any Taxes which are payable otherwise than by deduction or withholding from payments made under or with respect to a Subsidiary Guarantee;

(6) any Taxes that were imposed with respect to any payment on a note to any Holder who is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent that no Additional Amounts would have been payable had the beneficial owner of the applicable note been the Holder of such note;

(7) any Taxes that are imposed or withheld pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) as of the Issue Date (or any amended or successor version of such sections that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder, any official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention between a non-U.S. jurisdiction and the United States with respect to the foregoing;

(8) any U.S. federal, state or local withholding Taxes; or

(9) any combination of items (1) through (8) above.

(b) In addition to the foregoing, the foreign Subsidiary Guarantors will pay and indemnify the Holder and beneficial owner for any present or future stamp, issue, registration, transfer, court or documentary Taxes, or any other excise, property or similar Taxes in connection with the execution, issuance, delivery, registration or enforcement of any Subsidiary Guarantee or any other document or instrument referred to therein, or the receipt of any payments with respect thereto.

(c) If any foreign Subsidiary Guarantor becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to any Subsidiary Guarantee, the Issuers will deliver to the Trustee on a date at least 15 days prior to the date of payment (unless the obligation to pay Additional Amounts arises after the 15th day prior to that payment date, in which case the Issuers shall notify the Trustee in writing promptly thereafter) an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officers’ Certificate must also set forth any other information reasonably necessary to enable the paying agent to pay Additional Amounts on the relevant payment date. The Trustee shall be entitled to rely solely on such Officers’ Certificate as conclusive proof that such payments are necessary. The relevant Subsidiary Guarantor will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts.

(d) The relevant Subsidiary Guarantor will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The relevant Subsidiary Guarantor will use its reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld. The relevant Issuers will furnish to the Holders, within 60 days after the date the payment of any Taxes so deducted or withheld is made, copies of Tax receipts evidencing payment by such Subsidiary Guarantor, as the case may be, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments by such entity.

(e) Whenever this Indenture mentions the payment of amounts based on the principal amount, interest of any other amount payable under, or with respect to, any Subsidiary Guarantee, such mention shall be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(f) The above obligations will survive any termination, defeasance or discharge of this Indenture, any transfer by a Holder or beneficial owner of its notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor Person to any Subsidiary Guarantor is then incorporated, organized, engaged in business or resident for tax purposes or any jurisdiction from or through which any payment under, or with respect to, any Subsidiary Guarantee is made by or on behalf of such Person, and any political subdivision or taxing authority or agency thereof or therein having the power to tax.

Section 4.20 Future Subsidiary Guarantors.

The Company shall cause each Person that becomes a Restricted Subsidiary following the Issue Date to, within 30 days of the date that such Person has become a Restricted Subsidiary, in the case of a Domestic Restricted Subsidiary, or of the first anniversary of such Person having become a Subsidiary, in the case of a Foreign Restricted Subsidiary, (i) execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall guarantee the payment and performance of the notes at the time such Person becomes a Restricted Subsidiary; (ii) execute supplements to the applicable Notes Security Documents in order to grant a Lien in the Collateral owned by such Restricted Subsidiary to the same extent as that set forth in this Indenture and the Notes Security Documents and execute supplements to the Collateral Agency Agreement and, if in effect, the Crossing Lien Intercreditor Agreement; and (iii) take all actions required by the Notes Security Documents to perfect such Lien. Notwithstanding the foregoing but subject to the following paragraph, a Foreign Restricted Subsidiary that becomes a Restricted Subsidiary following the Issue Date will take the actions described in the foregoing clauses (i) through (iii) within 30 days of the date such Person has become a Restricted Subsidiary if the Company determines in good faith that such Foreign Restricted Subsidiary will not have any earnings and profits for U.S. federal income tax purposes before the first anniversary of such Person having become a Restricted Subsidiary. The form of such supplemental indenture is attached as Exhibit E hereto.

A Foreign Restricted Subsidiary shall not be required to provide a Subsidiary Guarantee pursuant to the foregoing covenant if it is (i) a Foreign Restricted Subsidiary with respect to which the Company has determined in good faith that making such Foreign Restricted Subsidiary a Subsidiary Guarantor is not practicable (including as a result of local law in the jurisdiction in which such Foreign Restricted Subsidiary is organized or other applicable law, rule or regulation) or (ii) a Foreign Restricted Subsidiary for which the Company determines in good faith that the burden or cost (including any costs resulting from material adverse tax consequences) of providing a guarantee therefrom outweigh the benefit of the guaranty afforded thereby. It is understood for purposes of the foregoing that (1) any such Subsidiary Guarantee shall not be required due to material adverse U.S. federal income tax consequences only if such consequences arise as a result of a change in law occurring after the Issue Date, including, for the avoidance of doubt, a change to the Proposed Regulations under Section 956 of the Code, published on November 5, 2018; and (2) such Subsidiary Guarantee shall be required to be provided by such Foreign Restricted Subsidiary within 30 days after the earlier to occur of (A) the conditions specified in clauses (i) and (ii) of the preceding sentence no longer being applicable and (B) either (x) such Foreign Restricted Subsidiary providing Credit Support for any Indebtedness of the Company or a Guarantor or (y) such Foreign Restricted Subsidiary Incurring Indebtedness for which the Company or a Guarantor provides Credit Support.

Notwithstanding the foregoing, by no later than the 15th day following the Issue Date, the Issuers shall cause each Foreign Restricted Subsidiary that does not, as of the Issue Date, meet the conditions specified in clauses (i) and (ii) of the first sentence of the preceding paragraph to (i) execute and deliver to the Trustee a supplemental indenture pursuant to which such Foreign Restricted Subsidiary shall guarantee the payment and performance of the notes; (ii) execute supplements to the applicable Notes Security Documents and/or other documentation necessary in order to grant a Lien in the Collateral owned by such Foreign Restricted Subsidiary to the same extent as that set forth in this Indenture and the Notes Security Documents and execute supplements to the Collateral Agency Agreement; (iii) take all actions required by the Notes Security Documents to perfect such Lien; and (iii) deliver to the Trustee and the Collateral Agent such legal opinions and other documentation as each may reasonably request.

Section 4.21 Limitations on Business Activities of any FCC License Holder.

No FCC License Holder may (i) engage in any material business activities other than in connection with, incidental to, or in support of, the acquisition and use of such licenses or its role as licensee and/or licensor of the FCC Licenses (the “Permitted Activities”) or (ii) incur Indebtedness owed to any party other than the Company or another Subsidiary Guarantor (other than Indebtedness owed to the FCC and incurred in connection with, incidental to, or in support of the Permitted Activities) or issue Equity Interests, other than in favor of or to the Company or a Subsidiary Guarantor, in the case of (i) and (ii) other than as required by applicable law, rule or regulation; provided that any FCC License Holder may guarantee any Indebtedness (including any Obligation in respect thereof) of the Company or the Restricted Subsidiaries permitted to be incurred hereunder; provided, however, that such guarantee, by its terms or by the terms of any agreement or instrument pursuant to which such guarantee is outstanding, is subordinate in right of payment to the Guarantee by such FCC License Holder of the notes, and is secured, if applicable, by Collateral with a Junior Lien. The Parent, the Company and the Restricted Subsidiaries shall, subject to FCC consent (for which the Company or its Restricted Subsidiaries, as applicable, will apply promptly following the Issue Date), use commercially reasonable efforts to cause any FCC Licenses held by any of them (other than any FCC Licenses without an independent market value) to be transferred to an FCC License Holder (unless such transfer (x) would have a material adverse effect on the Company’s or any Subsidiary of the Company’s ability to use such licenses in the ordinary course of business or (y) is prohibited by applicable law, rule or regulation) no later than 90 days following the Issue Date. Any FCC License Holder shall be a Subsidiary Guarantor. All of the Equity Interests and evidences of Indebtedness of an FCC License Holder owed to the Company or another Subsidiary Guarantor shall be pledged as Collateral to secure the Notes Obligations under a Priority Lien.

Section 4.22 Suspension of Covenants.

Following the first day (the “Suspension Date”) that:

(1) the notes have an Investment Grade Rating from both of the Rating Agencies, and

(2) no Default has occurred and is continuing under this Indenture,

the Company and the Restricted Subsidiaries, as applicable, will not be subject to the provisions of Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.16, 4.17, 4.18 and 4.20 hereof and Section 5.01(3) (collectively, the “Suspended Covenants”). In the event that the Company and the other Restricted Subsidiaries, as applicable, are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the notes below an Investment Grade Rating, then the Company and the other Restricted Subsidiaries, as applicable, will thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period and the Company and any Restricted Subsidiary will be permitted, without causing a Default or Event of Default or breach of any kind under this Indenture, to honor, comply with or otherwise perform any contractual commitments or obligations entered into in good faith during a Suspension Period following a Reversion Date and to consummate the transactions contemplated thereby. The Issuers will promptly notify the Trustee in writing of the occurrence of any Suspension Date or Reversion Date, but failure to so notify the Trustee shall not invalidate the occurrence of the Suspension Date or the Reversion Date and shall not constitute a Default or Event of Default by the Issuers.

On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.09(b)(2) and all Liens created, incurred, assumed or suffered to exist during the Suspension Period will be deemed to have been existing on the Issue Date, so that it is classified as permitted under subclause (23) of clause (a) under the definition of “Permitted Liens.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.07 hereof will be made as though such covenant had been in effect prior to, but not during, the Suspension Period (and, for avoidance of doubt, all Consolidated EBITDA, Consolidated Cash Interest Expense and other amounts attributable to the Suspension Period that would otherwise increase the amount of Restricted Payments available to be made pursuant to any clause of Section 4.07 hereof shall be excluded in determining the amount of Restricted Payments available to be made following the Reversion Date). For purposes of determining compliance with Section 4.10(b), on the Reversion Date, the Excess Proceeds will be deemed to be reset to zero. In addition, for purposes of Section 4.11 hereof, all agreements and arrangements entered into by the Company and any Restricted Subsidiary with an Affiliate of the Company during the Suspension Period prior to such Reversion Date will be deemed to have been entered into on or prior to the Issue Date, and for purposes of Section 4.8 hereof, all contracts entered into during the Suspension Period prior to such Reversion Date that contain any of the restrictions contemplated by such covenant will be deemed to have been existing on the Issue Date.

ARTICLE 5

SUCCESSORS

Section 5.01 Consolidation, Merger and Sale of Assets.

Neither of the Issuers will consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into either of the Issuers unless:

(1) such Issuer shall be the continuing Person, or the Person (if other than such Issuer) formed by such consolidation or into which such Issuer is merged or that acquired or leased its property and assets (A) shall be a corporation or limited liability company organized and validly existing under the laws of the United States of America or any jurisdiction thereof; provided that there shall be at least one Obligor of the notes that is a corporation organized or existing under such laws; and (B) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, all of its obligations on all of the notes and under this Indenture and the Notes Security Documents;

(2) immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing;

(3) immediately after giving effect to such transaction on a pro forma basis the Company or any Person becoming the successor Obligor of the notes, as the case may be, could Incur at least $1.00 of Indebtedness under Section 4.09(a) hereof; provided, however, that this clause (3) shall not apply to:

(A) a consolidation, merger or sale of all (but not less than all) of the Company’s assets if all of the Liens and Indebtedness of the Company or of any Person becoming the successor Obligor on the notes, as the case may be, and their Restricted Subsidiaries outstanding immediately after such transaction would, if Incurred at such time, have been permitted to be Incurred (and all such Liens and Indebtedness, other than the Liens and Indebtedness of the Company and their Restricted Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been Incurred) for all purposes of this Indenture; or

(B) a consolidation, merger or sale of all or substantially all of the Company’s assets if immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor Obligor of the notes shall have a Consolidated Leverage Ratio equal to or less than the Consolidated Leverage Ratio of the Company immediately prior to such transaction;

(4) such Issuer delivers to the Trustee an Officers’ Certificate and opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided that in giving such opinion such counsel may rely on an Officers’ Certificate as to compliance with Section 5.01(2) and (3) and as to any matters of fact;

(5) such Issuer or the surviving entity, as applicable, promptly causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be reasonably required by applicable law to preserve and protect the Lien of the Notes Security Documents on the Collateral owned by or transferred to such Issuer or the surviving entity;

(6) the Collateral owned by or transferred to such Issuer or the surviving entity, as applicable, shall (A) constitute Collateral under this Indenture and the Notes Security Documents; (B) be subject to a Priority Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders; and (C) not be subject to any Lien other than Permitted Liens; and

(7) the property and assets of the Person which is merged or consolidated with or into such Issuer or the surviving entity, as applicable, to the extent that they are property or assets or of the types which would constitute Collateral under the Notes Security Documents, shall be treated as After-Acquired Property and such Issuer or the surviving entity shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Priority Lien of the Notes Security Documents in the manner and to the extent required in this Indenture;

provided that Section 5.01(3) and (4) do not apply if, in the good faith determination of the Board of Directors, whose determination shall be evidenced by a board resolution, the principal purpose of such transaction is to change the state of organization of such Issuer; and provided further, however, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations. In addition, Section 5.01(3) and (4) will not apply to any consolidation, merger, sale, conveyance, transfer, lease or other disposition of assets (i) between or among the Issuers and any Guarantors or (ii) in connection with any IP Reorganization Transaction.

Notwithstanding anything to the contrary herein, in the event the Company becomes a corporation or the Company or the Person formed by or surviving any consolidation or merger with the Company (permitted in accordance with the terms of this Indenture) is a corporation, the Co-Issuer may be merged into the Company or it may be dissolved in accordance with this Indenture and cease to be an Issuer.

The Person formed by any such consolidation or merger will succeed to, and be substituted for, and may exercise every right and power of such Issuer under this Indenture, but the predecessor company in the case of (i) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of such Issuer as an entirety or substantially as an entirety) or (ii) a lease shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the notes.

Section 5.02 Successor Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of an Issuer in a transaction that is subject to, and that complies with the provisions of, Section 5.01, the successor Person formed by such consolidation or into or with which such Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” or “Co-Issuer” or “Issuers,” as the case may be, shall refer instead to the successor Person and not to the Company, the Co-Issuer or the Issuers, as the case may be), and may exercise every right and power of the Company. the Co-Issuer or the Issuers, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company, the Co-Issuer or the Issuers, as the case may be, herein; provided, however, that the predecessor shall not be relieved from the obligation to pay the principal of, premium on, if any, and interest, if any, on, the notes except in the case of a sale of all of such Issuer’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default”:

(1) default in the payment of principal of (or premium, if any, on) the notes when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

(2) default in the payment of interest on the notes when the same becomes due and payable, and such default continues for a period of 30 days;

(3) default in the performance or breach of the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Company or the Restricted Subsidiaries or the failure to make or consummate an Offer to Purchase in accordance with Section 4.15 hereof;

(4) an Issuer or the Parent defaults in the performance of or breaches any other covenant or agreement of the Issuers or the Parent, as applicable, in this Indenture or under the notes (other than a default under Section 6.01(1), (2) or (3)) or under the Notes Security Documents, and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the notes;

(5) there occurs with respect to any issue or issues of Indebtedness of an Issuer or any Significant Subsidiary having an outstanding principal amount of $25.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (A) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (B) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(6) any final judgment or order (not covered by insurance) for the payment of money in excess of $25.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against an Issuer or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order (or any longer period provided for the timely payment of such judgment or order) that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $25.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(7) a court having jurisdiction in the premises enters a decree or order for:

(A) relief in respect of an Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

(B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of an Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of an Issuer or any Significant Subsidiary; or

(C) the winding up or liquidation of the affairs of an Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

(8) an Issuer or any Significant Subsidiary:

(A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law;

(B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of an Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of an Issuer or any Significant Subsidiary; or

(C) effects any general assignment for the benefit of creditors;

(9) (a) Subsidiary Guarantees provided by Subsidiary Guarantors that individually or together would constitute a Significant Subsidiary cease to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantees or the terms of this Indenture) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee, or (b) the Parent Guarantee ceases to be in full force and effect or the Parent denies or disaffirms its obligations under the Parent Guarantee, and in each such case such Default continues for 10 days (other than by reason of the termination of this Indenture or the release of such Guarantee in accordance with this Indenture);

(10) unless all of the Collateral has been released from the Liens in accordance with the provisions of the Notes Security Documents,

(A) a default (that has not been cured) by the Parent, the Issuers or any Subsidiary Guarantor in the performance of any obligation under the Notes Security Documents which materially adversely affects the enforceability, validity, perfection or priority of the Liens securing the notes on any portion of the Collateral;

(B) the repudiation or disaffirmation by the Parent, the Issuers or any Subsidiary Guarantor of any of its material obligations under the Notes Security Documents; or

(C) the final, non-appealable determination in a judicial proceeding that the Notes Security Documents are unenforceable or invalid against Parent, an Issuer or any Subsidiary Guarantor party thereto for any reason with respect to any portion of the Collateral with a value greater than $7.5 million, and, in the case of any event described in subclauses (A) through (C), such default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Notes Security Documents or otherwise cured within 60 days; or

(11) the Collateral Agency Agreement is not or ceases to be binding on or enforceable against any party thereto (or against any person on whose behalf any such party makes any covenant or agreements therein), or shall otherwise not be effective to create the rights and obligations purported to be created thereunder.

The Trustee shall not be charged with knowledge of any default or Event of Default with respect to the notes unless a written notice of such default or Event of Default shall have been given to a Responsible Officer by the Parent, the Issuers, the Subsidiary Guarantors or any Holder.

Section 6.02 Acceleration.

(a) If an Event of Default (other than an Event of Default under Section 6.01(7) or (8) above that occurs with respect to an Issuer or a Significant Subsidiary) occurs and is continuing under this Indenture, the Trustee or Holders of at least 25% in aggregate principal amount of the notes then outstanding by written notice to the Issuers (and to the Trustee if such notice is given by the Holders), may declare the principal amount of, premium, if any, and accrued interest on the notes to be immediately due and payable.

(b) In the event of a declaration of acceleration because an Event of Default under Section 6.01(5) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default shall be remedied or cured by the relevant Issuer or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

(c) If an Event of Default under Section 6.01(7) or (8) above occurs with respect to an Issuer or any Significant Subsidiary, the principal amount of, premium, if any, and accrued interest on the notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(d) If any acceleration under Section 6.01(1) through (11) above occurs on or after the First Call Date, the principal amount of, premium, if any, and accrued interest on notes that becomes due and payable shall equal the optional redemption price in effect on the date of such acceleration, as if such acceleration were an optional redemption of the notes accelerated. If any acceleration under Section 6.01(1) through (11) above occurs prior to the First Call Date, the principal amount of, premium, if any, and accrued interest on notes that becomes due and payable shall equal the Make-Whole Redemption Price in effect on the date of such acceleration, as if such acceleration were a Make-Whole Redemption of the notes accelerated. The Company and the Subsidiary Guarantors agree and acknowledge that payment of the amounts in this Section 6.02(d) constitute liquidated damages and not unmatured interest or a penalty, and the actual amount of damages to the Holders of notes as a result of the relevant Event of Default would be impracticable and extremely difficult to ascertain. Accordingly, liquidated damages pursuant to this paragraph are provided by mutual agreement of the Company, the Subsidiary Guarantors and the Trustee (on behalf of the Holders of the notes) as a reasonable estimation and calculation of such actual lost profits and other actual damages of the Holders of the notes.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, or interest, if any, on the notes or to enforce the performance of any provision of the notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The Holders of at least a majority in principal amount of the outstanding notes, by written notice to the Company and to the Trustee, may waive all past Defaults with respect to the notes and rescind and annul a declaration of acceleration and its consequences if (1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived and (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Subject to the terms of the Intercreditor Agreements, the Notes Security Documents and provision of an indemnity satisfactory to the Trustee, the Holders of at least a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Agent or exercising any trust or power conferred on the Trustee pursuant to this Indenture. However, the Trustee and Collateral Agent may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee or the Collateral Agent in personal liability, or that the Trustee or the Collateral Agent determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from such Holders.

Section 6.06 Limitation on Suits.

A Holder may not pursue any remedy with respect to this Indenture or the notes unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing or will occur upon notice and/or passage of time;

(2) Holders of at least 25% in principal amount of the outstanding Notes have requested (the “Requesting Holders”) in writing the Trustee to pursue the remedy, which pursuit of the requested remedy may be conditioned upon the occurrence of an Event of Default in the future;

(3) such Requesting Holders have offered the Trustee security or indemnity in respect of any loss, liability or expense (which security or indemnity is reasonably acceptable to the Trustee, such acceptance not to be unreasonably withheld or delayed);

(4) the Trustee has not complied with, or indicated in writing to the Requesting Holders that it will comply with, such request within 10 days after the receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a written direction inconsistent with such request within such 10-day period.

Notwithstanding the foregoing, in no event may any Holder directly enforce any Lien of the Collateral Agent pursuant to the Notes Security Documents. A Holder of a note may not use this Indenture to prejudice the rights of another Holder of a note or to obtain a preference or priority over another Holder of a note.

Subject to the terms of the Notes Security Documents and provision of an indemnity satisfactory to the Trustee, the Holders of at least a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Agent or exercising any trust or power conferred on the Trustee pursuant to this Indenture. However, the Trustee and Collateral Agent may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee or the Collateral Agent in personal liability, or that the Trustee or the Collateral Agent determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from such Holders.

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a note to receive payment of principal of, premium on, if any, or interest, if any, on the note, on or after the respective due dates expressed in the note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium on, if any, and interest, if any, remaining unpaid on the notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the notes allowed in any judicial proceedings relative to the Issuers (or any other Obligor upon the notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

Subject to the Notes Security Documents, if the Trustee collects any money pursuant to this Article 6 (including any amounts received from the Collateral Agent), it shall pay out the money in the following order:

First: to the Trustee or Collateral Agent, as applicable, for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee or Collateral Agent, as applicable, and the costs and expenses of collection, in each case, to the extent expressly permitted by Section 7.07 hereof;

Second: to Holders of notes for amounts due and unpaid on the notes for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the notes for principal, premium, if any, and interest, if any, respectively; and

Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this Section 7.01(c) does not limit the effect of Section 7.01(b);

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Section 7.01(a), (b) and (c).

(e) No provision of this Indenture, the notes, the Guarantees or the Notes Security Documents will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture or the Notes Security Documents at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an opinion of counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or opinion of counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers will be sufficient if signed by an Officer of each Issuer.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(i) The Trustee may request that the Issuers deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(j) In no event shall the Trustee be responsible or liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; provided that the Trustee shall use reasonable efforts consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of notes and may otherwise deal with either Issuer or any Guarantor or any Affiliate of either Issuer or any Guarantor with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes Security Documents or the notes, it shall not be accountable for the Issuers’ use of the proceeds from the notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the notes or any other document in connection with the sale of the notes or pursuant to this Indenture or any of the Notes Security Documents other than its certificate of authentication.

The Trustee shall not be responsible for the existence, genuineness, value or protection of any Collateral for the legality, effectiveness or sufficiency of any Notes Security Document, or for the creation, perfection, priority, sufficiency or protection of any Lien created by a note.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail or deliver to Holders of notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, or interest, if any, on, any note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as notes remain outstanding, the Trustee will mail to the Holders of the notes a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA §313(b)(2). The Trustee will also transmit by mail all reports as required by TIA §313(c).

(b) A copy of each report at the time of its mailing to the Holders of notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the notes are listed in accordance with TIA §313(d). The Issuers will promptly notify the Trustee when the notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

(a) The Issuers will pay to the Trustee, from time to time, reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuers will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Issuers and the Guarantors will jointly and severally indemnify the Trustee against any and all losses, liabilities or expenses (other than any taxes based upon, measured by or determined by reference to the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, the notes, the Guarantees, the Notes Security Documents and the Crossing Lien Intercreditor Agreement, including the costs and expenses of enforcing the same against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee will notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers will not relieve the Issuers or any of the Guarantors of their obligations hereunder. The Issuers or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuers will pay the reasonable fees and expenses of such counsel. Neither the Issuers nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c) The obligations of the Issuers and the Guarantors under this Section 7.07 will survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

(d) To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, or interest, if any, on, particular notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in clause (7) or (8) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Issuers in writing and by mailing notice thereof to the Holders. The Holders of a majority in aggregate principal amount of the then outstanding notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Issuers), the Issuers or the Holders of at least 10% in aggregate principal amount of the then outstanding notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture and the Notes Security Documents. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5). The Trustee is subject to TIA §310(b).

Section 7.11 Preferential Collection of Claims Against Issuers.

The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may at any time, at the option of the Company’s Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Obligors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding notes (including the Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Obligors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding notes (including the Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in Sections 8.02(1) and (2) below, and to have satisfied all their other obligations under such notes, the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, premium on, if any, or interest, if any, on such notes when such payments are due from the trust referred to in Section 8.04;

(2) the Company’s obligations with respect to such notes under Article 2 and Section 4.02 hereof;

(3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Obligors’ obligations in connection therewith; and

(4) this Article 8.

Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof. If the Issuers exercise their option to defease the notes pursuant to the requirements of this Indenture, the Liens on the Collateral securing the notes will be released and the Guarantees in effect at such time will terminate.

Section 8.03 Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, the Obligors will, subject to the satisfaction of the conditions set forth in Section 8.04, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.20 and 4.21 hereof and Section 5.01(3) with respect to the outstanding notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such notes will not be deemed outstanding for accounting purposes). For this purpose,

Covenant Defeasance means that, with respect to the outstanding notes and Guarantees, the Obligors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such notes and Guarantees will be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(3) with respect to Section 5.01(3), 6.01(4) with respect to such other covenants, and 6.01(5) and (6) will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1) the Issuers must have deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient (accompanied by a report delivered to the Trustee from a nationally recognized firm of independent public accountants (which may be the regularly employed accountants of the Parent) regarding the calculation of the amount deposited in comparison to the interest, premium, maturity and other terms of this Indenture) to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of this Indenture and such notes;

(2) with respect to Legal Defeasance under Section 8.02 hereof, the Issuers must have delivered to the Trustee either (i) an opinion of counsel to the effect that Holders and beneficial owners will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Issuers’ exercise of their option under Section 8.02 hereof and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service (the “IRS”) to the same effect unless there has been a change in applicable U.S. federal income tax law after the Issue Date such that a ruling is no longer required or (ii) a ruling directed to the Trustee received from the IRS to the same effect as the aforementioned opinion of counsel;

(3) with respect to Covenant Defeasance under Section 8.03 hereof, the Issuers must have delivered to the Trustee an opinion of counsel to the effect that Holders and beneficial owners will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Issuers’ exercise of their option under Section 8.03 hereof and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(4) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or Notes Security Documents; and

(5) the Issuers must deliver to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding notes will be held in trust and applied by the Trustee, in accordance with the provisions of such notes and this Indenture, to the payment, either directly or through any Paying Agent (including either Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the request of the Issuers any money or U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

In the event the Issuers exercise under Section 8.01 the option applicable to either Section 8.02 or 8.03 and such notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient (accompanied by a report delivered to the Trustee from a nationally recognized firm of independent public accountants (which may be the regularly employed accountants of the Parent) regarding the calculation of the amount deposited in comparison to the interest, premium, maturity and other terms of this Indenture) to pay amounts due on such notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on such notes at the time of the acceleration resulting from such Event of Default. However, the Issuers will remain liable for such payments.

Section 8.06 Repayment to the Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium on, if any, or interest, if any, on any note and remaining unclaimed for two years after such principal, premium, if any, or interest, if any, has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) will be discharged from such trust; and the Holder of such note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Obligors’ obligations under this Indenture and the notes and the Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium on, if any, or interest, if any, on, any note following the reinstatement of its obligations, the Issuers will be subrogated to the rights of the Holders of such notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of the Holders.

Notwithstanding Section 9.02, the Issuers, the Parent and the Subsidiary Guarantors, when authorized by a resolution of their Boards of Directors (as evidenced by board resolutions), and the Trustee may amend or supplement this Indenture, the notes, the Guarantees, the Notes Security Documents, the Collateral Agency Agreement or the Crossing Lien Intercreditor Agreement without notice to or the consent of any Holder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency in this Indenture;

(2) to comply with the provisions concerning consolidation, merger and sale of assets;

(3) to evidence and provide for the acceptance of appointment hereunder by a successor trustee or Collateral Agent;

(4) to provide for uncertificated notes in addition to or in place of Certificated Notes (provided, that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code);

(5) to add one or more additional Guarantees on the terms required by this Indenture, or provide for the assumption of the Parent’s, either Issuer’s or any of the Subsidiary Guarantors’ obligations to the Holders; provided that the addition of any such additional obligor that is not an obligor with respect to all notes issued under this Indenture shall require the consent of the Holders of not less than a majority in principal amount of the notes then outstanding (including, without limitation, additional notes, if any);

(6) to make any change that, in the good faith opinion of the Board of Directors of the Parent as evidenced by a board resolution, does not adversely affect the legal rights of any Holder in any material respect;

(7) to conform the text of this Indenture (including any supplemental indenture or other instrument pursuant to which additional notes are issued), the notes (including any additional notes), any Subsidiary Guarantee, the Parent Guarantee, the Collateral Agency Agreement, the Crossing Lien Intercreditor Agreement or any Collateral Agreement to any provision of the “Description of Senior Secured Notes” or “Intercreditor Arrangements” sections of the Offering Memorandum, to the extent that such provision in that “Description of Senior Secured Notes” or “Intercreditor Arrangements” section was intended to be a verbatim recitation of a provision of this Indenture, the notes, the Parent Guarantee, any Subsidiary Guarantee, the Collateral Agency Agreement, the Crossing Lien Intercreditor Agreement or any Collateral Agreement;

(8) to amend the Collateral Agency Agreement to add additional holders of Additional Secured Obligations permitted under this Indenture, the Collateral Agency Agreement and any Secured Debt Documents then in effect;

(9) to add covenants for the benefit of the Holders, or to surrender any right or power conferred upon the Parent, the Issuers or any Guarantor;

(10) to release, terminate or discharge the Guarantee of any Guarantor or any Lien, in each case when such release, termination or discharge is permitted in accordance with the terms of this Indenture;

(11) to provide for the issuance of additional notes in accordance with the limitations set forth in this Indenture as of the date of this Indenture;

(12) to make any changes with respect to the rights or obligations of the Trustee or other provisions relating to the Trustee that do not adversely affect the rights of any Holder in any material respect;

(13) to make any amendments to the provisions of this Indenture relating to the transfer and legending of notes as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the notes; provided, however, that (i) compliance with this Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer notes;

(14) to amend the Notes Security Documents to add any holders of Priority Lien Obligations to the extent permitted under this Indenture, the Collateral Agency Agreement and any Priority Lien Document then in effect; and

(15) to add to the Collateral securing the notes.

Upon the request of the Issuers accompanied by a resolution of their Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 13.04 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise; provided that any amendment, waiver or other modification to the provisions of this Indenture made solely to, and deemed reasonably necessary or advisable by a counsel of local jurisdiction to, facilitate the grant of a Guarantee or security interest created under the Collateral Agreement by any Guarantor that is a Foreign Restricted Subsidiary will be effective when executed and delivered by the Issuers and the other applicable Grantors without execution by the Trustee.

Section 9.02 With the Consent of the Holders.

Except as provided below in this Section 9.02, the Issuers, the Parent, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.09, 4.10 and 4.15 hereof), the notes, the Guarantees and the Notes Security Documents with the consent of the Holders of not less than a majority in aggregate principal amount of the notes (including, without limitation, additional notes, if any, but not including outstanding Affiliate Notes) then outstanding voting as a single class (including, in each case, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest, if any, on, the notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any other provision of this Indenture, the notes or the Guarantees, or with the Notes Security Documents, may be waived with the consent of the Holders of not less than a majority in aggregate principal amount of the notes then outstanding (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes); provided that (x) if any such amendment or waiver will only affect one series of notes (or less than all series of notes) then outstanding under this Indenture, then only the consent of the Holders of a majority in principal amount of the notes of such series then outstanding (including, in each case, consents obtained in connection with a tender offer or exchange offer for notes) shall be required and (y) if any such amendment or waiver by its terms will affect a series of notes in a manner different and materially adverse relative to the manner such amendment or waiver affects other series of notes, then the consent of the Holders of a majority in principal amount of the notes of such series then outstanding (including, in each case, consents obtained in connection with a tender offer or exchange offer for notes) shall be required. Any amendment to, or waiver of, any provision of this Indenture or any Notes Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens of the notes will require consent of the Holders of at least 75% in aggregate principal amount of the notes then outstanding. Section 2.08 hereof shall determine which notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Issuers accompanied by a resolution of their Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 13.04 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not necessary for the consent of the Holders of notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers will mail to the Holders of notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of this Indenture, the notes or the Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not:

(1) change the Stated Maturity of the principal of, or any installment of interest on, any note;

(2) reduce the principal amount of, or interest or premium, if any, on, any note;

(3) change the place or currency of payment of principal of, or interest or premium, if any, on, any note;

(4) change the optional redemption dates or optional redemption prices of the notes from those stated in Section 3.07 hereof;

(5) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the redemption date) of any note or the Parent Guarantee or any Subsidiary Guarantee;

(6) reduce the above-stated percentage of outstanding notes, the consent of whose Holders is necessary to modify or amend this Indenture;

(7) waive a default in the payment of principal of, or interest or premium, if any, on, the notes or modify any provisions of this Indenture relating to modification or amendment thereof;

(8) release the Parent Guarantee or any Subsidiary Guarantee other than pursuant to the terms of this Indenture;

(9) reduce the percentage or aggregate principal amount of outstanding notes, the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults; or

(10) make any change to or modify the ranking of the notes that would adversely affect the Holders in any material respect.

Section 9.03 [Reserved].

Section 9.04 Revocation and Effect of Consents.

(a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a note is a continuing consent by the Holder of a note and every subsequent Holder of a note or portion of a note that evidences the same debt as the consenting Holder’s note, even if notation of the consent is not made on any note. However, any such Holder of a note or subsequent Holder of a note may revoke the consent as to its note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.

(b) The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Issuers shall inform the Trustee in writing of the fixed record date if applicable.

(c) After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of Section 9.02(1) through (10), in which case, the amendment, supplement or waiver shall bind only each Holder who has consented to it and every subsequent Holder or portion of a note that evidences the same debt as the consenting Holder’s note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest on a note, on or after the respective due dates expressed in such note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 9.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any note thereafter authenticated. The Issuers in exchange for all notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amended or supplemental indenture until the Board of Directors of each of the Issuers approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officers’ Certificate and an opinion of counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10

COLLATERAL AND SECURITY

Section 10.01 Notes Security Documents.

The payment of the principal of and interest and premium, if any, on the notes when due, whether on an Interest Payment Date, at Stated Maturity, by acceleration, repurchase, redemption or otherwise and whether by the Issuers pursuant to the notes or by any Guarantor pursuant to its Guarantee, the payment of all other Obligations and the performance of all other Obligations of the Issuers and the Guarantors under this Indenture, the notes, the Guarantees and the Notes Security Documents are secured as provided in the Notes Security Documents and will be secured by Notes Security Documents hereafter delivered as required or permitted by this Indenture.

The Issuers and the Guarantors will deliver to the Trustee true and complete copies of all documents delivered to the Collateral Agent pursuant to the Collateral Agreement and the Collateral Agency Agreement (and, if in effect, the Crossing Lien Intercreditor Agreement), and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Agreement or the Collateral Agency Agreement (and, if in effect, the Crossing Lien Intercreditor Agreement), to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Collateral Agreement and the other Notes Security Documents, or by any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the notes secured hereby, according to the intent and purposes herein expressed.

Notwithstanding anything contained herein or in any Security Document to the contrary, neither the Trustee nor the Collateral Agent shall have any responsibility or liability for the preparation, filing, continuation or correctness of financing statements or continuation statements or with respect to the perfection or priority of any security interest created by this Indenture or any of the Security Documents.

Section 10.02 Collateral Agent and Trustee.

(a) The Collateral Agent shall have all the rights and protections provided in the Notes Security Documents. In addition, the rights, protections, immunities and indemnities afforded to the Trustee under this Indenture shall also be afforded to the Collateral Agent; provided (i) the Collateral Agent shall only be liable to extent of its gross negligence or willful misconduct and (ii) in and during an Event of Default, only the Trustee, and not the Collateral Agent, shall be subject to the prudent person standard.

(b) None of the Trustee, Paying Agent or Registrar or the Collateral Agent (except as provided in the Notes Security Documents), nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Notes Security Documents, for the creation, perfection, priority, sufficiency or protection of any Liens on the Collateral, or any defect or deficiency as to any such matters.

(c) Except as required or permitted by the Notes Security Documents, the Holders, by accepting a note, acknowledge that the Collateral Agent will not be obligated:

(1) to act upon directions purported to be delivered to it by any Person, except in accordance with the Notes Security Documents;

(2) to foreclose upon or otherwise enforce any Lien on the Collateral; or

(3) to take any other action whatsoever with regard to any or all of the Liens on the Collateral or the Notes Security Documents.

Section 10.03 Authorization of Actions to Be Taken.

(a) Each Holder of notes, by its acceptance thereof, consents and agrees to the terms of each Notes Security Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its respective terms and the terms of this Indenture, authorizes and directs the Trustee and the Collateral Agent to enter into the Notes Security Documents to which each is a party, and authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of notes as set forth in the Notes Security Documents to which the Trustee or the Collateral Agent is a party, and to perform its obligations and exercise its rights and powers thereunder.

(b) Each Holder of notes, by its acceptance thereof, authorizes and directs the Trustee and the Collateral Agent to enter into one or more amendments to the Collateral Agency Agreement or enter into any intercreditor agreements (including the Crossing Lien Intercreditor Agreement and amendments thereto) or any amendments or supplements to the Notes Security Documents in accordance with the provisions of this Indenture and the Notes Security Documents.

(c) Unless otherwise prohibited by this Indenture, the Issuers shall not direct the Collateral Agent or the Trustee to enter into any amendments to the Collateral Agency Agreement, except in accordance with the Collateral Agency Agreement. Unless otherwise permitted by this Indenture, the Issuers shall not direct the Collateral Agent or the Trustee to enter into any amendments to the Crossing Lien Intercreditor Agreement, except in accordance with the Crossing Lien Intercreditor Agreement.

(d) Each Holder of a note, by accepting such note, shall be deemed to have (1) appointed and authorized the Trustee to give effect to such provisions in Section 10.03(b); (2) authorized the Trustee to become a party to any future intercreditor arrangements described in Section 10.03(b); (3) agreed to be bound by such provisions in Section 10.03(b) and the provisions of any future intercreditor arrangements described in Section 10.03(b); and (4) irrevocably appointed the Trustee to act on its behalf to enter into and comply with such provisions in Section 10.03(b) and the provisions of any future intercreditor arrangements in Section 10.03(b).

(e) Each of the Trustee and the Collateral Agent is authorized and empowered to receive for the benefit of the Holders of notes any funds collected or distributed to the Collateral Agent under the Notes Security Documents and, subject to the terms of the Notes Security Documents, to make further distributions of such funds to the Holders of notes according to the provisions of this Indenture.

(f) Subject to the provisions of Section 7.01, Section 7.02 and the Notes Security Documents, the Trustee may, and upon the written direction of the Holders holding a majority of the aggregate outstanding principal amount of the notes shall, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(1) foreclose upon or otherwise enforce any or all of the Liens on the Collateral;

(2) enforce any of the terms of the Notes Security Documents to which the Collateral Agent is a party; or

(3) collect and receive payment of any and all Obligations.

Subject to the Collateral Agency Agreement and the Crossing Lien Intercreditor Agreement, the Trustee is hereby authorized and empowered by each Holder of notes (by its acceptance thereof), but shall be under no obligation to unless directed, in writing, by Holders holding a majority of the outstanding principal amount of the notes, to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it or such Holders may deem reasonably expedient to protect or enforce the Liens on the Collateral or the Notes Security Documents to which the Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Notes Security Documents or this Indenture, and such suits and proceedings as the Trustee or such Holders may deem reasonably expedient to preserve or protect its interests and the interests of the Holders of notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Liens on the Collateral or be prejudicial to the interests of Holders or the Trustee. The Issuers shall reimburse the Trustee, Holders and Collateral Agent, as applicable, for any reasonable out-of-pocket costs and expenses incurred in connection with such suits and proceedings.

Section 10.04 Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 10 upon the Issuers or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuers or a Guarantor or of any officer or officers thereof required by the provisions of this Article 10; and if the Trustee or the Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Collateral Agent, as the case may be.

Section 10.05 Release upon Termination of the Issuers’ Obligations.

In the event (i) that the Issuers deliver to the Trustee an Officers’ Certificate and opinion of counsel stating that all the Obligations under this Indenture, the notes, the Guarantees and the Notes Security Documents have been satisfied and discharged by the payment in full of the Issuers’ obligations under the notes, the Guarantees, this Indenture and the Notes Security Documents, and all such Obligations have been so satisfied, or (ii) a discharge, Legal Defeasance or Covenant Defeasance of this Indenture occurs under Article 8 or 12, the Trustee at the written request of the Issuers shall deliver to the Issuers and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Notes Security Documents.

Section 10.06 Collateral Agent as Third-Party Beneficiary.

This Article 10 is intended for the benefit of, and shall be enforceable as a third-party beneficiary by, the Collateral Agent as a holder of Liens on the Collateral.

Section 10.07 Collateral Account.

Each Holder of a note, by accepting such note, agrees to the establishment, maintenance and administration of a “Collateral Account” by the Collateral Agent on behalf of the Trustee and the other Secured Debt Representatives, for the benefit of the Holders and the other Secured Parties.

Section 10.08 Crossing Lien Intercreditor Agreement.

The parties to this Indenture agree that the rights, protections, indemnities and immunities provided to the Collateral Agent hereunder are applicable to the Collateral Agent in connection with the entry into, and the performance of any of its related roles under, the Crossing Lien Intercreditor Agreement.

ARTICLE 11

GUARANTEES

Section 11.01 Guarantee.

(a) Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a note authenticated and delivered by the Trustee and to the Trustee the Collateral Agent and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the notes or the obligations of the Issuers hereunder or thereunder, that:

(1) the principal of, premium, if any, on, and interest, if any, on the notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest, if any, on, the notes, if lawful, and all other obligations of the Issuers to the Holders or the Trustee or the Collateral Agent hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

Any amount received by the Trustee through the enforcement of a Guarantee will be applied to all outstanding obligations in respect of principal, interest and premium, if any, then owing on the notes.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of either Issuer, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the notes and this Indenture.

(c) If any Holder or the Trustee or the Collateral Agent is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

(e) Any Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee (the “Subsidiary Guarantee Payment”) will be entitled (without affecting any obligation of such Subsidiary Guarantor to make such payment and so long as the exercise of such right does not impair the rights of the Holders under the Guarantee), upon payment in full of all guaranteed Obligations under this Indenture, to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of the Subsidiary Guarantee Payment based on the respective net assets of all Guarantors at the time of the Subsidiary Guarantee Payment, determined in accordance with GAAP.

(f) In the event that the Parent makes a payment under its Parent Guarantee (the “Parent Guarantee Payment”), the Parent will be entitled (without affecting any obligation of the Parent to make such payment and so long as the exercise of such right does not impair the rights of the Holders under the Guarantee) upon payment in full of all guaranteed Obligations under this Indenture, to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of the Parent Guarantee Payment based on the respective net assets of all the Guarantors at the time of the Parent Guarantee Payment, determined in accordance with GAAP.

Section 11.02 Limitation on Guarantor Liability.

Each Guarantee shall be subject to limitations in accordance with local law in the jurisdiction of organization of the applicable Guarantor and defenses generally available to guarantors in such jurisdiction. For the avoidance of doubt, such limitations and defenses may include, but are not limited to, (i) those related to fraudulent conveyance, fraudulent transfer, voidable preference, financial assistance, corporate purpose, corporate benefit, capital maintenance, earnings stripping, retention of title claims and similar laws, regulations and defenses affecting the rights of creditors generally, (ii) such limitations and defenses as are described in the Offering Memorandum and (iii) other considerations under applicable law. No Guarantee shall apply to any liability to the extent that it would result in any guarantee constituting unlawful financial assistance within the meaning of applicable law. Each Guarantor, and by its acceptance of notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar national, federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Guarantee not being deemed to constitute a fraudulent conveyance or fraudulent transfer under national, federal or state law.

Section 11.03 Execution and Delivery of Guarantee.

The Company shall cause each Restricted Subsidiary that is required to become a Subsidiary Guarantor pursuant to Section 4.20 to promptly execute and deliver to the Trustee a supplemental indenture (in the form attached hereto as Exhibit E or otherwise in form and substance reasonably satisfactory to the Trustee), evidencing its Subsidiary Guarantee on substantially the terms set forth in this Article 11. Concurrently therewith, the Company shall deliver to the Trustee an opinion of counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and that, subject to applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereinafter in effect affecting creditors’ rights or remedies generally and to general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding at law or at equity, such supplemental indenture is a valid and binding agreement of such Restricted Subsidiary, enforceable against such Restricted Subsidiary in accordance with its terms.

If the Company has determined reasonably and in good faith that (i) it is not practicable for a Foreign Restricted Subsidiary acting as a Subsidiary Guarantor to continue acting as a Subsidiary Guarantor (including as a result of local law in the jurisdiction in which such Foreign Restricted Subsidiary is organized or other applicable law, rule or regulation) or (ii) the burden or cost (including any costs resulting from material adverse tax consequences) of a Foreign Restricted Subsidiary providing such Subsidiary Guarantee outweighs the benefit of the guaranty afforded thereby, the Company shall notify Holders of notes in writing within five business days of the release of any such Subsidiary Guarantee. It is understood for purposes of the foregoing that any such Subsidiary Guarantee may be released due to material adverse U.S. federal income tax consequences only if such consequences arise as a result of a change in law occurring after the Issue Date, including, for the avoidance of doubt, a change to the Proposed Regulations under Section 956 of the Code, published on November 5, 2018.

Section 11.04 Guarantors May Consolidate, Etc., on Certain Terms.

Except as otherwise provided in Section 11.05, each Subsidiary Guarantor will not, and the Issuers will not permit a Subsidiary Guarantor to, consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it (other than the Issuers or any Subsidiary Guarantor), unless:

(1) immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing, and

(2) either:

(A) such Subsidiary Guarantor shall be the continuing Person, or the Person (if other than such Subsidiary Guarantor) formed by such consolidation or into which such Subsidiary Guarantor is merged or that acquired or leased its property and assets (i) shall be a corporation or limited liability company organized and validly existing under the laws of the United States of America or any jurisdiction thereof and (ii) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, all of its obligations on the Subsidiary Guarantee and under this Indenture and the Notes Security Documents; provided that:

(i) such Subsidiary Guarantor or the surviving entity, as applicable, promptly causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be reasonably required by applicable law to preserve and protect the Lien of the Notes Security Documents on the Collateral owned by or transferred to such Subsidiary Guarantor or the surviving entity;

(ii) the Collateral owned by or transferred to such Subsidiary Guarantor or the surviving entity, as applicable, shall (A) constitute Collateral under this Indenture and the Notes Security Documents; (B) be subject to the Priority Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders; and (C) not be subject to any Lien other than Permitted Liens; and

(iii) the property and assets of the Person which is merged or consolidated with or into such Subsidiary Guarantor or the surviving entity, as applicable, to the extent that they are property or assets or of the types which would constitute Collateral under the Notes Security Documents, shall be treated as After-Acquired Property and such Subsidiary Guarantor or the surviving entity shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Priority Lien of the Notes Security Documents in the manner and to the extent required in this Indenture; or

(B) the transaction is not prohibited by Section 4.10 hereof.

In case of any such consolidation, merger, sale, assignment, transfer, or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person will succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such Subsidiary Guarantor shall deliver to the Trustee an Officers’ Certificate and opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture (including any supplement to any Notes Security Document if required in connection with such transaction) comply with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided that in giving such opinion such counsel may rely on an Officers’ Certificate as to compliance with Section 11.04(1) and as to any matters of fact. In such event, the Person formed by such consolidation or merger will succeed to, and be substituted for, such Subsidiary Guarantor under this Indenture and such Subsidiary Guarantor’s Subsidiary Guarantee and, except in the case of a lease, such Subsidiary Guarantor will automatically be released and discharged from its obligations under this Indenture and its Subsidiary Guarantee. All the Subsidiary Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding the foregoing, nothing contained in this Indenture or in any of the notes will prevent any consolidation or merger of a Subsidiary Guarantor with or into an Issuer or another Subsidiary Guarantor, or will prevent any sale, assignment, transfer, or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to an Issuer or another Subsidiary Guarantor.

Notwithstanding the foregoing, the Parent shall not merge or consolidate with or transfer all of its assets to, an Issuer or any Restricted Subsidiary if an Issuer or any Restricted Subsidiary will become an issuer or other obligor on the Existing Convertible Notes or any Indebtedness that is incurred to refinance, replace, renew or refund the Existing Convertible Notes (in whole or in part, on one or more occasions and from time to time).

Section 11.05 Releases.

(a) A Subsidiary Guarantee of a Subsidiary Guarantor will be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect):

(1) in connection with any sale or other disposition (including by merger or otherwise) of (x) Capital Stock of the Subsidiary Guarantor or (y) all or substantially all of the assets of such Subsidiary Guarantor, in each case if (i) such sale or other disposition (including by merger or otherwise) complies with the applicable provisions hereof and (ii) following which such Subsidiary Guarantor is no longer a Restricted Subsidiary;

(2) if the Company designates the Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture;

(3) upon the merger or consolidation of any Subsidiary Guarantor with and into an Issuer or a Subsidiary Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Subsidiary Guarantor following the transfer of all of its assets to the Issuers or a Subsidiary Guarantor; provided that any Subsidiary Guarantor that survives any such transaction or is the transferee of assets of such a Subsidiary Guarantor remains a Subsidiary Guarantor;

(4) upon a legal defeasance or satisfaction and discharge of this Indenture in accordance with Article 8 or 12 hereof;

(5) upon payment in full of the aggregate principal amount of all notes then outstanding and all other Obligations under this Indenture and the notes then due and owing;

(6) during the Suspension Period, upon the merger or consolidation of any Subsidiary Guarantor with and into another Subsidiary that is not a Guarantor with such other Subsidiary being the surviving Person in such merger or consolidation, or upon liquidation of such Subsidiary Guarantor following the transfer of all of its assets to a Subsidiary that is not a Guarantor; or

(7) if the Company has determined reasonably and in good faith that (i) a Foreign Restricted Subsidiary acting as a Subsidiary Guarantor is not practicable (including as a result of local law in the jurisdiction in which such Foreign Restricted Subsidiary is organized or other applicable law, rule or regulation) or (ii) the burden or cost (including any costs resulting from material adverse tax consequences) of a Foreign Restricted Subsidiary providing such guarantee outweighs the benefit of the guaranty afforded thereby. It is understood for purposes of the foregoing that any such Subsidiary Guarantee may be released due to material adverse U.S. federal income tax consequences only if such consequences arise as a result of a change in law occurring after the Issue Date, including, for the avoidance of doubt, a change to the Proposed Regulations under Section 956 of the Code, as amended, published on November 5, 2018.

(b) The Parent Guarantee will be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect):

(1) upon the merger or consolidation of the Parent with and into an Issuer or a Subsidiary Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of the Parent following the transfer of all of its assets to the Issuers or a Subsidiary Guarantor, in each case, if such transfer sale or other disposition (including by merger or otherwise) complies with the applicable provisions of this Indenture and such surviving Person or transferee remains a Guarantor or an Issuer after completion of such transaction;

(2) upon a legal defeasance or satisfaction and discharge of this Indenture in accordance with Article 8 or 12 hereof; or

(3) upon payment in full of the aggregate principal amount of all notes then outstanding and all other Obligations under this Indenture and the notes then due and owing.

(c) Upon any occurrence giving rise to a release of a Guarantee as specified above, the Trustee will, at the direction of and sole cost of the Company, execute any documents reasonably requested by the Company in order to evidence or effect such release, termination and discharge in respect of the Guarantee. Neither the Parent, the Issuers nor any Subsidiary Guarantor will be required to make a notation on the notes to reflect any Guarantee or any such release, termination or discharge. Upon any release of a Guarantor from its Guarantee, such Guarantor shall also be released from its obligations under the Notes Security Documents, the Crossing Lien Intercreditor Agreement and the Collateral Agency Agreement.

(d) Any Guarantor not released from its obligations under its Guarantee as provided in this Section 11.05 will remain liable for the full amount of principal of, premium on, if any, and interest, if any, on, the notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all notes issued hereunder, when:

(1) either:

(A) all notes that have been authenticated and delivered (other than destroyed, lost or stolen notes that have been replaced, notes that are paid and notes for whose payment money or securities have theretofore been deposited in trust and thereafter repaid to the Issuers) have been delivered to the Trustee for cancellation and the Issuers or any other Obligor have paid or caused to be paid all sums payable under this Indenture, or

(B) all notes not theretofore delivered to the Trustee for cancellation have become due and payable, mature within one year or otherwise come due and payable within one year, or are to be called for redemption within one year and the Issuers or any other Obligor have irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders, money or U.S. Government Obligations or a combination of the two sufficient, without consideration of any reinvestment of interest, to pay principal, premium, if any, and accrued interest on the notes to the date of deposit (in the case of notes that have become due and payable), the date of maturity or redemption and all other sums payable under this Indenture;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit and such deposit will not result in a breach or violation of, or constitute a default under such Indenture or any other instrument to which the Issuers or any other Obligor is a party or by which the Issuers or any other Obligor is bound; and

(3) the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the notes at maturity or the redemption date, as applicable.

In addition, the Issuers must deliver an Officers’ Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 12.01, the provisions of Sections 12.02 and 8.06 hereof will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Issuers have made any payment of principal of, premium on, if any, or interest, if any, on, any notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 13

MISCELLANEOUS

Section 13.01 [Reserved].

Section 13.02 Notices.

Any notice or communication by the Issuers, any Guarantor, the Trustee or the Collateral Agent to the others is duly given if in writing and delivered in Person or by first-class mail (registered or certified, return receipt requested), Electronic Means or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers and/or any Guarantor:

Gogo Inc.

111 N. Canal St.

Chicago, Illinois 60606

Facsimile No.: (312) 575-0543

Attention: General Counsel

With a copy to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Facsimile No.: (212) 521-7334

Attention: Matthew E. Kaplan, Esq.

If to the Trustee or the Collateral Agent:

U.S. Bank National Association

190 S. LaSalle Street, 10th Floor

MK-IL-SLTR

Chicago, Illinois 60603

Direct No.: (312) 332-6781

Facsimile No.: (312) 332-8009

Attention: Global Corporate Trust

The Issuers, any Guarantor, the Trustee or the Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by Electronic Means; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company delivers a notice or communication to Holders, it will deliver a copy to the Trustee and the Collateral Agent and each Agent at the same time.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given by the Issuers pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Issuers shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (each, an “Authorized Officer”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Issuers whenever a person is to be added or deleted from the listing. If the Issuers elect to give the Trustee Instructions using Electronic Means and the Trustee elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Issuers understand and agree that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that Instructions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Issuers shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Issuers and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuers. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such Instructions conflict or are inconsistent with a subsequent written instruction. The Issuers agree: (a) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; and (b) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 13.03 Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the notes. The Company, the Trustee, the Collateral Agent, the Registrar and anyone else shall have the protection of TIA §312(c).

Section 13.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee or the Collateral Agent to take any action under this Indenture, the Company shall furnish to the Trustee or the Collateral Agent:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as the case may be (which must include the statements set forth in Section 13.05 hereof), stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) an opinion of counsel in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as the case may be (which must include the statements set forth in Section 13.05 hereof), stating that, in the opinion of such counsel (provided, that in giving such opinion such counsel may rely on an Officers’ Certificate as to any matters of fact), all such conditions precedent and covenants have been satisfied.

Section 13.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 No Personal Liability of Incorporators, Stockholders, Members, Officers, Directors or Employees.

No recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers, the Parent or any Subsidiary Guarantor in this Indenture, or in any of the notes or because of the creation of any Indebtedness represented thereby or under the Notes Security Documents, shall be had against any incorporator, stockholder, member, officer, director, employee or controlling Person, in their capacity as such, of any of the Parent, the Issuers or any Subsidiary Guarantor or of any of their respective successors. Each Holder, by accepting the notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08 Governing Law; Jurisdiction.

THIS INDENTURE, THE NOTES AND THE GUARANTEES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, THE NOTES AND THE GUARANTEES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuers and the Guarantors irrevocably consent and agree, for the benefit of the Holders from time to time of the notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture, the notes or the Guarantees may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, The City of New York, New York and, until amounts due and to become due in respect of the notes have been paid, hereby irrevocably consent and submit to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Issuers and the Guarantors irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture, the notes or the Guarantees brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, The City of New York, New York and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

In relation to any legal action or proceedings arising out of or in connection with this Indenture, the notes and the Guarantees, each Guarantor that is organized under laws other than the United States or a state thereof hereby (i) designate and appoint the Parent as their authorized agent upon which process may be served in any such action or proceeding that may be instituted in any such court and (ii) agree that service of any process, summons, notice or document by U.S. registered mail addressed to the Parent, with written notice of said service to such Person at the address of the Parent set forth in Section 13.02, shall be effective service of process for any such legal action or proceeding brought in any such court.

Section 13.09 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10 Successors.

All agreements of the Company in this Indenture and the notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.05. The provisions of Article 10 referring to the Collateral Agent shall inure to the benefit of such Collateral Agent.

Section 13.11 Severability.

In case any provision in this Indenture or in the notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.13 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.14 Waiver of Jury Trial.

EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signatures on following page]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

ISSUERS

GOGO INTERMEDIATE HOLDINGS LLC

By:	/s/ Barry Rowan
Name: Barry Rowan
Title: Executive Vice President, Chief
Financial Officer and Treasurer

GOGO FINANCE CO. INC.

By:	/s/ Barry Rowan
Name: Barry Rowan
Title: Executive Vice President, Chief
Financial Officer, Treasurer and Assistant Secretary

GUARANTORS

GOGO INC.

By:	/s/ Barry Rowan
Name: Barry Rowan
Title: Executive Vice President, Chief
Financial Officer and Treasurer

AC BIDCO LLC

By:	/s/ Barry Rowan
Name: Barry Rowan
Title: Executive Vice President, Chief
Financial Officer, Treasurer and
Assistant Secretary

GOGO LLC

By:	/s/ Barry Rowan
Name: Barry Rowan
Title: Executive Vice President, Chief
Financial Officer and Treasurer

GOGO BUSINESS AVIATION LLC

By:	/s/ Barry Rowan
Name: Barry Rowan
Title: Executive Vice President, Chief
Financial Officer and Treasurer

[Signature Page to Indenture]

GOGO INTERNATIONAL HOLDINGS LLC

By:	/s/ Barry Rowan
Name: Barry Rowan
Title: Executive Vice President, Chief
Financial Officer and Treasurer

GOGO CONNECTIVITY LTD.

By:	/s/ Barry Rowan
Name: Barry Rowan
Title: Executive Vice President and
Chief Financial Officer

[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Linda Garcia
Name: Linda Garcia
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Linda Garcia
Name: Linda Garcia
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A1

[Face of Note]

CUSIP/ISIN ____________

9.875% Senior Secured Notes due 2024

No.	$

GOGO INTERMEDIATE HOLDINGS LLC

and

GOGO FINANCE CO. INC.

promises to pay to             or registered assigns,

the principal sum of                                                                                                                                    DOLLARS on May 1, 2024

Interest Payment Dates: May 1 and November 1

Record Dates: April 15 and October 15

Dated:

GOGO INTERMEDIATE HOLDINGS LLC

By:
Name:
Title:

GOGO FINANCE CO. INC.

By:
Name:
Title:

This is one of the notes referred to

in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

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[Back of Note]

9.875% Senior Secured Notes due 2024

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Affiliate Note Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Gogo Intermediate Holdings LLC, a Delaware limited liability company (the “Company”), and Gogo Finance Co. Inc., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), promise to pay or cause to be paid interest on the principal amount of this note at 9.875% per annum from                     ,          until maturity. The Issuers will pay interest, if any, semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a business day, on the next succeeding business day (each, an “Interest Payment Date”). Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be                     ,         . The Issuers will pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the notes to the extent lawful; it will pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT. The Issuers will pay interest on the notes (except defaulted interest), if any, to the Persons who are registered Holders of notes at the close of business on the April 15 or October 15 next preceding the Interest Payment Date, even if such notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Issuers, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest, if any, on, all Global Notes and all other notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change the Paying Agent or Registrar without prior notice to the Holders of the notes. The Parent or any of its Subsidiaries may act as Paying Agent or Registrar.

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(4) INDENTURE. The Issuers issued the notes under an Indenture dated as of April 25, 2019 (the “Indenture”) among the Issuers, the Guarantors, the Trustee and the Collateral Agent. The terms of the notes include those stated in the Indenture. The notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The notes are secured obligations of the Issuers and the Guarantors. The Indenture does not limit the aggregate principal amount of notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

(a) At any time prior to May 1, 2021, the Issuers may, at their option, at any time and from time to time, redeem up to 40% of the aggregate principal amount of the notes (including additional notes issued after the Issue Date, if any) originally issued with the net proceeds from one or more equity offerings of the Parent at a redemption price of 109.875% of their principal amount, plus accrued and unpaid interest, if any, to (but not including) the date of redemption; provided, however, that:

(i) notes representing at least 50% of the principal amount of the notes (including additional notes issued after the Issue Date, if any) remain outstanding immediately after each such redemption; and

(ii) notice of each such redemption is mailed within 120 days after the closing of the related equity offering.

(b) The Issuers may redeem the notes, in whole or in part, at any time prior to May 1, 2021 upon not less than 30 or more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to (but not including) the applicable redemption date.

(c) Except pursuant to the preceding paragraphs, the notes will not be redeemable at the Issuers’ option prior to May 1, 2021.

(d) On or after May 1, 2021, the Issuers may, at their option, in whole or in part, at any time or from time to time, redeem any of the notes upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s last address as it appears in the security register or otherwise delivered in accordance with DTC procedures. The notes will be redeemable at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to (but not including) the redemption date (subject to the right of Holders of record on the relevant regular record date that is on or prior to the redemption date to receive interest due on an interest payment date), if redeemed during the twelve-month period commencing on May 1 of the following years:

Year	Redemption Price
2021	104.938%
2022	102.469%
2023 and thereafter	100.000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

A1-3

(e) Prior to May 1, 2020, in the event the Company receives (x) an equity contribution from the Parent in connection with the issuance of Capital Stock by the Parent to an operating company involved in a business that is related to or complimentary to the business being conducted by the Company or (y) cash proceeds outside the ordinary course of business (as determined by the Company in good faith) in connection with commercial arrangements with Persons with whom the Company has, or is entering into, a strategic relationship (as determined by the Company in good faith) (in each case under clauses (x) and (y), a “Strategic Investment”), the Issuers may, at their option, at any time and from time to time, redeem up to $150 million of the aggregate principal amount of the notes (including additional notes issued after the Issue Date, if any) originally issued with the net proceeds by the Company from Strategic Investments at a redemption price of 103% of their principal amount, plus accrued and unpaid interest, if any, to (but not including) the date of redemption; provided, however, that notice of each such redemption is mailed within 120 days after the closing of the Strategic Investment.

Notwithstanding Sections 5(b), (c) and (d) above, in connection with any tender for the notes (including pursuant to an Offer to Purchase), if Holders of not less than 90% in the aggregate principal amount of the notes then outstanding validly tender and do not withdraw such notes in such tender offer and the Company, or any other Person making such tender offer, purchases all of the notes validly tendered and not withdrawn by such Holders, all of the Holders will be deemed to have consented to such tender offer and accordingly, the Company will have the right, upon notice given not more than 30 days following such purchase pursuant to such tender offer, to redeem all of the notes that remain outstanding following such purchase at a price in cash equal to the price offered to each Holder in such tender offer, plus, to the extent not included in the tender offer payment, accrued and unpaid interest to but excluding the redemption date (subject to the right of Holders of record on the relevant regular record date that is on or prior to the redemption date to receive interest due on an Interest Payment Date).

(6) MANDATORY REDEMPTION. The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the notes.

(7) REPURCHASE AT THE OPTION OF HOLDER.

(a) The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all notes then outstanding, at a purchase price equal to 101% of the principal amount thereof on the relevant Payment Date, plus accrued interest (if any) to (but not including) the Payment Date. The Company will provide notice of a Change of Control to each Holder, with a copy to the Trustee.

(b) If the Parent, the Company or any Restricted Subsidiary consummates any Asset Sales, and if, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase totals at least $10.0 million, the Company must commence, not later than the fifteenth business day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of notes and, to the extent permitted or required by the terms thereof, any other Pari Passu Debt, equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the notes and such other Pari Passu Debt, if applicable, on the relevant Payment Date, plus, in each case, accrued interest (if any) to (but not including) the Payment Date. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of notes and other Pari Passu Debt tendered in response to such Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee will select the notes and such

A1-4

other Pari Passu Debt to be purchased on a pro rata basis, subject to DTC procedures if the notes are Global Notes. Upon completion of the Offer to Purchase, the amount of Excess Proceeds will be reset to zero. Holders of notes that are the subject of an Offer to Purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such notes purchased by completing the form entitled “Option of the Holder to Elect Purchase” attached to the notes.

(8) NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed, by first-class mail, a notice of redemption to each Holder whose notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 12 thereof. Notes and portions of notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the notes of a Holder are to be redeemed or purchased, the entire outstanding amount of notes held by such Holder shall be redeemed or purchased.

In connection with any redemption of notes (including with the net cash proceeds of an equity offering), any such redemption or notice thereof may, at the Issuers’ discretion, be subject to the satisfaction (or waiver by the Issuers in their sole discretion) of one or more conditions precedent, including, but not limited to, consummation of any related equity offering or Change of Control. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice may state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or, waived by the Issuers in their sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been (or, in the Issuers’ sole determination, may not be) satisfied (or waived by the Issuers in their sole discretion) by the redemption date, or by the redemption date so delayed; provided that if the redemption date is so delayed, redemption notices issued more than 60 days prior to the redemption date shall be deemed to have been issued upon not more than 60 days’ notice; and provided further that redemption notices issued in connection with a defeasance of the notes or a satisfaction and discharge of this Indenture may be given more than 60 days prior to the redemption date.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of notes may be registered and notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any note or portion of a note selected for redemption, except for the unredeemed portion of any note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any notes for a period of 15 days before a selection of notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(10) PERSONS DEEMED OWNERS. The registered Holder of a note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the notes, the Guarantees and the Notes Security Documents may be amended or supplemented with the consent of the Holders of not less than a majority in aggregate principal amount of the notes then (including additional notes, if any) then outstanding voting as a single

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class, and any existing Default or Event of Default or compliance with any other provision of the Indenture, the notes or the Guarantees, or with the Notes Security Documents, may be waived with the consent of the Holders of not less than a majority in aggregate principal amount of the notes then outstanding (including additional notes, if any) voting as a single class; provided that (x) if any such amendment or waiver will only affect one series of notes (or less than all series of notes) then outstanding under this Indenture, then only the consent of the Holders of a majority in principal amount of the notes of such series then outstanding (including, in each case, consents obtained in connection with a tender offer or exchange offer for notes) shall be required and (y) if any such amendment or waiver by its terms will affect a series of notes in a manner different and materially adverse relative to the manner such amendment or waiver affects other series of notes, then the consent of the Holders of a majority in principal amount of the notes of such series then outstanding (including, in each case, consents obtained in connection with a tender offer or exchange offer for notes) shall be required. Notwithstanding anything to the contrary, without the consent of any Holder of notes, the Indenture, the notes, the Guarantees or the Notes Security Documents may be amended or supplemented to cure any ambiguity, omission, mistake, defect or inconsistency in the Indenture; to comply with the provisions of the Indenture concerning consolidation, merger and sale of assets; to evidence and provide for the acceptance of appointment under the Indenture by a successor trustee or Collateral Agent; to provide for uncertificated notes in addition to or in place of Certificated Notes (provided, that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code); to add one or more additional Guarantees on the terms required by the Indenture, or provide for the assumption of the Parent’s, either Issuer’s or any of the Subsidiary Guarantors’ obligations to the Holders; provided that the addition of any such additional obligor that is not an obligor with respect to all notes issued under this Indenture shall require the consent of the Holders of not less than a majority in principal amount of the notes then outstanding (including, without limitation, additional notes, if any); to make any change that, in the good faith opinion of the Board of Directors of the Parent as evidenced by a board resolution, does not adversely affect the legal rights of any Holder in any material respect; to conform the text of the Indenture (including any supplemental indenture or other instrument pursuant to which additional notes are issued), the notes (including any additional notes), any Subsidiary Guarantee, the Parent Guarantee, the Collateral Agency Agreement, the Crossing Lien Intercreditor Agreement or any Collateral Agreement to any provision of the “Description of Senior Secured Notes” or “Intercreditor Arrangements” sections of the Offering Memorandum, to the extent that such provision in that “Description of Senior Secured Notes” or “Intercreditor Arrangements” section was intended to be a verbatim recitation of a provision of the Indenture, the notes, the Parent Guarantee, any Subsidiary Guarantee, the Collateral Agency Agreement, the Crossing Lien Intercreditor Agreement or any Collateral Agreement; to amend the Collateral Agency Agreement to add additional holders of Additional Secured Obligations permitted under the Indenture, the Collateral Agency Agreement and any Secured Debt Documents then in effect; to add covenants for the benefit of the Holders, or to surrender any right or power conferred upon the Parent, the Issuers or any Guarantor; to release, terminate or discharge the Guarantee of any Guarantor or any Lien, in each case when such release, termination or discharge is permitted in accordance with the terms of this Indenture; to provide for the issuance of additional notes in accordance with the limitations set forth in the Indenture as of the date of the Indenture; to make any changes with respect to the rights or obligations of the Trustee or other provisions relating to the Trustee that do not adversely affect the rights of any Holder in any material respect; to make any amendments to the provisions of the Indenture relating to the transfer and legending of notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the notes; provided, however, that (i) compliance with the Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer notes; to amend the Notes Security Documents to add any holders of Priority Lien Obligations to the extent permitted under the Indenture, the Collateral Agency Agreement and any Priority Lien Document then in effect; and to add to the Collateral securing the notes.

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(12) DEFAULTS AND REMEDIES. Events of Default include: (i) default in the payment of principal of (or premium, if any, on) the notes when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (ii) default in the payment of interest on the notes when the same becomes due and payable, and such default continues for a period of 30 days; (iii) default in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Company or the Restricted Subsidiaries or the failure to make or consummate an Offer to Purchase in accordance with Section 4.15 thereof; (iv) an Issuer or the Parent defaults in the performance of or breaches any other covenant or agreement of the Issuers or the Parent, as applicable, in the Indenture or under the notes (other than a default specified in clause (1), (2) or (3) of Section 6.01 of the Indenture) or under the Notes Security Documents, and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the notes; (v) there occurs with respect to any issue or issues of Indebtedness of an Issuer or any Significant Subsidiary having an outstanding principal amount of $25.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (A) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (B) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (vi) any final judgment or order (not covered by insurance) for the payment of money in excess of $25.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against an Issuer or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order (or any longer period provided for the timely payment of such judgment or order) that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $25.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (vii) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of an Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of an Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of an Issuer or any Significant Subsidiary; or (C) the winding up or liquidation of the affairs of an Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; (viii) an Issuer or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law; (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of an Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of an Issuer or any Significant Subsidiary; or (C) effects any general assignment for the benefit of creditors; (ix) (a) Subsidiary Guarantees provided by Subsidiary Guarantors that individually or together would constitute a Significant Subsidiary cease to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantees or the terms of the Indenture) or any Subsidiary Guarantor denies or disaffirms its obligations under its

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Subsidiary Guarantee, or (b) the Parent Guarantee ceases to be in full force and effect or the Parent denies or disaffirms its obligations under the Parent Guarantee, and in each such case such Default continues for 10 days (other than by reason of the termination of the Indenture or the release of such Guarantee in accordance with the Indenture); (x) unless all of the Collateral has been released from the Liens in accordance with the provisions of the Notes Security Documents (A) a default (that has not been cured) by the Parent, the Issuers or any Subsidiary Guarantor in the performance of any obligation under the Notes Security Documents which materially adversely affects the enforceability, validity, perfection or priority of the Liens securing the notes on any portion of the Collateral; (B) the repudiation or disaffirmation by the Parent, the Issuers or any Subsidiary Guarantor of any of its material obligations under the Notes Security Documents; or (C) the final, non-appealable determination in a judicial proceeding that the Notes Security Documents are unenforceable or invalid against Parent, an Issuer or any Subsidiary Guarantor party thereto for any reason with respect to any portion of the Collateral with a value greater than $7.5 million, and, in the case of any event described in subclauses (A) through (C), such default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Notes Security Documents or otherwise cured within 60 days; or (xi) the Collateral Agency Agreement is not or ceases to be binding on or enforceable against any party thereto (or against any person on whose behalf any such party makes any covenant or agreements therein), or shall otherwise not be effective to create the rights and obligations purported to be created thereunder. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to an Issuer, or any Significant Subsidiary, the principal amount of, premium, if any, and accrued interest on the notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. If any other Event of Default occurs and is continuing, the Trustee or Holders of at least 25% in aggregate principal amount of the notes then outstanding by written notice to the Issuers (and to the Trustee if such notice is given by the Holders), may declare the principal amount of, premium, if any, and accrued interest on the notes to be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (5) of Section 6.01 of the Indenture has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) of Section 6.01 of the Indenture shall be remedied or cured by the relevant Issuer or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (7) or (8) of Section 6.01 of the Indenture occurs with respect to an Issuer or any Significant Subsidiary the principal amount of, premium, if any, and accrued interest on the notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. If any acceleration under any clause (1) through (11) of Section 6.01 of the Indenture occurs on or after the First Call Date, the principal amount of, premium, if any, and accrued interest on notes that becomes due and payable shall equal the optional redemption price in effect on the date of such acceleration, as if such acceleration were an optional redemption of the notes accelerated. If any acceleration under any clause (1) through (11) of Section 6.01 of the Indenture occurs prior to the First Call Date, the principal amount of, premium, if any, and accrued interest on notes that becomes due and payable shall equal the Make-Whole Redemption Price in effect on the date of such acceleration, as if such acceleration were a Make-Whole Redemption of the notes accelerated. The Company and the Subsidiary Guarantors agree and acknowledge that payment of the amounts in this paragraph constitute liquidated damages and not unmatured interest or a penalty and the actual amount of damages to the Holders of notes as a result of the relevant Event of Default would be impracticable and extremely difficult to ascertain. Accordingly, liquidated damages pursuant to this paragraph are provided by mutual agreement of the Company, the Subsidiary Guarantors and the Trustee (on behalf of the Holders

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of the notes) as a reasonable estimation and calculation of such actual lost profits and other actual damages of the Holders of the notes. Holders may not enforce the Indenture or the notes except as provided in the Indenture. Subject to certain limitations, the Holders of at least a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Agent or exercising any trust or power conferred on the Trustee pursuant to the Indenture. The Trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if any,) if it determines that withholding notice is in their interest. The Holders of at least a majority in aggregate principal amount of the outstanding notes, by notice to the Company and to the Trustee, may waive all past Defaults with respect to the notes and rescind and annul a declaration of acceleration and its consequences if (1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived and (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. The Company’s officers are required to furnish to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within five business days upon any Officer becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13) TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for either Issuer or any Guarantor or any Affiliate of either Issuer or any Guarantor, and may otherwise deal with either Issuer or any Guarantor or any Affiliate of either Issuer or any Guarantor, as if it were not the Trustee.

(14) NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers, the Parent or any Subsidiary Guarantor in this Indenture, or in any of the notes or because of the creation of any Indebtedness represented thereby or under the Notes Security Documents, shall be had against any incorporator, stockholder, member, officer, director, employee or controlling Person, in their capacity as such, of any of the Parent, the Issuers or any Subsidiary Guarantor or of any of their respective successors. Each Holder, by accepting the notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(15) AUTHENTICATION. This note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) CUSIP AND ISIN NUMBERS. The Issuers have caused CUSIP and ISIN numbers, if applicable, to be printed on the notes, and the Trustee may use CUSIP and ISIN numbers, if applicable, in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

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(18) GOVERNING LAW. THE INDENTURE, THIS NOTE AND THE GUARANTEES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE, THIS NOTE AND THE GUARANTEES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Gogo Inc.

111 N. Canal St.

Chicago, Illinois 60606

Facsimile No.: (312) 575-0543

Attention: General Counsel

With a copy to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Facsimile No.: (212) 521-7334

Attention: Matthew E. Kaplan, Esq.

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ASSIGNMENT FORM

To assign this note, fill in the form below:

(I) or (we) assign and transfer this note to:

                         (Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Option of the Holder to Elect Purchase

If you want to elect to have this note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.15

If you want to elect to have only part of the note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:
Your Signature:
(Sign exactly as your name appears on the face of this note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the note is issued in global form.

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EXHIBIT A2

[Face of Regulation S Temporary Global Note]

CUSIP/ISIN

9.875% Senior Secured Notes due 2024

No.	$

GOGO INTERMEDIATE HOLDINGS LLC

and

GOGO FINANCE CO. INC.

promises to pay to                              or registered assigns,

the principal sum of                                                                                                           DOLLARS on May 1, 2024.

Interest Payment Dates: May 1 and November 1

Record Dates: April 15 and October 15

Dated:

GOGO INTERMEDIATE HOLDINGS LLC

By:
Name:
Title:

GOGO FINANCE CO. INC.

By:
Name:
Title:

This is one of the notes referred to

in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

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[Back of Regulation S Temporary Global Note]

9.875% Senior Secured Notes due 2024

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH AN ISSUER OR ANY AFFILIATE OF AN ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS OR ANY OF THEIR SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN

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DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) THROUGH OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES, IN COMPLIANCE WITH RULE 904 UNDER REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Gogo Intermediate Holdings LLC, a Delaware limited liability company (the “Company”), and Gogo Finance Co. Inc., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), promise to pay or cause to be paid interest on the principal amount of this note at 9.875% per annum from                         ,          until maturity. The Issuers will pay interest, if any, semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a business day, on the next succeeding business day (each, an “Interest Payment Date”). Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be                     ,         . The Issuers will pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the notes to the extent lawful; it will pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other notes under the Indenture.

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(2) METHOD OF PAYMENT. The Issuers will pay interest on the notes (except defaulted interest), if any, to the Persons who are registered Holders of notes at the close of business on the April 15 or October 15 next preceding the Interest Payment Date, even if such notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Issuers, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest, if any, on, all Global Notes and all other notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change the Paying Agent or Registrar without prior notice to the Holders of the notes. The Parent or any of its Subsidiaries may act as Paying Agent or Registrar.

(4) INDENTURE. The Issuers issued the notes under an Indenture dated as of April 25, 2019 (the “Indenture”) among the Issuers, the Guarantors, the Trustee and the Collateral Agent. The terms of the notes include those stated in the Indenture. The notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The notes are secured obligations of the Issuers and the Guarantors. The Indenture does not limit the aggregate principal amount of notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

(a) At any time prior to May 1, 2021, the Issuers may, at their option, at any time and from time to time, redeem up to 40% of the aggregate principal amount of the notes (including additional notes issued after the Issue Date, if any) originally issued with the net proceeds from one or more equity offerings of the Parent at a redemption price of 109.875% of their principal amount, plus accrued and unpaid interest, if any, to (but not including) the date of redemption; provided, however, that:

(i) notes representing at least 50% of the principal amount of the notes (including additional notes issued after the Issue Date, if any) remain outstanding immediately after each such redemption; and

(ii) notice of each such redemption is mailed within 120 days after the closing of the related equity offering.

(b) The Issuers may redeem the notes, in whole or in part, at any time prior to May 1, 2021 upon not less than 30 or more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to (but not including) the applicable redemption date.

(c) Except pursuant to the preceding paragraphs, the notes will not be redeemable at the Issuers’ option prior to May 1, 2021.

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(d) On or after May 1, 2021, the Issuers may, at their option, in whole or in part, at any time or from time to time, redeem any of the notes upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s last address as it appears in the security register or otherwise delivered in accordance with DTC procedures. The notes will be redeemable at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to (but not including) the redemption date (subject to the right of Holders of record on the relevant regular record date that is on or prior to the redemption date to receive interest due on an interest payment date), if redeemed during the twelve-month period commencing on May 1 of the following years:

Year	Redemption Price
2021	104.938%
2022	102.469%
2023 and thereafter	100.000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

(e) Prior to May 1, 2020, in the event the Company receives (x) an equity contribution from the Parent in connection with the issuance of Capital Stock by the Parent to an operating company involved in a business that is related to or complimentary to the business being conducted by the Company or (y) cash proceeds outside the ordinary course of business (as determined by the Company in good faith) in connection with commercial arrangements with Persons with whom the Company has, or is entering into, a strategic relationship (as determined by the Company in good faith) (in each case under clauses (x) and (y), a “Strategic Investment”), the Issuers may, at their option, at any time and from time to time, redeem up to $150 million of the aggregate principal amount of the notes (including additional notes issued after the Issue Date, if any) originally issued with the net proceeds by the Company from Strategic Investments at a redemption price of 103% of their principal amount, plus accrued and unpaid interest, if any, to (but not including) the date of redemption; provided, however, that notice of each such redemption is mailed within 120 days after the closing of the Strategic Investment.

Notwithstanding Sections 5(b), (c) and (d) above, in connection with any tender for the notes (including pursuant to an Offer to Purchase), if Holders of not less than 90% in the aggregate principal amount of the notes then outstanding validly tender and do not withdraw such notes in such tender offer and the Company, or any other Person making such tender offer, purchases all of the notes validly tendered and not withdrawn by such Holders, all of the Holders will be deemed to have consented to such tender offer and accordingly, the Company will have the right, upon notice given not more than 30 days following such purchase pursuant to such tender offer, to redeem all of the notes that remain outstanding following such purchase at a price in cash equal to the price offered to each Holder in such tender offer, plus, to the extent not included in the tender offer payment, accrued and unpaid interest to but excluding the redemption date (subject to the right of Holders of record on the relevant regular record date that is on or prior to the redemption date to receive interest due on an Interest Payment Date).

(6) MANDATORY REDEMPTION. The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the notes.

(7) REPURCHASE AT THE OPTION OF HOLDER.

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(a) The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all notes then outstanding, at a purchase price equal to 101% of the principal amount thereof on the relevant Payment Date, plus accrued interest (if any) to (but not including) the Payment Date. The Company will provide notice of a Change of Control to each Holder, with a copy to the Trustee.

(b) If the Parent, the Company or any Restricted Subsidiary consummates any Asset Sales, and if, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase totals at least $10.0 million, the Company must commence, not later than the fifteenth business day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of notes and, to the extent permitted or required by the terms thereof, any other Pari Passu Debt, equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the notes and such other Pari Passu Debt, if applicable, on the relevant Payment Date, plus, in each case, accrued interest (if any) to (but not including) the Payment Date. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of notes and other Pari Passu Debt tendered in response to such Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee will select the notes and such other Pari Passu Debt to be purchased on a pro rata basis, subject to DTC procedures if the notes are Global Notes. Upon completion of the Offer to Purchase, the amount of Excess Proceeds will be reset to zero. Holders of notes that are the subject of an Offer to Purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such notes purchased by completing the form entitled “Option of the Holder to Elect Purchase” attached to the notes.

(8) NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed, by first-class mail, a notice of redemption to each Holder whose notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 12 thereof. Notes and portions of notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the notes of a Holder are to be redeemed or purchased, the entire outstanding amount of notes held by such Holder shall be redeemed or purchased.

In connection with any redemption of notes (including with the net cash proceeds of an equity offering), any such redemption or notice thereof may, at the Issuers’ discretion, be subject to the satisfaction (or waiver by the Issuers in their sole discretion) of one or more conditions precedent, including, but not limited to, consummation of any related equity offering or Change of Control. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice may state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or, waived by the Issuers in their sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been (or, in the Issuers’ sole determination, may not be) satisfied (or waived by the Issuers in their sole discretion) by the redemption date, or by the redemption date so delayed; provided that if the redemption date is so delayed, redemption notices issued more than 60 days prior to the redemption date shall be deemed to have been issued upon not more than 60 days’ notice; and provided further that redemption notices issued in connection with a defeasance of the notes or a satisfaction and discharge of this Indenture may be given more than 60 days prior to the redemption date.

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(9) DENOMINATIONS, TRANSFER, EXCHANGE. The notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of notes may be registered and notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any note or portion of a note selected for redemption, except for the unredeemed portion of any note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any notes for a period of 15 days before a selection of notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an opinion of counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

(10) PERSONS DEEMED OWNERS. The registered Holder of a note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the notes, the Guarantees and the Notes Security Documents may be amended or supplemented with the consent of the Holders of not less than a majority in aggregate principal amount of the notes then outstanding (including additional notes, if any) voting as a single class, and any existing Default or Event of Default or compliance with any other provision of the Indenture, the notes or the Guarantees, or with the Notes Security Documents, may be waived with the consent of the Holders of not less than a majority in aggregate principal amount of the notes then outstanding (including additional notes, if any) voting as a single class; provided that (x) if any such amendment or waiver will only affect one series of notes (or less than all series of notes) then outstanding under this Indenture, then only the consent of the Holders of a majority in principal amount of the notes of such series then outstanding (including, in each case, consents obtained in connection with a tender offer or exchange offer for notes) shall be required and (y) if any such amendment or waiver by its terms will affect a series of notes in a manner different and materially adverse relative to the manner such amendment or waiver affects other series of notes, then the consent of the Holders of a majority in principal amount of the notes of such series then outstanding (including, in each case, consents obtained in connection with a tender offer or exchange offer for notes) shall be required. Notwithstanding anything to the contrary, without the consent of any Holder of notes, the Indenture, the notes, the Guarantees or the Notes Security Documents may be amended or supplemented to cure any ambiguity, omission, mistake, defect or inconsistency in the Indenture; to comply with the provisions of the Indenture concerning consolidation, merger and sale of assets; to evidence and provide for the acceptance of appointment under the Indenture by a successor trustee or Collateral Agent; to provide for uncertificated notes in addition to or in place of Certificated Notes (provided, that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code); to add one or more additional Guarantees on the terms required by the Indenture, or provide for the assumption of the Parent’s, either Issuer’s or any of the Subsidiary Guarantors’ obligations to the Holders; provided that the addition of any such additional obligor that is not an obligor with respect to all notes issued under this Indenture shall require the consent of the Holders of not less than a majority in principal amount of the notes then outstanding (including, without limitation, additional notes, if any); to make any change that, in the good faith opinion of the Board of

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Directors of the Parent as evidenced by a board resolution, does not adversely affect the legal rights of any Holder in any material respect; to conform the text of the Indenture (including any supplemental indenture or other instrument pursuant to which additional notes are issued), the notes (including any additional notes), any Subsidiary Guarantee, the Parent Guarantee, the Collateral Agency Agreement, the Crossing Lien Intercreditor Agreement or any Collateral Agreement to any provision of the “Description of Senior Secured Notes” or “Intercreditor Arrangements” sections of the Offering Memorandum, to the extent that such provision in that “Description of Senior Secured Notes” or “Intercreditor Arrangements” section was intended to be a verbatim recitation of a provision of the Indenture, the notes, the Parent Guarantee, any Subsidiary Guarantee, the Collateral Agency Agreement, the Crossing Lien Intercreditor Agreement or any Collateral Agreement; to amend the Collateral Agency Agreement to add additional holders of Additional Secured Obligations permitted under the Indenture, the Collateral Agency Agreement and any Secured Debt Documents then in effect; to add covenants for the benefit of the Holders, or to surrender any right or power conferred upon the Parent, the Issuers or any Guarantor; to release, terminate or discharge the Guarantee of any Guarantor or any Lien, in each case when such release, termination or discharge is permitted in accordance with the terms of this Indenture; to provide for the issuance of additional notes in accordance with the limitations set forth in the Indenture as of the date of the Indenture; to make any changes with respect to the rights or obligations of the Trustee or other provisions relating to the Trustee that do not adversely affect the rights of any Holder in any material respect; to make any amendments to the provisions of the Indenture relating to the transfer and legending of notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the notes; provided, however, that (i) compliance with the Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer notes; to amend the Notes Security Documents to add any holders of Priority Lien Obligations to the extent permitted under the Indenture, the Collateral Agency Agreement and any Priority Lien Document then in effect; and to add to the Collateral securing the notes.

(12) DEFAULTS AND REMEDIES. Events of Default include: (i) default in the payment of principal of (or premium, if any, on) the notes when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (ii) default in the payment of interest on the notes when the same becomes due and payable, and such default continues for a period of 30 days; (iii) default in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Company or the Restricted Subsidiaries or the failure to make or consummate an Offer to Purchase in accordance with Section 4.15 thereof; (iv) an Issuer or the Parent defaults in the performance of or breaches any other covenant or agreement of the Issuers or the Parent, as applicable, in the Indenture or under the notes (other than a default specified in clause (1), (2) or (3) of Section 6.01 of the Indenture) or under the Notes Security Documents, and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the notes; (v) there occurs with respect to any issue or issues of Indebtedness of an Issuer or any Significant Subsidiary having an outstanding principal amount of $25.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (A) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (B) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (vi) any final judgment or order (not covered by insurance) for the payment of

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money in excess of $25.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against an Issuer or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order (or any longer period provided for the timely payment of such judgment or order) that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $25.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (vii) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of an Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of an Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of an Issuer or any Significant Subsidiary; or (C) the winding up or liquidation of the affairs of an Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; (viii) an Issuer or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law; (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of an Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of an Issuer or any Significant Subsidiary; or (C) effects any general assignment for the benefit of creditors; (ix) (a) Subsidiary Guarantees provided by Subsidiary Guarantors that individually or together would constitute a Significant Subsidiary cease to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantees or the terms of the Indenture) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee, or (b) the Parent Guarantee ceases to be in full force and effect or the Parent denies or disaffirms its obligations under the Parent Guarantee, and in each such case such Default continues for 10 days (other than by reason of the termination of the Indenture or the release of such Guarantee in accordance with the Indenture); (x) unless all of the Collateral has been released from the Liens in accordance with the provisions of the Notes Security Documents (A) a default (that has not been cured) by the Parent, the Issuers or any Subsidiary Guarantor in the performance of any obligation under the Notes Security Documents which materially adversely affects the enforceability, validity, perfection or priority of the Liens securing the notes on any portion of the Collateral; (B) the repudiation or disaffirmation by the Parent, the Issuers or any Subsidiary Guarantor of any of its material obligations under the Notes Security Documents; or (C) the final, non-appealable determination in a judicial proceeding that the Notes Security Documents are unenforceable or invalid against Parent, an Issuer or any Subsidiary Guarantor party thereto for any reason with respect to any portion of the Collateral with a value greater than $7.5 million, and, in the case of any event described in subclauses (A) through (C), such default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Notes Security Documents or otherwise cured within 60 days; or (xi) the Collateral Agency Agreement is not or ceases to be binding on or enforceable against any party thereto (or against any person on whose behalf any such party makes any covenant or agreements therein), or shall otherwise not be effective to create the rights and obligations purported to be created thereunder. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to an Issuer, or any Significant Subsidiary, the principal amount of, premium, if any, and accrued interest on the notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. If any other Event of Default occurs and is continuing, the Trustee or Holders of at least 25% in aggregate principal amount of the notes then outstanding by written notice to the Issuers (and to the Trustee if such notice is given by the

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Holders), may declare the principal amount of, premium, if any, and accrued interest on the notes to be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (5) of Section 6.01 of the Indenture has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) of Section 6.01 of the Indenture shall be remedied or cured by the relevant Issuer or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (7) or (8) of Section 6.01 of the Indenture occurs with respect to an Issuer or any Significant Subsidiary the principal amount of, premium, if any, and accrued interest on the notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. If any acceleration under any clause (1) through (11) of Section 6.01 of the Indenture occurs on or after the First Call Date, the principal amount of, premium, if any, and accrued interest on notes that becomes due and payable shall equal the optional redemption price in effect on the date of such acceleration, as if such acceleration were an optional redemption of the notes accelerated. If any acceleration under any clause (1) through (11) of Section 6.01 of the Indenture occurs prior to the First Call Date, the principal amount of, premium, if any, and accrued interest on notes that becomes due and payable shall equal the Make-Whole Redemption Price in effect on the date of such acceleration, as if such acceleration were a Make-Whole Redemption of the notes accelerated. The Company and the Subsidiary Guarantors agree and acknowledge that payment of the amounts in this paragraph constitute liquidated damages and not unmatured interest or a penalty and the actual amount of damages to the Holders of notes as a result of the relevant Event of Default would be impracticable and extremely difficult to ascertain. Accordingly, liquidated damages pursuant to this paragraph are provided by mutual agreement of the Company, the Subsidiary Guarantors and the Trustee (on behalf of the Holders of the notes) as a reasonable estimation and calculation of such actual lost profits and other actual damages of the Holders of the notes. Holders may not enforce the Indenture or the notes except as provided in the Indenture. Subject to certain limitations, the Holders of at least a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Agent or exercising any trust or power conferred on the Trustee pursuant to the Indenture. The Trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if any,) if it determines that withholding notice is in their interest. The Holders of at least a majority in aggregate principal amount of the outstanding notes, by notice to the Company and to the Trustee, may waive all past Defaults with respect to the notes and rescind and annul a declaration of acceleration and its consequences if (1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived and (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. The Company’s officers are required to furnish to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within five business days upon any Officer becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13) TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for either Issuer or any Guarantor or any Affiliate of either Issuer or any Guarantor, and may otherwise deal with either Issuer or any Guarantor or any Affiliate of either Issuer or any Guarantor, as if it were not the Trustee.

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(14) NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers, the Parent or any Subsidiary Guarantor in this Indenture, or in any of the notes or because of the creation of any Indebtedness represented thereby or under the Notes Security Documents, shall be had against any incorporator, stockholder, member, officer, director, employee or controlling Person, in their capacity as such, of any of the Parent, the Issuers or any Subsidiary Guarantor or of any of their respective successors. Each Holder, by accepting the notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(15) AUTHENTICATION. This note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) CUSIP AND ISIN NUMBERS. The Issuers have caused CUSIP and ISIN numbers, if applicable, to be printed on the notes, and the Trustee may use CUSIP and ISIN numbers, if applicable, in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18) GOVERNING LAW. THE INDENTURE, THIS NOTE AND THE GUARANTEES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE, THIS NOTE AND THE GUARANTEES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Gogo Inc.

111 N. Canal St.

Chicago, Illinois 60606

Facsimile No.: (312) 575-0543

Attention: General Counsel

With a copy to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Facsimile No.: (212) 521-7334

Attention: Matthew E. Kaplan, Esq.

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ASSIGNMENT FORM

To assign this note, fill in the form below:

(I) or (we) assign and transfer this note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this note on the books of the Issuers. The agent may substitute another to act for him.

Date: _______________

Your Signature:
(Sign exactly as your name appears on the face of this note)

Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF THE HOLDER TO ELECT PURCHASE

If you want to elect to have this note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.15

If you want to elect to have only part of the note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$_______________

Date: _______________
Your Signature:
(Sign exactly as your name appears on the face of this note)
Tax Identification No.:
Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S TEMPORARY GLOBAL NOTE

The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or exchanges of a part of another other Restricted Global Note for an interest in this Regulation S Temporary Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Gogo Inc.

111 N. Canal St.

Chicago, Illinois 60606

Facsimile No.: (312) 575-0543

Attention: Investor Relations

U.S. Bank National Association

190 S. LaSalle Street, 10th Floor

MK-IL-SLTR

Chicago, Illinois 60603

Direct No.: (312) 332-6781

Facsimile No.: (312) 332-8009

Attention: Global Corporate Trust

Re: 9.875% Senior Secured Notes due 2024

Reference is hereby made to the Indenture, dated as of April 25, 2019 (the “Indenture”), among Gogo Intermediate Holdings LLC, a Delaware limited liability company (the “Company”), Gogo Finance Co. Inc., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), the Guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                             , (the “Transferor”) owns and proposes to transfer the note[s] or interest in such note[s] specified in Annex A hereto, in the principal amount of $                     in such note[s] or interests (the “Transfer”), to                                              (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the Rule 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an opinion of counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.

Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ Rule 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ Rule 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ Unrestricted Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Gogo Inc.

111 N. Canal St.

Chicago, Illinois 60606

Facsimile No.: (312) 575-0543

Attention: Investor Relations

U.S. Bank National Association

190 S. LaSalle Street, 10th Floor

MK-IL-SLTR

Chicago, Illinois 60603

Direct No.: (312) 332-6781

Facsimile No.: (312) 332-8009

Attention: Global Corporate Trust

Re: 9.875% Senior Secured Notes due 2024

(CUSIP [        ])

Reference is hereby made to the Indenture, dated as of April 25, 2019 (the “Indenture”), among Gogo Intermediate Holdings LLC, a Delaware limited liability company (the “Company”), Gogo Finance Co. Inc., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), the Guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                         , (the “Owner”) owns and proposes to exchange the note[s] or interest in such note[s] specified herein, in the principal amount of $                     in such note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ Rule 144A Global Note, ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ______________________

EXHIBIT D

FORM OF CERTIFICATE OF

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Gogo Inc.

111 N. Canal St.

Chicago, Illinois 60606

Facsimile No.: (312) 575-0543

Attention: Investor Relations

U.S. Bank National Association

190 S. LaSalle Street, 10th Floor

MK-IL-SLTR

Chicago, Illinois 60603

Direct No.: (312) 332-6781

Facsimile No.: (312) 332-8009

Attention: Global Corporate Trust

Re: 9.875% Senior Secured Notes due 2024

Reference is hereby made to the Indenture, dated as of April 25, 2019 (the “Indenture”), among Gogo Intermediate Holdings LLC, a Delaware limited liability company (the “Company”), Gogo Finance Co. Inc., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), the Guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                     aggregate principal amount of:

(a) ☐ a beneficial interest in a Global Note, or

(b) ☐ a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the notes have not been registered under the Securities Act, and that the notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of notes of $250,000 for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act, that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and an opinion of counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act,

D-1

(E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion, in a minimum principal amount of notes of $250,000 for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated: _______________________

D-2

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                             , among                                     (the “Guaranteeing Subsidiary”), a subsidiary of Gogo Inc. (or its permitted successor), a Delaware corporation, Gogo Intermediate Holdings LLC, a Delaware limited liability company, and Gogo Finance Co. Inc., a Delaware corporation (together, the “Issuers”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 25, 2019 providing for the issuance of 9.875% Senior Secured Notes due 2024 (the “notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 11 thereof.

3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: _______________,

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

ISSUERS

GOGO INTERMEDIATE HOLDINGS LLC

By:
Name:
Title:

GOGO FINANCE CO. INC.

By:
Name:
Title:

GUARANTORS

GOGO INC.

By:
Name:
Title:

AC BIDCO LLC

By:
Name:
Title:

GOGO LLC

By:
Name:
Title:

GOGO BUSINESS AVIATION LLC

By:
Name:
Title:

GOGO INTERNATIONAL HOLDINGS LLC

By:
Name:
Title:

GOGO CONNECTIVITY LTD.

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:
Authorized Signatory

EXHIBIT F

[Form of]

CROSSING LIEN INTERCREDITOR AGREEMENT

dated as of [        ], 20[    ]

between

[        ],

as Cash Flow Collateral Representative

and

[        ],

as ABL Agent

i

EXHIBIT A – Additional Cash Flow Collateral Debt Designation

EXHIBIT B – Additional [ABL] [Cash Flow Collateral] Obligation Designation

ii

CROSSING LIEN INTERCREDITOR AGREEMENT dated as of [    ], 20[ ] among [    ], as Cash Flow Collateral Representative (in such capacity and together with its permitted successor and assigns in such capacity, and as further defined below, the “Cash Flow Collateral Representative”), and [    ], as ABL Agent (in such capacity and together with its permitted successors and assigns in such capacity, and as further defined below, the “ABL Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Original ABL Credit Agreement, the ABL Lenders have agreed to make certain loans and other financial accommodations to or for the benefit of the ABL Borrowers.

WHEREAS, the ABL Borrowers and the other ABL Grantors intend to secure the Obligations under the ABL Credit Agreement and any other ABL Obligations with Liens on all present and future Collateral to the extent that such Liens have been provided for in the applicable ABL Security Documents.

WHEREAS, Gogo Intermediate Holdings LLC, a Delaware limited liability company (the “Company”), and Gogo Finance Co. Inc., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), have issued 9.875% Senior Secured Notes due 2024 in an aggregate principal amount of $905.0 million (the “Notes”) pursuant to an Indenture dated as of April 25, 2019 (such date, the “Issue Date”; and such Indenture, as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Original Cash Flow Collateral Agreement”) among the Issuers, the guarantors party thereto and U.S. Bank National Association, as trustee.

WHEREAS, [the Issuers and the other Cash Flow Collateral Grantors have secured the Obligations under the Original Cash Flow Collateral Agreement,]1 and intend to secure any future Cash Flow Collateral Obligations, with Liens on all present and future Collateral to the extent that such Liens have been provided for in the applicable Cash Flow Collateral Security Documents.

WHEREAS, pursuant to this Agreement, the Credit Parties may, from time to time, designate certain additional Indebtedness of any Credit Party as “Additional Cash Flow Collateral Debt” or additional Cash Flow Collateral Obligations by complying with the procedures set forth in Section 3.8 or 3.9, as applicable, hereof.

WHEREAS, each of the ABL Agent (on behalf of the ABL Secured Parties) and the Cash Flow Collateral Representative (on behalf of the Cash Flow Collateral Secured Parties) and, by their acknowledgment hereof, the ABL Grantors and the Cash Flow Collateral Grantors, desire to agree to the relative priority of Liens on the Collateral and certain other rights, priorities and interests as provided herein.

[1]	To be revised as needed to describe Cash Flow Collateral Obligations in existence on the date of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

SECTION 1.1 Defined Terms.

The following terms will have the following meanings:

“ABL Agent” means [ ] in its capacity as collateral agent under the ABL Credit Agreement, together with its successors and assigns in such capacity from time to time,2 whether under the Original ABL Credit Agreement or any subsequent ABL Credit Agreement, as well as any Person designated as the “Agent,” “Administrative Agent” or “ABL Collateral Agent” under any ABL Credit Agreement, provided that the ABL Credit Agreement may, from time to time, designate the ABL Agent to be one or more of such Agent, Administrative Agent and/or ABL Collateral Agent.

“ABL Bank Product Agreement” means any agreement giving rise to ABL Bank Product Obligations.

“ABL Bank Product Obligations” means, all obligations and liabilities (whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred) of any ABL Grantor, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, which may arise under, out of, or in connection with any treasury, investment, depository, clearing house, wire transfer, cash management or automated clearing house transfers of funds services or any related services, to any person that was the ABL Agent or an ABL Credit Agreement Lender or an Affiliate of an ABL Credit Agreement Lender on the date of this Agreement, or at the time of entry into such ABL Bank Product Agreement, or at the time of the designation referred to in the clause immediately following this clause, in each case that are designated as ABL Bank Product Obligations to the ABL Agent by written notice in accordance with the applicable ABL Security Document and other than Cash Flow Bank Product Obligations.

“ABL Borrowers” means [the [Company][Parent] [and certain of its Subsidiaries], in their capacities as borrowers under the ABL Credit Agreement, together with its and their respective successors and assigns]3.

“ABL Commingled Collateral” has the meaning set forth in Section 3.7.

“ABL Credit Agreement” means (i) the Original ABL Credit Agreement and (ii) if designated by the Company, any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument (an “Other ABL Credit Agreement”) evidencing or governing the terms of any indebtedness or other financial

[2]	To be revised as needed to describe ABL Agent, ABL Credit Agreement and parties thereto.
[3]	To be revised as needed to describe ABL Credit Agreement and parties thereto.

2

accommodation that has been incurred to refund, refinance, restructure, replace, renew, repay, increase or extend (whether in whole or in part and whether with the original agent and creditors or other agents and creditors or otherwise) the indebtedness and other obligations outstanding under the Original ABL Credit Agreement; provided, that the requisite creditors party to such ABL Credit Agreement (or their agent or other representative on their behalf) shall agree, by a joinder agreement in form and substance reasonably satisfactory to the Company), that the obligations under such ABL Credit Agreement are subject to the terms and provisions of this Agreement. Any reference to the ABL Credit Agreement shall be deemed a reference to any ABL Credit Agreement then in existence.

“ABL Debt” means (1) any Indebtedness incurred by any ABL Grantor under the Original ABL Credit Agreement or related ABL Documents (including the “Loan Documents” (or equivalent term) as defined in the Original ABL Credit Agreement), and letter of credit and reimbursement Obligations with respect thereto and (2) any Funded Debt that is secured by a Lien on the Collateral and that was permitted to be incurred and permitted to be so secured under each applicable ABL Document and Cash Flow Collateral Document incurred by any ABL Grantor in each case under any Other ABL Credit Agreement or related ABL Documents (including the “Loan Documents” (or equivalent term) as defined in any such Other ABL Credit Agreement) and letter of credit and reimbursement Obligations with respect thereto, in each case other than ABL Hedging Obligations and ABL Bank Product Obligations. For the avoidance of doubt, ABL Hedging Obligations and ABL Bank Product Obligations do not constitute ABL Debt but may constitute ABL Obligations.

“ABL Documents” means, collectively, the ABL Credit Agreement, the ABL Guaranties and any other credit agreement, indenture or other agreement pursuant to which the ABL Obligations are incurred and the ABL Security Documents.

“ABL Grantors” means [the [Parent,][ the ABL Borrowers,] the ABL Guarantors and any other Person (if any) that at any time provides collateral security for any ABL Obligation.]4

“ABL Guaranties” means guarantees of any ABL Obligations of any ABL Grantor by any other ABL Grantor in favor of any ABL Secured Party, in each case as amended, restated, supplemented, waived or otherwise modified from time to time.

“ABL Guarantors” means [the collective reference to [[the Parent] and] each of the Company’s Subsidiaries that is a guarantor under any of the ABL Guaranties and any other Person who becomes a guarantor under any of the ABL Guaranties.]5

“ABL Hedge Agreement” means any Swap Contract other than a Cash Flow Collateral Hedge Agreement; provided that the counterparty thereto (a) was the ABL Agent or an ABL Credit Agreement Lender or an Affiliate of an ABL Credit Agreement Lender on the date of this Agreement, or at the time of entry into such Hedging Agreement, or at the time of the designation referred to in the following clause (b), (b) has been designated by the ABL Borrowers in accordance with the terms of one or more ABL Security Documents and (c) the

[4]	To be revised as needed to describe ABL Grantors / Guarantors.
[5]	To be revised as needed to describe ABL Grantors / Guarantors.

3

other requirements of Section 3.9 have been complied with. As used herein, “ABL Hedge Agreement” shall include both any Swap Contract constituting a Master Agreement and any related Swap Transaction, provided however that (unless the Company otherwise elects) an Additional ABL Obligations Designation shall only be required once for each master agreement and shall not be required for each individual Swap Transaction thereunder.

“ABL Hedge Provider” means the counterparty to any Credit Party under any ABL Hedge Agreement.

“ABL Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under any ABL Hedge Agreement.

“ABL Lenders” means the lenders, debtholders and other creditors party from time to time to the ABL Credit Agreement, together with their successors, assigns and transferees.

“ABL Obligations” means ABL Debt and all other Obligations in respect of ABL Debt, including any Post-Petition Interest whether or not allowable, together with all ABL Hedging Obligations and ABL Bank Product Obligations, and all guarantees of any of the foregoing.

“ABL Permitted Access Right” has the meaning set forth in Section 3.7.

“ABL Priority Collateral” means all Collateral consisting of the following:

(1) all Accounts (other than Accounts which constitute identifiable Proceeds of Cash Flow Priority Collateral);

(2) (x) all Deposit Accounts and Money and all cash, checks, other negotiable instruments, funds and other evidences of payments held therein and (y) all Securities, Security Entitlements, and Securities Accounts, in each case, to the extent constituting cash or Cash Equivalents (as defined in the Original Cash Flow Collateral Agreement on the Issue Date) or representing a claim to Cash Equivalents, in each case other than (i) the Asset Sales Proceeds Account and all cash, checks and other property held therein or credited thereto, (ii) Capital Stock of the Company and its direct and indirect Subsidiaries and (iii) identifiable Proceeds of Cash Flow Priority Collateral;

(3) all Inventory;

(4) to the extent evidencing or governing any of the items referred to in the preceding clauses (1) through (3), all Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper), all Documents, General Intangibles (including data processing software and excluding Intellectual Property and Capital Stock of the Company and its direct and indirect Subsidiaries), Instruments (including, without limitation, Promissory Notes), Letter-of-Credit Rights and Commercial Tort Claims, provided that to the extent any of the foregoing also relates to Cash Flow Priority Collateral, only that portion related to the items referred to in the preceding clauses (1) through (3) shall be included in the ABL Priority Collateral;

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(5) to the extent evidencing or governing any of the items referred to in the preceding clauses (1) through (4), all Supporting Obligations; provided that to the extent any of the foregoing also relates to Cash Flow Priority Collateral only that portion related to the items referred to in the preceding clauses (1) through (4) shall be included in the ABL Priority Collateral;

(6) all books and Records relating to the foregoing (including without limitation all books, databases, customer lists, and Records, whether tangible or electronic, which contain any information relating to any of the foregoing); and

(7) all collateral security and guarantees with respect to any of the foregoing and all cash, Money, instruments, securities (other than Capital Stock of the Company and its direct and indirect Subsidiaries), financial assets, Investment Property (other than Capital Stock of the Company and its direct and indirect Subsidiaries), insurance proceeds and deposit accounts directly received as Proceeds of any ABL Priority Collateral described in the preceding clauses (1) through (5) (such Proceeds, “ABL Priority Proceeds”); provided, however, that no Proceeds of ABL Priority Proceeds will constitute ABL Priority Collateral unless such Proceeds of ABL Priority Proceeds would otherwise constitute ABL Priority Collateral.

“ABL Secured Parties” means the holders of the ABL Obligations (including, for the avoidance of doubt, the ABL Lenders) and the ABL Agent.

“ABL Security Documents” means all “Security Documents” as defined in the ABL Credit Agreement, this Agreement and all other pledge agreements, collateral assignments, mortgages, collateral agency agreements, deeds of trust or other grants or transfers for security executed and delivered by [the Parent, the ABL Borrowers or any ABL Guarantor]6 creating (or purporting to create) a Lien upon the Collateral as contemplated by the ABL Credit Agreement or any such “Security Documents,” in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Act of Required Cash Flow Collateral Secured Parties” means an “Act of Required Secured Parties” as defined in the Collateral Agency Agreement.

“Additional ABL Obligation Designation” means a notice in substantially the form of Exhibit B.

“Additional Cash Flow Collateral Debt” has the meaning set forth in Section 3.8(a)(1).

“Additional Cash Flow Collateral Debt Designation” means a notice in substantially the form of Exhibit A.

“Additional Cash Flow Collateral Obligation Designation” means a notice in substantially the form of Exhibit B.

[6]	To be revised as needed to describe ABL parties.

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“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Crossing Lien Intercreditor Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with Section 7.1 hereof.

“Asset Sales Proceeds Account” means one or more Deposit Accounts or Securities Accounts holding only the proceeds of any sale or disposition of any Cash Flow Priority Collateral and the Proceeds of investment thereof.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Board of Directors” means (1) with respect to a corporation, the board of directors of the corporation or a duly authorized committee thereof, (2) with respect to a partnership, the Board of Directors of the general partner of the partnership and (3) with respect to any other Person, the board of directors or managers, sole member or managing member, or committee of such Person serving a similar function.

“Borrowers” means the ABL Borrower[s], the Issuers in their capacity as issuers in respect of the notes and any other Credit Party that incurs or issues Cash Flow Collateral Debt.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment of any applicable ABL Obligations or Cash Flow Collateral Obligations are authorized or required by law, regulation or executive order to remain closed.

“Capital Stock” means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any Convertible Debt, whether or not such Convertible Debt includes any right of participation with Capital Stock.

“Cash Collateral” means any Collateral consisting of Money or Cash Equivalents, any Security Entitlement and any Financial Assets.

“Cash Flow Collateral Agency Joinder” means the “Collateral Agency Joinder” as defined in the Collateral Agency Agreement.

“Cash Flow Collateral Bank Product Agreement” means any agreement giving rise to Cash Flow Collateral Bank Product Obligations.

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“Cash Flow Collateral Bank Product Obligations” means, all obligations and liabilities (whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred) of any Cash Flow Collateral Grantor, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, which may arise under, out of, or in connection with any treasury, investment, depository, clearing house, wire transfer, cash management or automated clearing house transfers of funds services or any related services, to any person, in each case that are designated as Cash Flow Collateral Bank Product Obligations to the Cash Flow Collateral Representative by written notice in accordance with the applicable Cash Flow Collateral Security Document and other than ABL Bank Product Obligations.

“Cash Flow Collateral Bank Product Provider” means any Person to whom Cash Flow Collateral Bank Product Obligations are owing.

“Cash Flow Collateral Debt” means (1) the Notes issued on the Issue Date7 and (2) any other Funded Debt incurred by any Credit Party and letter of credit and reimbursement Obligations with respect thereto that is secured by a Lien on the Collateral and that was permitted to be incurred and permitted to be so secured under each applicable ABL Document and Cash Flow Collateral Document; provided, in the case of any Funded Debt referred to in this clause (2), that:

(A) on or before the date on which such Funded Debt is incurred by the relevant Credit Party, such Funded Debt is designated by the Borrowers as “Cash Flow Collateral Debt” for the purposes of the Cash Flow Collateral Debt Documents and for purposes of the Collateral Agency Agreement and this Agreement in an Additional Cash Flow Collateral Debt Designation executed and delivered in accordance with the Collateral Agency Agreement and this Agreement; and

(B) all other requirements set forth in Section 3.8 have been complied with.

For the avoidance of doubt, Cash Flow Collateral Hedging Obligations and Cash Flow Collateral Bank Product Obligations do not constitute Cash Flow Collateral Debt but may constitute Cash Flow Collateral Obligations.

“Cash Flow Collateral Documents” means [the Original Cash Flow Collateral Agreement,]8 and any other credit agreement, indenture or other agreement pursuant to which the Cash Flow Collateral Obligations are incurred and the Cash Flow Collateral Security Documents

“Cash Flow Collateral Grantors” means the Parent, the Issuers, the Cash Flow Collateral Guarantors and any other Person (if any) that at any time provides collateral security for Cash Flow Collateral Obligations.

[7]	To be revised as needed to describe Cash Flow Collateral Debt existing on the date of this Agreement.
[8]	To be revised as needed to reflect Cash Flow Collateral Documents existing on the date of this Agreement.

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“Cash Flow Collateral Guaranties” means guarantees of any Cash Flow Collateral Obligations of any Cash Flow Collateral Grantor by any other Cash Flow Collateral Grantor in favor of any Cash Flow Collateral Secured Party, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Cash Flow Collateral Guarantors” means the collective reference to the Parent and each of the Company’s Subsidiaries that is a guarantor under any of the Cash Flow Collateral Guaranties and any other Person who becomes a guarantor under any of the Cash Flow Collateral Guaranties.

“Cash Flow Collateral Hedge Agreement” means any Swap Contract other than an ABL Hedge Agreement; provided that the counterparty thereto has been designated by the Borrowers in accordance with the terms of one or more Cash Flow Collateral Security Documents and the other requirements of this Agreement have been complied with. As used herein, “Cash Flow Collateral Hedge Agreement” shall include both any Swap Contract constituting a Master Agreement and any related Swap Transaction provided however that (unless the Company otherwise elects) an Additional Cash Flow Collateral Obligations Designation shall only be required once for each master agreement and shall not be required for each individual Swap Transaction thereunder.

“Cash Flow Collateral Hedge Provider” means the counterparty to any Credit Party under any Cash Flow Collateral Hedge Agreement.

“Cash Flow Collateral Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under any Cash Flow Collateral Hedge Agreement.

“Cash Flow Collateral Obligations” means the Cash Flow Collateral Debt and all other Obligations in respect of Cash Flow Collateral Debt, including any Post-Petition Interest whether or not allowable, together with all Cash Flow Collateral Hedging Obligations and Cash Flow Collateral Bank Product Obligations, and all guarantees of any of the foregoing.

“Cash Flow Collateral Representative” means the “Collateral Agent” as defined in the Collateral Agency Agreement.

“Cash Flow Collateral Secured Parties” means the holders of the Cash Flow Collateral Obligations and the Cash Flow Collateral Representative.

“Cash Flow Collateral Security Documents” means the Priority Lien Security Documents and the Junior Lien Security Documents, as applicable, each as defined in the Collateral Agency Agreement.

“Cash Flow Priority Collateral” means all Collateral other than ABL Priority Collateral, including real estate, Intellectual Property, equipment and equity interests of the Company and its Subsidiaries, and all collateral security and guarantees with respect to any Cash Flow Priority Collateral and all cash, Money, Instruments, Securities and Financial Assets to the extent received as proceeds of any Cash Flow Priority Collateral; provided, however, no proceeds of proceeds will constitute Cash Flow Priority Collateral unless such proceeds of proceeds would otherwise constitute Cash Flow Priority Collateral or are credited to the Asset Sales Proceeds Account.

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“Co-Issuer” has the meaning set forth in the recitals to this Agreement.

“Collateral” means all properties and assets of the Borrowers and the other Credit Parties now owned or hereafter acquired in which Liens have been granted, or purported to be granted, or required to be granted, to the Cash Flow Collateral Representative or ABL Agent, as applicable, to secure any or all of the Cash Flow Collateral Obligations or ABL Obligations, respectively, including any property subject to Liens granted pursuant to Section 2.8, and shall exclude any properties and assets in which the Cash Flow Collateral Representative or ABL Agent, respectively, is required to release its Liens pursuant to Section 3.2.

“Collateral Agency Agreement” means the Collateral Agency Agreement dated as of April 25, 2019 among the Credit Parties, the Cash Flow Collateral Representative and the other parties thereto, as amended, restated, supplemented, waived or otherwise modified from time to time.

“Company” has the meaning set forth in the recitals to this Agreement.

“Control Collateral” means any Collateral consisting of any certificated Security, Investment Property, Deposit Account, Instruments and any other Collateral as to which a Lien may be perfected through possession or control by the secured party, or any agent therefor.

“Convertible Debt” has the meaning set forth in the Original Cash Flow Collateral Agreement.

“Credit Parties” means the ABL Grantors and the Cash Flow Collateral Grantors.

“DIP Financing” has the meaning set forth in Section 2.8(a).

“Discharge of ABL Obligations” means the occurrence of all of the following:

(1) termination or expiration of all commitments to extend credit that would constitute ABL Debt;

(2) either (x) payment in full in cash of the principal of and interest and premium (if any) on all ABL Debt (other than any undrawn letters of credit) or (y) there has been a legal defeasance or covenant defeasance pursuant to the terms of the ABL Debt;

(3) with respect to any undrawn letters of credit constituting ABL Debt, either (x) discharge or cash collateralization (at the lower of (A) 103% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable ABL Document) or provision of backstop letters of credit for all outstanding letters of credit constituting ABL Debt or (y) the issuer of each such letter of credit has notified the ABL Agent and the Collateral Agent in writing that alternative arrangements satisfactory to such issuer and to the holders of ABL Debt that has reimbursement obligations with respect thereto have been made; and

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(4) payment in full in cash of all other ABL Obligations (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time) that are outstanding and unpaid at the time the ABL Debt is paid in full in cash or the cash collateralization or payment (or other arrangements with respect thereto) of all ABL Hedging Obligations and ABL Bank Product Obligations on terms satisfactory to each applicable counterparty and the expiration or termination of all ABL Hedging Agreements the obligations under which would constitute ABL Obligations;

provided, however, that if, at any time after the Discharge of ABL Obligations has occurred, any Credit Party thereafter enters into any ABL Document evidencing ABL Debt the incurrence of which is not prohibited by any applicable Cash Flow Collateral Document, then such Discharge of ABL Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new ABL Debt (other than with respect to any actions taken as a result of the occurrence of such first Discharge of ABL Obligations), and, from and after the date on which the Borrowers designate such Funded Debt as ABL Debt in accordance with this Agreement, the Obligations under such ABL Document shall automatically and without any further action be treated as ABL Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein.

“Discharge of Cash Flow Collateral Obligations” means the occurrence of all of the following:

(1) termination or expiration of all commitments to extend credit that would constitute Cash Flow Collateral Debt;

(2) with respect to each Series of Cash Flow Collateral Debt, either (x) payment in full in cash of the principal of and interest and premium (if any) on all Cash Flow Collateral Debt of such Series (other than any undrawn letters of credit) or (y) there has been a legal defeasance or covenant defeasance pursuant to the terms of the applicable Cash Flow Collateral Debt Documents for such Series of Cash Flow Collateral Debt;

(3) with respect to any undrawn letters of credit constituting Cash Flow Collateral Debt, either (x) discharge or cash collateralization (at the lower of (A) 103% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Cash Flow Collateral Document) of all outstanding letters of credit constituting Cash Flow Collateral Debt or (y) the issuer of each such letter of credit has notified the Collateral Agent in writing that alternative arrangements satisfactory to such issuer and to the holders of the related Series of Cash Flow Collateral Debt that has reimbursement obligations with respect thereto have been made; and

(4) payment in full in cash of all other Cash Flow Collateral Obligations (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time) that are outstanding and unpaid at the time the Cash Flow Collateral Debt is

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paid in full in cash or the cash collateralization or payment (or other arrangements with respect thereto) of all Hedging Obligations and Bank Product Obligations constituting Cash Flow Collateral Obligations on terms satisfactory to each applicable counterparty, and the expiration or termination of all Cash Flow Collateral Hedging Agreements the obligations under which would constitute Cash Flow Collateral Obligations;

provided, however, that if, at any time after the Discharge of Cash Flow Collateral Obligations has occurred, any Credit Party thereafter enters into any Cash Flow Collateral Document evidencing a Cash Flow Collateral Debt the incurrence of which is not prohibited by any applicable ABL Document, then such Discharge of Cash Flow Collateral Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new Cash Flow Collateral Debt (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Cash Flow Collateral Obligations), and, from and after the date on which the Borrowers designate such Funded Debt as Cash Flow Collateral Debt in accordance with this Agreement, the Obligations under such Cash Flow Collateral Document shall automatically and without any further action be treated as Cash Flow Collateral Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein.

“Exercise of Secured Creditor Remedies” means:

(a) the taking of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the UCC;

(b) the exercise of any right or remedy provided to a secured creditor on account of a Lien under any of the ABL Documents or Cash Flow Collateral Documents, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the Collateral in satisfaction of a Lien;

(c) the taking of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Collateral or the Proceeds thereof;

(d) the appointment of a receiver, receiver and manager or interim receiver of all or part of the Collateral;

(e) subject to pre-existing rights and licenses, the sale, lease, license, or other disposition of all or any portion of the Collateral by private or public sale or any other means permissible under applicable law;

(f) the exercise of any other right of a secured creditor under Part 6 of Article 9 of the UCC;

(g) the exercise of any voting rights relating to any capital stock included in the Collateral; and

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(h) the delivery of any notice, claim or demand relating to the Collateral to any Person (including any securities intermediary, depository bank or landlord) in possession or control of any Collateral.

For the avoidance of doubt, filing a proof of claim in bankruptcy court or seeking adequate protection shall not be deemed to be an Exercise of Secured Creditor Remedies.

“Funded Debt” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money or advances; or

(2) evidenced by loan agreements, bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof).

For the avoidance of doubt, “Funded Debt” shall not include Cash Flow Collateral Hedging Obligations, ABL Hedging Obligations, Cash Flow Collateral Bank Product Obligations or ABL Bank Product Obligations.

“General Intangibles” means all “general intangibles” as such term is defined in the UCC including, without limitation, with respect to any Credit Party, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Credit Party is a party or under which such Credit Party has any right, title or interest or to which such Credit Party or any property of such Credit Party is subject, as the same may from time to time be amended, supplemented, waived or otherwise modified from time to time.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner including, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Funded Debt (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantor” means the ABL Guarantors and the Cash Flow Collateral Guarantors.

“Insolvency or Liquidation Proceeding” means:

(1) any voluntary or involuntary case commenced by or against the Borrowers or any other Credit Party under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization, receivership, liquidation or adjustment or marshalling of the assets or liabilities of the Borrowers or any other Credit Party, any receivership or assignment for the benefit of creditors relating to the Borrowers or any other Credit Party or any similar case or proceeding relative to the Borrowers or any other Credit Party or its creditors, as such, in each case whether or not voluntary;

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(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrowers or any other Credit Party, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Borrowers or any other Credit Party are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” has the meaning set forth in the Cash Flow Security Documents as in effect on the Issue Date.

“Issue Date” has the meaning set forth in the recitals to this Agreement.

“Issuer” has the meaning set forth in the recitals to this Agreement.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Lien Priority” means, with respect to any Lien of the ABL Agent, the ABL Secured Parties, the Cash Flow Collateral Representative or the Cash Flow Collateral Secured Parties in the Collateral, the order of priority of such Lien as specified in Section 2.3.

“Notes” [has the meaning set forth in the recitals to this Agreement.]9

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the applicable Cash Flow Collateral Documents or ABL Documents, as applicable, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Cash Flow Collateral Obligations or ABL Obligations, as applicable.

“Original ABL Credit Agreement” means [ ]10, as amended, restated, supplemented, waived or otherwise modified from time to time.

“Original Cash Flow Collateral Agreement” has the meaning set forth in the recitals to this Agreement.

“Other ABL Credit Agreement” has the meaning set forth in the definition of “ABL Credit Agreement”.

[9]	To be revised to reflect Notes outstanding as of the date of this Agreement, as needed.
[10]	To be revised as needed to describe ABL Credit Agreement and parties thereto

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“Parent” means Gogo Inc., a Delaware corporation.

“Payment Collateral” means all Accounts, Instruments, Chattel Paper, Letter-Of-Credit Rights, Deposit Accounts (other than the Asset Sales Proceeds Account), Securities Accounts, and Payment Intangibles, together with all Supporting Obligations, in each case composing a portion of the Collateral.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Pledged Securities” has the meaning set forth in the ABL Security Documents or in the Cash Flow Collateral Security Documents, as the context requires.

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the Cash Flow Collateral Documents or ABL Documents, as applicable, continue to accrue after the commencement of any Insolvency of Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Code or in any such Insolvency or Liquidation Proceeding.

“Proceeds” means (a) all “proceeds,” as such term is defined in Article 9 of the UCC, with respect to the Collateral, (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily and (c) in the case of Proceeds of Pledged Securities, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Reaffirmation Agreement” means an agreement reaffirming the security interests granted to the Collateral Agent in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement

“Recovery” has the meaning set forth in Section 2.8(k).

“Series of Cash Flow Collateral Debt” means, severally, each Series of Priority Lien Debt and each Series of Junior Lien Debt, each as defined in the Collateral Agency Agreement.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and/or one or more other Subsidiaries of such Person.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options for forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor

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transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including such obligations or liabilities under any Master Agreement.

“Swap Transactions” means any and all such transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any Cash Flow Collateral Hedge Agreement or ABL Hedge Agreement, as applicable.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

SECTION 1.2 Other Definition Provisions.

(a) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule, Exhibit and Annex references, are to this Agreement unless otherwise specified. References to any Schedule, Exhibit or Annex shall mean such Schedule, Exhibit or Annex as amended or supplemented from time to time in accordance with this Agreement.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein shall mean payment in cash in immediately available funds.

(d) The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

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(e) All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

(f) All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC. For the avoidance of doubt, the following terms which are defined in the UCC are used in this Agreement as so defined: Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Financial Assets, Instruments, Investment Property, Inventory, Letter-of-Credit Rights, Money, Promissory Notes, Records, Security, Securities Accounts, Security Entitlements, Supporting Obligations and Tangible Chattel Paper.

(g) Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Original Cash Flow Collateral Agreement (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided, that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Original Cash Flow Collateral Agreement (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Original Cash Flow Collateral Agreement and (2) prior to the Discharge of Cash Flow Collateral Obligations, approved in a writing delivered to the Cash Flow Collateral Representative by, or on behalf of, the requisite Cash Flow Collateral Secured Parties as are needed (if any) under the terms of the applicable Cash Flow Collateral Documents to approve such amendment or modification. Unless otherwise set forth herein, references to principal amount shall include, without duplication, any reimbursement obligations with respect to a letter or credit and the face amount thereof (whether or not such amount is, at the time of determination, drawn or available to be drawn).

(h) Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Original ABL Credit Agreement (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided, that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Original ABL Credit Agreement (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Original ABL Credit Agreement and (2) prior to the Discharge of ABL Obligations, approved in a writing delivered to the ABL Agent by, or on behalf of, the requisite ABL Secured Parties as are needed (if any) under the terms of the applicable ABL Documents to approve such amendment or modification. Unless otherwise set forth herein, references to principal amount shall include, without duplication, any reimbursement obligations with respect to a letter or credit and the face amount thereof (whether or not such amount is, at the time of determination, drawn or available to be drawn).

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This Agreement, the Cash Flow Collateral Security Documents and ABL Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement, the Cash Flow Collateral Security Documents or the ABL Security Documents.

ARTICLE 2. LIEN PRIORITY

SECTION 2.1 [Reserved].

SECTION 2.2 [Reserved].

SECTION 2.3 Priority of Liens.

Notwithstanding anything else contained herein or in any other ABL Security Document or Cash Flow Collateral Security Document, and notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the ABL Obligations or the Cash Flow Collateral Obligations granted on the Collateral or of any Liens securing the ABL Obligations or the Cash Flow Collateral Obligations granted on the Collateral and notwithstanding any provision of the UCC, the time of incurrence of any ABL Debt or any Series of Cash Flow Collateral Debt or the time of incurrence of any other ABL Obligation or Cash Flow Collateral Obligation or any other applicable law or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the ABL Obligations or the Cash Flow Collateral Obligations, the subordination of such Liens to any other Liens, or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced against any Credit Party, it is the intent of the parties that, and the parties hereto agree for themselves and the ABL Secured Parties and Cash Flow Collateral Secured Parties represented by them that:

(1) any Lien in respect of all or any portion of the ABL Priority Collateral held by the Cash Flow Collateral Representative for the benefit of the Cash Flow Collateral Secured Parties or held by any Cash Flow Collateral Secured Party that secures all or any portion of any Cash Flow Collateral Obligations, in each case, whether by grant, possession, statute, operation of law, subrogation or otherwise, are subject and subordinate to any Liens on ABL Priority Collateral securing the ABL Obligations;

(2) any Lien in respect of all or any portion of the ABL Priority Collateral held by the ABL Agent for the benefit of the ABL Secured Parties or held by any ABL Secured Party that secures all or any portion of the ABL Obligations, in each case, whether by grant, possession, statute, operation of law, subrogation or otherwise, are senior and prior to any Liens on ABL Priority Collateral securing Cash Flow Collateral Obligations;

(3) any Lien in respect of all or any portion of the Cash Flow Priority Collateral held by the ABL Agent for the benefit of the ABL Secured Parties or held by any ABL Secured Party that secures all or any portion of the ABL Obligations, in each case, whether by grant, possession, statute, operation of law, subrogation or otherwise, are subject and subordinate to any Liens on Cash Flow Priority Collateral securing the Cash Flow Collateral Obligations; and

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(4) any Lien in respect of all or any portion of the Cash Flow Priority Collateral held by the Cash Flow Collateral Representative for the benefit of the Cash Flow Collateral Secured Parties or held by any Cash Flow Collateral Secured Party that secures all or any portion of any Cash Flow Collateral Obligations in each case, whether by grant, possession, statute, operation of law, subrogation or otherwise, are senior and prior to any Liens on Cash Flow Priority Collateral securing ABL Obligations.

Lien priority as among the ABL Obligations and the Cash Flow Collateral Obligations with respect to any Collateral will be governed solely by this Agreement.

For the avoidance of doubt, in the event that any ABL Secured Party or Cash Flow Collateral Secured Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes hereof (including the priority of Liens).

SECTION 2.4 Restrictions on Enforcement of Liens; Prohibition on Contesting Liens.

(a) Until the Discharge of ABL Priority Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrowers or any other Credit Party, the ABL Secured Parties will have, subject to the exceptions set forth below in clauses (1) through (6), the exclusive right to enforce, collect or realize on any ABL Priority Collateral or exercise any other right or remedy with respect to the ABL Priority Collateral (including, without limitation, the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement). Notwithstanding the foregoing, the Cash Flow Collateral Representative and the Cash Flow Collateral Secured Parties may exercise rights and remedies with respect to the ABL Priority Collateral, as applicable:

(1) without any condition or restriction whatsoever, at any time after the Discharge of ABL Obligations;

(2) as necessary to redeem any ABL Priority Collateral in a creditor’s redemption permitted by law or to deliver any notice or demand necessary to enforce (subject to the prior Discharge of ABL Obligations) any right to claim, take or receive proceeds of ABL Priority Collateral remaining after the Discharge of ABL Obligations in the event of foreclosure or other enforcement of any Lien (other than Liens in favor of the ABL Agent or an ABL Secured Party);

(3) as necessary to perfect or establish the priority (subject to Liens of the ABL Secured Parties or the ABL Agent) of (but not enforce) the Liens upon any ABL Priority Collateral;

(4) as necessary to create, prove, preserve or protect (but not enforce) the Liens upon any ABL Priority Collateral;

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(5) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Cash Flow Collateral Secured Parties secured by the ABL Priority Collateral, if any, in each case in a manner not inconsistent with the terms of this Agreement; or

(6) vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in a manner not inconsistent with the terms of this Agreement, with respect to the Cash Flow Collateral Obligations and the ABL Priority Collateral; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by the Cash Flow Collateral Representative may be inconsistent with the provisions of this Agreement.

(b) Until the Discharge of Cash Flow Collateral Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrowers or any other Credit Party, the Cash Flow Collateral Secured Parties will have, subject to the exceptions set forth below in clauses (1) through (6), the exclusive right to enforce, collect or realize on any Cash Flow Priority Collateral or exercise any other right or remedy with respect to the Cash Flow Priority Collateral (including, without limitation, the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement). Notwithstanding the foregoing, the ABL Agent and ABL Secured Parties may exercise rights and remedies with respect to the Cash Flow Priority Collateral, as applicable:

(1) without any condition or restriction whatsoever, at any time after the Discharge of Cash Flow Collateral Obligations;

(2) as necessary to redeem any Cash Flow Priority Collateral in a creditor’s redemption permitted by law or to deliver any notice or demand necessary to enforce (subject to the prior Discharge of Cash Flow Collateral Obligations) any right to claim, take or receive proceeds of Cash Flow Priority Collateral remaining after the Discharge of Cash Flow Collateral Obligations in the event of foreclosure or other enforcement of any Lien (other than Liens in favor of the Cash Flow Collateral Representative or a Cash Flow Collateral Secured Party);

(3) as necessary to perfect or establish the priority (subject to Liens of the Cash Flow Collateral Secured Parties or the Cash Flow Collateral Representative) of (but not enforce) the Liens upon any Cash Flow Priority Collateral;

(4) as necessary to create, prove, preserve or protect (but not enforce) the Liens upon any Cash Flow Priority Collateral;

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(5) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the ABL Secured Parties secured by the Cash Flow Priority Collateral, if any, in each case in a manner not inconsistent with the terms of this Agreement; or

(6) vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in a manner not inconsistent with the terms of this Agreement, with respect to the ABL Obligations and the Cash Flow Priority Collateral; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by the ABL Agent may be inconsistent with the provisions of this Agreement.

(c) Until the Discharge of ABL Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrowers or any other Credit Party, none of the Cash Flow Collateral Secured Parties or the Cash Flow Collateral Representative will be permitted to:

(1) request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, or take any other action, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the ABL Secured Parties in respect of the ABL Priority Collateral or that would limit, invalidate, avoid or set aside any Lien of the ABL Agent or ABL Secured Parties in the Collateral or subordinate the Liens of the ABL Agent or the ABL Secured Parties in the ABL Priority Collateral to the Liens of the Cash Flow Collateral Representative or the Cash Flow Collateral Secured Parties, or grant any such Person a Lien with equal ranking to the Lien of the ABL Agent or the ABL Secured Parties, in each case in the ABL Priority Collateral;

(2) oppose or otherwise contest any motion for relief from the automatic stay or for any injunction against foreclosure or enforcement of Liens on the ABL Priority Collateral made by any ABL Secured Party or the ABL Agent in any Insolvency or Liquidation Proceeding;

(3) oppose or otherwise contest any lawful exercise by any ABL Secured Party or ABL Agent of the right to credit bid ABL Debt at any sale of ABL Priority Collateral in foreclosure of Liens of the ABL Agent or any ABL Secured Party;

(4) oppose or otherwise contest any other request for judicial relief made in any court by any holder of ABL Obligations or the ABL Agent relating to the lawful enforcement of any Lien on the ABL Priority Collateral;

(5) contest, protest or object to any foreclosure proceeding or action brought by the ABL Agent or any ABL Secured Party or any other exercise by the ABL Agent or any ABL Secured Party of any rights and remedies relating to the ABL Priority Collateral under the ABL Documents or otherwise and the Cash Flow Collateral Representative, on behalf of itself and each Cash Flow Collateral Secured Party, will waive any and all rights it may have to object to the time or manner in which the ABL Agent or any ABL Secured Party seeks to enforce the ABL Obligations or the Liens in the ABL Priority Collateral;

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(6) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding) the validity, enforceability, perfection, priority or extent of the Liens of the ABL Agent or the ABL Secured Parties, or the amount, nature or extent of the ABL Obligations; or

(7) object to the forbearance by the ABL Agent from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the ABL Priority Collateral.

(d) Until the Discharge of Cash Flow Collateral Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrowers or any other Credit Party, none of the ABL Secured Parties or the ABL Agent will be permitted to:

(1) request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, or take any other action, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the Cash Flow Collateral Secured Parties in respect of the Cash Flow Priority Collateral or that would limit, invalidate, avoid or set aside any Lien of the Cash Flow Collateral Representative or Cash Flow Collateral Secured Parties in the Collateral or subordinate the Liens of the Cash Flow Collateral Representative or the Cash Flow Collateral Secured Parties in the Cash Flow Priority Collateral to the Liens of the ABL Agent or the ABL Secured Parties, or grant any such Person a Lien with equal ranking to the Lien of the Cash Flow Collateral Representative or the Cash Flow Collateral Secured Parties, in each case in the Cash Flow Priority Collateral;

(2) oppose or otherwise contest any motion for relief from the automatic stay or for any injunction against foreclosure or enforcement of Liens on the Cash Flow Priority Collateral made by any Cash Flow Collateral Secured Party or the Cash Flow Collateral Representative in any Insolvency or Liquidation Proceeding;

(3) oppose or otherwise contest any lawful exercise by any Cash Flow Collateral Secured Party or Cash Flow Collateral Representative of the right to credit bid Cash Flow Collateral Debt at any sale of Cash Flow Priority Collateral in foreclosure of Liens of the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party;

(4) oppose or otherwise contest any other request for judicial relief made in any court by any holder of Cash Flow Collateral Obligations or the Cash Flow Collateral Representative relating to the lawful enforcement of any Lien on the Cash Flow Priority Collateral;

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(5) contest, protest or object to any foreclosure proceeding or action brought by the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party or any other exercise by the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party of any rights and remedies relating to the Cash Flow Priority Collateral under the Cash Flow Collateral Documents or otherwise and the ABL Agent, on behalf of itself and each ABL Secured Party, will waive any and all rights it may have to object to the time or manner in which the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party seeks to enforce the Cash Flow Collateral Obligations or the Liens in the Cash Flow Priority Collateral;

(6) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding) the validity, enforceability, perfection, priority or extent of the Liens of the Cash Flow Collateral Representative or the Cash Flow Collateral Secured Parties, or the amount, nature or extent of the Cash Flow Collateral Obligations; or

(7) object to the forbearance by the Cash Flow Collateral Representative from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Cash Flow Priority Collateral.

Except as specifically set forth in this Agreement, both before and during an Insolvency or Liquidation Proceeding, the ABL Agent, ABL Secured Parties, Cash Flow Collateral Representative and Cash Flow Collateral Secured Parties may take any actions and exercise any and all rights that would be available to a holder of unsecured claims that are not inconsistent with this Agreement.

(e) At any time prior to the Discharge of ABL Obligations and after (1) the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrowers or any other Credit Party or (2) the Cash Flow Collateral Representative has received written notice from the ABL Agent stating that (A) the ABL Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (B) the holders of Liens in ABL Priority Collateral securing the ABL Debt have become entitled under any ABL Documents to and intend to enforce any or all of such Liens by reason of an event of default under such ABL Documents, no payment of money (or the equivalent of money) shall be made from the proceeds of ABL Priority Collateral by the Borrowers or any other Credit Party to the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party (including, without limitation, payments and prepayments made for application to Cash Flow Collateral Obligations and all other payments and deposits made pursuant to any provision of any Cash Flow Collateral Document).

(f) At any time prior to the Discharge of Cash Flow Collateral Obligations and after (1) the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrowers or any other Credit Party or (2) the ABL Agent has received written notice from the Cash Flow Collateral Representative stating that (A) the Cash Flow Collateral Debt of any Series of Cash Flow Collateral Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (B) the holders of Liens in the Cash Flow Priority Collateral securing the Cash Flow Collateral Debt of any Series of Cash Flow Collateral Debt have become entitled under any Cash Flow Collateral Documents to and intend to enforce any or all of such Liens by reason of an event of default under such Cash Flow Collateral Documents, no payment of money (or the equivalent of money) shall be made from the proceeds of Cash Flow Priority Collateral by the Borrowers or any other Credit Party to the ABL Agent or any ABL Secured Party (including, without limitation, payments and prepayments made for application to ABL Obligations and all other payments and deposits made pursuant to any provision of any ABL Collateral Document).

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(g) All proceeds of any collection, sale, foreclosure or other realization upon, or exercise of any right or remedy with respect to, any ABL Priority Collateral and the proceeds thereof and the proceeds of any insurance policy required under any ABL Document or otherwise covering the ABL Priority Collateral received by the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party prior to the Discharge of ABL Obligations will be held by such Person in trust for the account of the ABL Secured Parties and promptly remitted to the ABL Agent for application in accordance with Section 3.4 hereof. The Liens of the Cash Flow Collateral Representative for the benefit of the Cash Flow Collateral Secured Parties will remain attached to and enforceable against all proceeds so held or remitted until so applied to satisfy the ABL Obligations. All proceeds of any collection, sale, foreclosure or other realization upon, or exercise of any right or remedy with respect to, any Cash Flow Priority Collateral and the proceeds thereof and the proceeds of any insurance policy required under any Cash Flow Collateral Document or otherwise covering the Cash Flow Priority Collateral received by the ABL Agent or any ABL Secured Party prior to the Discharge of Cash Flow Collateral Obligations will be held by such Person in trust for the account of the Cash Flow Collateral Secured Parties and promptly remitted to the Cash Flow Collateral Representative for application in accordance with Section 3.4 hereof. The Liens of the ABL Agent or any ABL Secured Party will remain attached to and enforceable against all proceeds so held or remitted until so applied to satisfy the Cash Flow Collateral Obligations.

SECTION 2.5 Waiver of Right of Marshaling.

(a) Prior to the Discharge of ABL Obligations, the Cash Flow Collateral Representative and the Cash Flow Collateral Secured Parties may not assert or enforce any marshaling, appraisal, valuation or other similar right accorded to a junior lienholder, as against the ABL Secured Parties or the ABL Agent (in their capacity as priority lienholders) with respect to the ABL Priority Collateral. Following the Discharge of ABL Obligations, the Cash Flow Collateral Secured Parties and the Cash Flow Collateral Representative may assert their rights under the UCC or otherwise to any proceeds remaining following a sale or other disposition of ABL Priority Collateral by, or on behalf of, the ABL Secured Parties.

(b) Prior to the Discharge of Cash Flow Collateral Obligations, the ABL Agent and the ABL Secured Parties may not assert or enforce any marshaling, appraisal, valuation or other similar right accorded to a junior lienholder, as against the Cash Flow Collateral Secured Parties or the Cash Flow Collateral Representative (in their capacity as priority lienholders) with respect to the Cash Flow Priority Collateral. Following the Discharge of Cash Flow Collateral Obligations, the ABL Secured Parties and the ABL Agent may assert their rights under the UCC or otherwise to any proceeds remaining following a sale or other disposition of Cash Flow Priority Collateral by, or on behalf of, the Cash Flow Collateral Secured Parties.

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SECTION 2.6 Discretion in Enforcement of Liens.

(a) In exercising rights and remedies with respect to the ABL Priority Collateral, at any time prior to a Discharge of ABL Obligations, the ABL Secured Parties and the ABL Agent shall have the exclusive right to enforce (or refrain from enforcing) the provisions of the ABL Documents and exercise (or refrain from exercising) remedies thereunder or any such rights and remedies, all in such order and in such manner as they may determine in the exercise of their sole and exclusive discretion, in each case with respect to the ABL Priority Collateral (without limiting clauses (1) through (6) under Section 2.4(a)), including:

(1) the exercise or forbearance from exercise of all rights and remedies in respect of the ABL Priority Collateral and/or the ABL Obligations;

(2) the enforcement or forbearance from enforcement of any Lien in respect of the ABL Priority Collateral;

(3) the exercise or forbearance from exercise of rights and powers of a holder of shares of stock included in the ABL Priority Collateral to the extent provided in the ABL Security Documents;

(4) the acceptance of the ABL Priority Collateral in full or partial satisfaction of the ABL Obligations; and

(5) the exercise or forbearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity with respect to the ABL Priority Collateral.

(b) In exercising rights and remedies with respect to the Cash Flow Priority Collateral, at any time prior to a Discharge of Cash Flow Collateral Obligations, the Cash Flow Collateral Secured Parties and the Cash Flow Collateral Representative shall have the exclusive right to enforce (or refrain from enforcing) the provisions of the Cash Flow Collateral Documents and exercise (or refrain from exercising) remedies thereunder or any such rights and remedies, all in such order and in such manner as they may determine in the exercise of their sole and exclusive discretion, in each case with respect to the Cash Flow Priority Collateral (without limiting clauses (1) through (6) under Section 2.4(b)), including:

(1) the exercise or forbearance from exercise of all rights and remedies in respect of the Cash Flow Priority Collateral and/or the Cash Flow Collateral Obligations;

(2) the enforcement or forbearance from enforcement of any Lien in respect of the Cash Flow Priority Collateral;

(3) the exercise or forbearance from exercise of rights and powers of a holder of shares of stock included in the Cash Flow Priority Collateral to the extent provided in the Cash Flow Collateral Security Documents;

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(4) the acceptance of the Cash Flow Priority Collateral in full or partial satisfaction of the Cash Flow Collateral Obligations; and

(5) the exercise or forbearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity with respect to the Cash Flow Priority Collateral.

SECTION 2.7 Amendments to Cash Flow Collateral Documents and ABL Documents; and Discretion in Enforcement of Cash Flow Collateral Obligations and ABL Obligations.

Without in any way limiting the generality of Section 2.6,

(a) the ABL Secured Parties and the ABL Agent may, at any time and from time to time, without the consent of or notice to the Cash Flow Collateral Secured Parties or the Cash Flow Collateral Representative, without incurring responsibility to the Cash Flow Collateral Secured Parties or the Cash Flow Collateral Representative and without impairing or releasing the subordination provided in this Agreement or the Obligations thereunder with respect to the ABL Priority Collateral of the Cash Flow Collateral Secured Parties and the Cash Flow Representatives, do any one or more of the following:

(1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the ABL Obligations, or otherwise amend or supplement in any manner the ABL Obligations, or any instrument evidencing the ABL Obligations or any agreement under which the ABL Obligations are outstanding including, without limitation, increasing the principal amount thereof and/or any applicable margin or similar component of interest rate;

(2) release any Person or entity liable in any manner for the collection of the ABL Obligations;

(3) release the Lien of any ABL Secured Party or the ABL Agent on any Collateral; and

(4) exercise or refrain from exercising any rights against any Credit Party with respect to the ABL Priority Collateral; and

(b) the Cash Flow Collateral Secured Parties and the Cash Flow Collateral Representative may, at any time and from time to time, without the consent of or notice to the ABL Secured Parties or the ABL Agent, without incurring responsibility to the ABL Secured Parties or the ABL Agent and without impairing or releasing the subordination provided in this Agreement or the Obligations thereunder with respect to the Cash Flow Priority Collateral of the ABL Secured Parties and the ABL Agent, do any one or more of the following:

(1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Cash Flow Collateral Obligations, or otherwise amend or supplement in any manner the Cash Flow Collateral Obligations, or any instrument evidencing the Cash Flow Collateral Obligations or any agreement under which the Cash Flow Collateral Obligations are outstanding including, without limitation, increasing the principal amount thereof and/or any applicable margin or similar component of interest rate;

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(2) release any Person or entity liable in any manner for the collection of the Cash Flow Collateral Obligations;

(3) release the Lien of any Cash Flow Collateral Secured Party or the Cash Flow Collateral Representative on any Collateral; and

(4) exercise or refrain from exercising any rights against any Credit Party with respect to the Cash Flow Priority Collateral.

SECTION 2.8 Insolvency or Liquidation Proceedings.

(a) If in any Insolvency or Liquidation Proceeding and prior to the Discharge of ABL Obligations, the ABL Secured Parties shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) consisting of ABL Priority Collateral, or to permit the Borrowers or any other Credit Party to obtain financing, whether from the ABL Secured Parties or any other Person under Section 364 of the Bankruptcy Code or any similar bankruptcy law (“DIP Financing”) secured by a Lien on any ABL Priority Collateral, then the Cash Flow Collateral Representative (on behalf of the Cash Flow Collateral Secured Parties) will raise no objection to such Cash Collateral use or DIP Financing (including any proposed orders for such Cash Collateral use and/or DIP Financing which are acceptable to the ABL Secured Parties) and to the extent that the Liens on ABL Priority Collateral securing the ABL Obligations are subordinated to or pari passu with the Liens on ABL Priority Collateral securing such DIP Financing, the Cash Flow Collateral Representative will subordinate its Liens on the ABL Priority Collateral to the Liens on the ABL Priority Collateral securing such DIP Financing (and all Obligations relating thereto) on the same basis as such Liens are subordinated to the Liens in such ABL Priority Collateral securing the ABL Obligations and will not request adequate protection or any other relief in connection therewith (except as expressly agreed by the ABL Secured Parties or to the extent permitted under this Section 2.8), provided that the Cash Flow Collateral Representative, on behalf of the Cash Flow Collateral Secured Parties, retains its Lien on the Collateral to secure the Cash Flow Collateral Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and, as to the Cash Flow Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code and any Lien on the Cash Flow Priority Collateral securing such DIP Financing is junior and subordinate to the Lien of the Cash Flow Collateral Representative on the Cash Flow Priority Collateral. Notwithstanding the foregoing, if the ABL Secured Parties (or any subset thereof) are granted adequate protection with respect to ABL Priority Collateral in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of the Bankruptcy Code or any similar law, then the Cash Flow Collateral Representative may seek or request adequate protection in the form of a replacement Lien on such additional collateral, so long as such Lien is subordinated to the Liens on the ABL Priority Collateral securing the ABL Obligations and such DIP Financing (and all Obligations relating thereto), on the same basis as the other Liens on ABL Priority Collateral securing the Cash Flow Collateral Obligations are subordinated to the Liens on ABL Priority Collateral securing the ABL Obligations under this Agreement.

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(b) If in any Insolvency or Liquidation Proceeding and prior to the Discharge of Cash Flow Collateral Obligations, the Cash Flow Collateral Secured Parties shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) consisting of Cash Flow Priority Collateral, or to permit the Borrowers or any other Credit Party to obtain DIP Financing secured by a Lien on any Cash Flow Priority Collateral, then the ABL Agent (on behalf of the ABL Secured Parties) will raise no objection to such Cash Collateral use or DIP Financing (including any proposed orders for such Cash Collateral use and/or DIP Financing which are acceptable to the Cash Flow Collateral Secured Parties) and to the extent that the Liens on Cash Flow Priority Collateral securing the Cash Flow Collateral Obligations are subordinated to or pari passu with the Liens on Cash Flow Priority Collateral securing such DIP Financing, the ABL Agent will subordinate its Liens on the Cash Flow Priority Collateral to the Liens on the Cash Flow Priority Collateral securing such DIP Financing (and all Obligations relating thereto) on the same basis as such Liens are subordinated to the Liens in such Cash Flow Priority Collateral securing the Cash Flow Collateral Obligations and will not request adequate protection or any other relief in connection therewith (except as expressly agreed by the Cash Flow Collateral Secured Parties or to the extent permitted under this Section 2.8), provided that the ABL Agent, on behalf of the ABL Secured Parties, retains its Lien on the Collateral to secure the ABL Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and, as to the ABL Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code and any Lien on the ABL Priority Collateral securing such DIP Financing is junior and subordinate to the Lien of the ABL Agent on the ABL Priority Collateral. Notwithstanding the foregoing, if the Cash Flow Collateral Secured Parties (or any subset thereof) are granted adequate protection with respect to Cash Flow Priority Collateral in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of the Bankruptcy Code or any similar law, then the ABL Agent may seek or request adequate protection in the form of a replacement Lien on such additional collateral, so long as such Lien is subordinated to the Liens on the Cash Flow Priority Collateral securing the Cash Flow Collateral Obligations and such DIP Financing (and all Obligations relating thereto), on the same basis as the other Liens on Cash Flow Priority Collateral securing the ABL Obligations are subordinated to the Liens on Cash Flow Priority Collateral securing the Cash Flow Collateral Obligations under this Agreement.

(c) All Liens granted to the ABL Agent or the Cash Flow Collateral Representative in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the Parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.

(d) The Cash Flow Collateral Representative (for itself and on behalf of the Cash Flow Collateral Secured Parties) agrees that it will not seek consultation rights in connection with, and will raise no objection or oppose, a motion to sell, liquidate or otherwise dispose of ABL Priority Collateral under Section 363 of the Bankruptcy Code if the requisite ABL Secured Parties have consented to such sale, liquidation or other disposition, provided that the Liens securing Cash Flow Collateral Obligations will attach to the proceeds of such sale on

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the same basis of priority as the Liens securing such obligations on the assets being sold. The Cash Flow Collateral Representative (for itself and on behalf of the Cash Flow Collateral Secured Parties) further agrees that it will not directly or indirectly oppose or impede entry of any order in connection with such sale, liquidation or other disposition (including orders to retain professionals or set bid procedures in connection with such sale, liquidation or disposition) if the requisite ABL Secured Parties have consented to such sale, liquidation or disposition or such retention or bid procedures order in connection with such sale, liquidation or disposition, in which event the Cash Flow Collateral Secured Parties will be deemed to have consented to such sale, liquidation or disposition pursuant to Section 363(f) of the Bankruptcy Code, provided that such motion does not impair the rights of the Cash Flow Collateral Secured Parties under Section 363(k) of the Bankruptcy Code. The ABL Agent (for itself and on behalf of the ABL Secured Parties) agrees that it will not seek consultation rights in connection with, and will raise no objection or oppose, a motion to sell, liquidate or otherwise dispose of Cash Flow Priority Collateral under Section 363 of the Bankruptcy Code if the requisite Cash Flow Collateral Secured Parties have consented to such sale, liquidation or other disposition, provided that the Liens securing ABL Obligations will attach to the proceeds of such sale on the same basis of priority as the Liens securing such obligations on the assets being sold. The ABL Agent (for itself and on behalf of the ABL Secured Parties) further agrees that it will not directly or indirectly oppose or impede entry of any order in connection with such sale, liquidation or other disposition (including orders to retain professionals or set bid procedures in connection with such sale, liquidation or disposition) if the requisite Cash Flow Collateral Secured Parties have consented to such sale, liquidation or disposition or such retention or bid procedures order in connection with such sale, liquidation or disposition, in which event the ABL Secured Parties will be deemed to have consented to such sale, liquidation or disposition pursuant to Section 363(f) of the Bankruptcy Code, provided that such motion does not impair the rights of the ABL Secured Parties under Section 363(k) of the Bankruptcy Code. If such sale of Collateral includes both ABL Priority Collateral and Cash Flow Priority Collateral and the Parties are unable to agree on the allocation of the purchase price between the ABL Priority Collateral and Cash Flow Priority Collateral, any ABL Secured Party and any Cash Flow Collateral Secured Party (including any representative acting on their behalf) may apply to the court in such Insolvency Proceeding to make a determination of such allocation, and the court’s determination shall be binding upon the Parties.

(e) Until the Discharge of ABL Obligations has occurred, the Cash Flow Collateral Representative (for itself and on behalf of the Cash Flow Collateral Secured Parties), agrees that no Cash Flow Collateral Secured Party shall: (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the ABL Priority Collateral, without the prior written consent of the ABL Agent, unless a motion for adequate protection permitted under Section 2.8(a) has been denied by a bankruptcy court or (ii) oppose (or support any other Person in opposing) any request by any ABL Secured Party for relief from such stay.

(f) Until the Discharge of Cash Flow Collateral Obligations has occurred, the ABL Agent (for itself and on behalf of the ABL Secured Parties), agrees that no ABL Secured Party shall: (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Cash Flow Priority Collateral, without the prior written consent of the Cash Flow Collateral Representative, unless a motion for adequate protection permitted under Section 2.8(b) has been denied by a bankruptcy court or (ii) oppose (or support any other Person in opposing) any request by any Cash Flow Collateral Secured Party for relief from such stay.

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(g) If, in any Insolvency or Liquidation Proceeding, debt obligations of any reorganized debtor secured by Liens upon any property of such reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of ABL Obligations and on account of Cash Flow Collateral Obligations, then, to the extent that the debt obligations distributed on account of the ABL Obligations and on account of the Cash Flow Collateral Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(h) The Cash Flow Collateral Representative (for itself and on behalf of the Cash Flow Collateral Secured Parties) agrees that no Cash Flow Collateral Secured Party shall contest (or support any other Person contesting): (1) any request by the ABL Agent or the ABL Secured Parties for adequate protection under any bankruptcy law; or (2) any objection by the ABL Agent or the ABL Secured Parties to any motion, relief, action or proceeding based on the ABL Secured Parties claiming a lack of adequate protection, in each case, so long as (x) such request or objection is not in contravention of clause (a) of this Section 2.8 and (y) any Liens granted to the ABL Agent as adequate protection of its interests are subject to this Agreement. Notwithstanding the foregoing provisions, in any Insolvency or Liquidation Proceeding, if the ABL Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral of the type of assets that are or would constitute Cash Flow Priority Collateral, then the ABL Agent, on behalf of itself and each of the ABL Secured Parties, agrees that the Cash Flow Collateral Representative shall also be granted a senior and prior Lien on such collateral as security for the Cash Flow Collateral Obligations and that any Lien on such collateral securing the ABL Obligations shall be subordinate to any Lien on such collateral securing the Cash Flow Collateral Obligations.

(i) The ABL Agent (for itself and on behalf of the ABL Secured Parties) agrees that no ABL Secured Party shall contest (or support any other Person contesting): (1) any request by the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party for adequate protection under any bankruptcy law; or (2) any objection by the Cash Flow Collateral Representative or the Cash Flow Collateral Secured Parties to any motion, relief, action or proceeding based on the Cash Flow Collateral Secured Parties claiming a lack of adequate protection, in each case, so long as (x) such request or objection is not in contravention of clause (b) of this Section 2.8 and (y) any Liens granted to the Cash Flow Collateral Representative as adequate protection of its interests are subject to this Agreement. Notwithstanding the foregoing provisions, in any Insolvency or Liquidation Proceeding, if the Cash Flow Collateral Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral of the type of assets that are or would constitute ABL Priority Collateral, then the Cash Flow Collateral Representative, on behalf of itself and each of the Cash Flow Collateral Secured Parties, agrees that the ABL Agent shall also be granted a senior and prior Lien on such collateral as security for the ABL Obligations and that any Lien on such collateral securing the Cash Flow Collateral Obligations shall be subordinate to any Lien on such collateral securing the ABL Obligations.

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(j) (x) Neither the Cash Flow Collateral Representative nor any other Cash Flow Collateral Secured Party shall oppose or seek to challenge any claim by the ABL Agent or any ABL Secured Party for allowance of ABL Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the ABL Agent’s Lien on the ABL Priority Collateral, without regard to the existence of the Lien of the Cash Flow Collateral Secured Parties or the Cash Flow Collateral Representative on the ABL Priority Collateral; and (y) neither the ABL Collateral Agent nor any ABL Secured Party shall oppose or seek to challenge any claim by the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party for allowance of Cash Flow Collateral Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Cash Flow Collateral Representative’s Lien on the Cash Flow Priority Collateral, without regard to the existence of the Lien of the ABL Agent or the ABL Secured Parties on the Cash Flow Priority Collateral.

(k) If any ABL Secured Party or Cash Flow Collateral Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrowers or any other Credit Party any amount paid in respect of the ABL Obligations or Cash Flow Collateral Obligations, respectively (a “Recovery”), then such ABL Secured Party or Cash Flow Collateral Secured Party shall be entitled to a reinstatement of the ABL Obligations or Cash Flow Collateral Obligations, as applicable, with respect to all such recovered amounts on the date of such Recovery, and from and after the date of such reinstatement the Discharge of ABL Obligations or Discharge of Cash Flow Collateral Obligations, as applicable, shall be deemed not to have occurred for all purposes under this Agreement. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Obligations of the parties thereto from such date of reinstatement.

(l) The Cash Flow Collateral Representative (on behalf of the Cash Flow Collateral Secured Parties), for itself and on behalf of the Cash Flow Collateral Secured Parties, and the ABL Agent (on behalf of the ABL Secured Parties) for itself and on behalf of the ABL Secured Parties, acknowledges and agrees that:

(1) the grants of Liens pursuant to the ABL Security Documents and the Cash Flow Collateral Security Documents constitute two separate and distinct grants of Liens; and

(2) because of, among other things, their differing rights in the Collateral, the ABL Obligations are fundamentally different from the Cash Flow Collateral Obligations and must be separately classified in any plan of reorganization or other dispositive restructuring plan proposed or adopted in an Insolvency or Liquidation Proceeding.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and the Cash Flow Collateral Secured Parties in respect of the ABL Priority Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of

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senior and junior secured claims against the Credit Parties in respect of the ABL Priority Collateral (with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral is sufficient (for this purpose ignoring all claims held by the Cash Flow Collateral Secured Parties), the ABL Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of Post-Petition Interest, including any additional interest payable pursuant to the ABL Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Cash Flow Collateral Secured Parties with respect to the ABL Priority Collateral, and the Cash Flow Collateral Representative (on behalf of itself and each of the Cash Flow Collateral Secured Parties) agrees that it will turn over to the ABL Agent, for the benefit of the ABL Secured Parties, ABL Priority Collateral or proceeds of ABL Priority Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Cash Flow Collateral Secured Parties. If it is held that the claims of the ABL Secured Parties and the Cash Flow Collateral Secured Parties in respect of the Cash Flow Priority Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Credit Parties in respect of the Cash Flow Priority Collateral (with the effect being that, to the extent that the aggregate value of the Cash Flow Priority Collateral is sufficient (for this purpose ignoring all claims held by the ABL Secured Parties), the Cash Flow Collateral Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of Post-Petition Interest, including any additional interest payable pursuant to the Cash Flow Collateral Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the ABL Secured Parties with respect to the Cash Flow Priority Collateral, and the ABL Agent, for itself and on behalf of the ABL Secured Parties, agrees that it will turn over to the Cash Flow Collateral Representative, for the benefit of the Cash Flow Collateral Secured Parties, Cash Flow Priority Collateral or proceeds of Cash Flow Priority Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the ABL Secured Parties.

(m) The parties to this Agreement acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, which will be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references herein to any Credit Party will include such Person as a debtor-in-possession and any receiver or trustee for such Person in an Insolvency or Liquidation Proceeding.

SECTION 2.9 [Reserved].

SECTION 2.10 No New Liens.

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(a) Whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrowers or any other Credit Party, the parties hereto agree that the Borrowers will not, and will not permit any other Credit Party to:

(1) so long as the Discharge of ABL Obligations has not occurred, grant or permit any additional Liens on any asset or property to secure any Cash Flow Collateral Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure all of the ABL Obligations, and any such Lien shall be subject to Section 2.3; or

(2) so long as the Discharge of Cash Flow Collateral Obligations has not occurred, grant or permit any additional Liens on any asset or property to secure any ABL Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure all of the Cash Flow Collateral Obligations, and any such Lien shall be subject to Section 2.3; provided that this provision will not be violated if the Cash Flow Collateral Representative is given a reasonable opportunity to accept a Lien on any asset or property for the benefit of the Cash Flow Collateral Secured Parties and the Cash Flow Collateral Representative states in writing that the applicable Cash Flow Collateral Documents prohibit the Cash Flow Collateral Representative from accepting a Lien on such asset or property.

provided that notwithstanding anything in this Agreement to the contrary, cash and cash equivalents may be pledged to secure ABL Obligations or Cash Flow Collateral Obligations, as applicable, consisting of reimbursement obligations in respect of letters of credit pursuant to the ABL Documents or Cash Flow Collateral Documents, as applicable, without granting a Lien thereon to secure any Cash Flow Collateral Obligations or ABL Obligations, as applicable.

(b) To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the ABL Secured Parties or Cash Flow Collateral Secured Parties, any amounts received by or distributed to the Cash Flow Collateral Representative, any Cash Flow Collateral Secured Party, the ABL Agent or any ABL Secured Party pursuant to or as a result of Liens granted in contravention of this Section 2.10 shall be subject to Section 3.4.

SECTION 2.11 Confirmation of Subordination in Security Documents.

The Credit Parties shall use commercially reasonable efforts to ensure that each applicable ABL Security Document shall include language that is reciprocal in nature to that contained in Section 9.17 of the Collateral Agreement dated as of the date hereof among the Credit Parties and U.S. Bank National Association, as Collateral Agent (or language of similar effect as determined by the Company).

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ARTICLE 3. ACTIONS OF THE PARTIES; APPLICATION OF PROCEEDS

SECTION 3.1 Agent for Perfection.

The ABL Agent, for and on behalf of itself and each ABL Secured Party, and the Cash Flow Collateral Representative, for and on behalf of itself and each Cash Flow Collateral Secured Party, as applicable, each agree to hold all Control Collateral and Cash Collateral that is part of the Collateral in their respective possession, custody, or control (or in the possession, custody, or control of agents or bailees for either) as agent for each other solely for the purpose of perfecting the security interest granted to each in such Control Collateral or Cash Collateral, subject to the terms and conditions of this Section 3.1. None of the ABL Agent, the ABL Secured Parties, the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party, as applicable, shall have any obligation whatsoever to the others to assure that the Cash Collateral or the Control Collateral is genuine or owned by any Borrower, any other Credit Party, or any other Person or to preserve rights or benefits of any Person. The duties or responsibilities of the ABL Agent and the Cash Flow Collateral Representative under this Section 3.1 are and shall be limited solely to holding or maintaining control of the Control Collateral and the Cash Collateral in their possession as agent for the Cash Flow Collateral Representative and the ABL Agent, respectively, for purposes of perfecting the Lien held by the ABL Agent and the Cash Flow Collateral Representative, as applicable. The ABL Agent is not and shall not be deemed to be a fiduciary of any kind for the Cash Flow Collateral Representative, the Cash Flow Collateral Secured Parties or any other Person. The Cash Flow Collateral Representative is not and shall not be deemed to be a fiduciary of any kind for the ABL Agent, the ABL Secured Parties, or any other Person. In the event that (a) the ABL Agent or any ABL Secured Party receives any Collateral or Proceeds of the Collateral in violation of the terms of this Agreement or (b) the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party receives any Collateral or Proceeds of the Collateral in violation of the terms of this Agreement, then the ABL Agent, such ABL Secured Party, the Cash Flow Collateral Representative or such Cash Flow Collateral Secured Party, as applicable, shall promptly pay over such Proceeds or Collateral to (i) in the case of ABL Priority Collateral or Proceeds thereof, the ABL Agent, or (ii) in the case of Cash Flow Priority Collateral or Proceeds thereof, the Cash Flow Collateral Representative, in each case, in the same form as received with any necessary endorsements, for application in accordance with the provisions of Section 3.4 of this Agreement. Each Credit Party shall deliver all Control Collateral and all Cash Collateral required to be delivered pursuant to the Cash Flow Collateral Documents and the ABL Documents (i) in the case of ABL Priority Collateral or Proceeds thereof, to the ABL Agent, or (ii) in the case of Cash Flow Priority Collateral or Proceeds thereof, to the Cash Flow Collateral Representative.

SECTION 3.2 Release of Liens on Collateral.

(a) In the event of (A) any private or public sale of all or any portion of the ABL Priority Collateral in connection with any Exercise of Secured Creditor Remedies by or with the consent of the ABL Agent, (B) any sale, transfer or other disposition of all or any portion of the ABL Priority Collateral, so long as such sale, transfer or other disposition is then permitted by the ABL Documents and Cash Flow Collateral Documents, (C) the release of the ABL Secured Parties’ Liens on all or any portion of the ABL Priority Collateral, so long as such release shall have been approved by the requisite ABL Lenders (as determined pursuant to the ABL Documents) and the requisite Cash Flow Collateral Secured Parties (as determined pursuant to the Collateral Agency Agreement) or (D) the release of the ABL Secured Parties’ Liens on ABL Priority Collateral of an ABL Guarantor upon the termination and discharge of the applicable subsidiary guaranty in accordance with the terms of the ABL Documents and the Cash Flow Collateral Documents, in the case of clauses (B), (C) and (D) only to the extent prior to the date upon which the Discharge of ABL Obligations shall have occurred and not in connection

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with a Discharge of ABL Obligations (and irrespective of whether an Event of Default has occurred), the Cash Flow Collateral Representative agrees, on behalf of itself and the Cash Flow Collateral Secured Parties, that so long as the net cash proceeds of any such sale, if any, described in clause (A) above are applied as provided in Section 3.4, and, in each case, the Lien on such ABL Priority Collateral is released by the ABL Agent, such sale will be free and clear of the Liens on such ABL Priority Collateral securing the Cash Flow Collateral Obligations, and the Cash Flow Collateral Representative’s and the Cash Flow Collateral Secured Parties’ Liens with respect to the ABL Priority Collateral so sold, transferred, disposed or released shall terminate and be automatically released without further action. In furtherance of, and subject to, the foregoing, the Cash Flow Collateral Representative agrees that it will execute any and all Lien releases or other documents reasonably requested by the ABL Agent in connection therewith, so long as the net cash proceeds, if any, from such sale or other disposition of such ABL Priority Collateral described in clause (A) above are applied in accordance with the terms of this Agreement. The Cash Flow Collateral Representative hereby appoints the ABL Agent and any officer or duly authorized person of the ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Cash Flow Collateral Representative and in the name of the Cash Flow Collateral Representative or in the ABL Agent’s own name, from time to time, in the ABL Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

(b) In the event of (A) any private or public sale of all or any portion of the Cash Flow Priority Collateral in connection with any Exercise of Secured Creditor Remedies by or with the consent of the Cash Flow Collateral Representative, (B) any sale, transfer or other disposition of all or any portion of the Cash Flow Priority Collateral, so long as such sale, transfer or other disposition is then permitted by the ABL Documents and Cash Flow Collateral Documents, (C) the release of the Cash Flow Collateral Secured Parties’ Liens on all or any portion of the Cash Flow Priority Collateral, so long as such release shall have been approved by the requisite ABL Lenders (as determined pursuant to the ABL Documents) and the requisite Cash Flow Collateral Secured Parties (as determined pursuant to the Collateral Agency Agreement) or (D) the release of the Cash Flow Collateral Secured Parties’ Liens on Cash Flow Priority Collateral of a Cash Flow Collateral Guarantor upon the termination and discharge of the applicable subsidiary guaranty in accordance with the terms of the ABL Documents and the Cash Flow Collateral Documents, in the case of clauses (B), (C) and (D) only to the extent prior to the date upon which the Discharge of Cash Flow Collateral Obligations shall have occurred and not in connection with a Discharge of Cash Flow Collateral Obligations (and irrespective of whether an Event of Default has occurred), the ABL Agent agrees, on behalf of itself and the ABL Secured Parties, that so long as the net cash proceeds of any such sale, if any, described in clause (A) above are applied as provided in Section 3.4, and, in each case, the Lien on such Cash Flow Priority Collateral is released by the Cash Flow Collateral Representative, such sale will be free and clear of the Liens on such Cash Flow Priority Collateral securing the ABL Obligations, and the ABL Agent’s and the ABL Secured Parties’ Liens with respect to the Cash Flow Priority Collateral so sold, transferred, disposed or released shall terminate and be automatically released without further action. In furtherance of, and subject to, the foregoing, the ABL Agent agrees

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that it will execute any and all Lien releases or other documents reasonably requested by the Cash Flow Collateral Representative in connection therewith, so long as the net cash proceeds, if any, from such sale or other disposition of such Cash Flow Priority Collateral described in clause (A) above are applied in accordance with the terms of this Agreement. The ABL Agent hereby appoints the Cash Flow Collateral Representative and any officer or duly authorized person of the Cash Flow Collateral Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the ABL Agent and in the name of the ABL Agent or in the Cash Flow Collateral Representative’s own name, from time to time, in the Cash Flow Collateral Representative’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

SECTION 3.3 Sharing of Information and Access.

In the event that the ABL Agent shall, in the exercise of its rights under the ABL Documents or otherwise, receive possession or control of any books and records of any Cash Flow Collateral Grantor that contain information identifying or pertaining to any of the Cash Flow Priority Collateral, the ABL Agent shall, upon written request of the Cash Flow Collateral Representative and as promptly as practicable thereafter, either make available to the Cash Flow Collateral Representative such books and records for inspection and duplication or provide to the Cash Flow Collateral Representative copies thereof. In the event that the Cash Flow Collateral Representative shall, in the exercise of its rights under the Cash Flow Collateral Documents or otherwise, receive possession or control of any books and records of any ABL Grantor that contain information identifying or pertaining to any of the ABL Priority Collateral, the Cash Flow Collateral Representative shall, upon written request from the ABL Agent and as promptly as practicable thereafter, either make available to the ABL Agent such books and records for inspection and duplication or provide to the ABL Agent copies thereof. Each Credit Party and the Cash Flow Collateral Representative hereby consent to the non-exclusive royalty free use by the ABL Agent of any Intellectual Property included in the Collateral for the purposes of disposing of any ABL Priority Collateral and, in the event that the Cash Flow Collateral Representative shall, in the exercise of its rights under the Cash Flow Collateral Documents or otherwise, obtain title to any such Intellectual Property, the Cash Flow Collateral Representative hereby irrevocably grants the ABL Agent a non-exclusive license or other right to use, without charge, such Intellectual Property as it pertains to the ABL Priority Collateral in advertising for sale and selling any ABL Priority Collateral.

SECTION 3.4 Application of Proceeds.

(a) Revolving Nature of ABL Obligations. The Cash Flow Collateral Representative, for and on behalf of itself and the Cash Flow Collateral Secured Parties, expressly acknowledges and agrees that (i) any ABL Credit Agreement includes a revolving commitment, that in the ordinary course of business the ABL Agent and the ABL Secured Parties will apply payments and make advances thereunder, and that no application of any Payment Collateral or Cash Collateral or the release of any Lien by the ABL Agent upon any

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portion of the Collateral in connection with a permitted disposition under any ABL Credit Agreement shall constitute the Exercise of Secured Creditor Remedies under this Agreement; (ii) the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the ABL Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Cash Flow Collateral Secured Parties and without affecting the provisions hereof; and (iii) all Payment Collateral or Cash Collateral received by the ABL Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the ABL Obligations at any time; provided, however, that from and after the date on which the ABL Agent (or any ABL Secured Party) commences the Exercise of Any Secured Creditor Remedies (other than, prior to the acceleration of any of the Cash Flow Collateral Obligations, the exercise of its rights in accordance with the concentration account and demand deposit account provisions of any ABL Credit Agreement), all amounts received by the ABL Agent or any ABL Secured Party shall be applied as specified in this Section 3.4. The Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of the ABL Obligations or any Cash Flow Collateral Obligations, or any portion thereof.

(b) Revolving Nature of Cash Flow Collateral Obligations. The Cash Flow Collateral Representative, for and on behalf of itself and the Cash Flow Collateral Secured Parties, and the ABL Agent, for and on behalf of itself and the ABL Secured Parties, expressly acknowledge and agree that (i) Cash Flow Collateral Debt may include a revolving facility, that in the ordinary course of business the Cash Flow Collateral Representative and Cash Flow Collateral Secured Parties may apply payments and make advances thereunder and (ii) the amount of Cash Flow Collateral Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the Cash Flow Collateral Obligations thereunder may be modified, extended or amended from time to time, and that the aggregate amount of Cash Flow Collateral Obligations thereunder may be increased, replaced or refinanced, in each event, without notice to or consent by any other Cash Flow Collateral Secured Parties (in the case of the Cash Flow Collateral Representative) or the ABL Secured Parties (in the case of the ABL Agent) and without affecting the provisions hereof; provided, however, that from and after the date on which the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party commences the Exercise of Secured Creditor Remedies, all amounts received by the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party shall be applied as specified in this Section 3.4. The Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of the ABL Obligations or any Cash Flow Collateral Obligations, or any portion thereof.

(c) The ABL Agent and Cash Flow Collateral Representative will apply the proceeds of any collection, sale, foreclosure or other realization upon, or exercise of any right or remedy with respect to, any ABL Priority Collateral and the proceeds thereof and the proceeds of any insurance policy required under any ABL Document or otherwise covering the ABL Priority Collateral in the following order of application:

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FIRST, to the payment of all amounts payable under this Agreement on account of the ABL Agent’s or the Cash Flow Collateral Representative’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the ABL Agent or Cash Flow Collateral Representative or any co-trustee or agent thereof in connection with this Agreement, the Collateral Agency Agreement, any ABL Security Document and any Cash Flow Collateral Security Document, respectively (including, but not limited to, indemnification obligations that are then due and payable);

SECOND, to the payment of ABL Obligations until the Discharge of ABL Obligations shall have occurred;

THIRD, to the payment of Cash Flow Collateral Obligations until the Discharge of Cash Flow Collateral Obligations shall have occurred, which payment shall be made between and among such Cash Flow Collateral Obligations on a pro rata basis (except as may be separately otherwise agreed in writing by, and solely as between or among, any two or more representatives with respect to Cash Flow Collateral Obligations, each on behalf of itself and the Cash Flow Collateral Secured Parties represented thereby (including pursuant to the Collateral Agency Agreement); and

FOURTH, any surplus remaining after the payment in full in cash of amounts described in the preceding clauses will be paid to the Borrowers or the applicable Credit Party, as the case may be, their respective successors or assigns, or to such other Persons as may be entitled to such amounts under applicable law or as a court of competent jurisdiction may direct.

(d) If the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party collects or receives any proceeds of such foreclosure, collection or other enforcement, proceeds of any title insurance or other insurance and any proceeds subject to Liens that have been avoided or otherwise invalidated that should have been applied to the payment of the ABL Obligations in accordance with the immediately preceding paragraph, whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, the Cash Flow Collateral Representative or any such Cash Flow Collateral Secured Party, as the case may be, will forthwith deliver the same to the ABL Agent, for the account of the ABL Secured Parties, to be applied in accordance with the immediately preceding paragraph. Until so delivered, such proceeds shall be segregated and will be held by the Cash Flow Collateral Representative or any such Cash Flow Collateral Secured Party, as the case may be, for the benefit of the ABL Secured Parties.

(e) The ABL Agent and the Cash Flow Collateral Representative will apply the proceeds of any collection, sale, foreclosure or other realization upon, or exercise of any right or remedy with respect to, any Cash Flow Priority Collateral and the proceeds thereof and the proceeds of any insurance policy required under any Cash Flow Collateral Document or otherwise covering the Cash Flow Priority Collateral in the following order of application:

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FIRST, to the payment of all amounts payable under this Agreement on account of the ABL Agent’s or the Cash Flow Collateral Representative’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the ABL Agent or Cash Flow Collateral Representative or any co-trustee or agent thereof in connection with this Agreement, the Collateral Agency Agreement, any ABL Security Document and any Cash Flow Collateral Security Document, respectively (including, but not limited to, indemnification obligations that are then due and payable);

SECOND, to the payment of Cash Flow Collateral Obligations until the Discharge of Cash Flow Collateral Obligations shall have occurred, which payment shall be made between and among such Cash Flow Collateral Obligations on a pro rata basis (except as may be separately otherwise agreed in writing by, and solely as between or among, any two or more representatives with respect to Cash Flow Collateral Obligations, each on behalf of itself and the Cash Flow Collateral Secured Parties represented thereby (including pursuant to the Collateral Agency Agreement));

THIRD, to the payment of ABL Obligations until the Discharge of ABL Obligations shall have occurred; and

FOURTH, any surplus remaining after the payment in full in cash of amounts described in the preceding clauses will be paid to the Borrowers or the applicable Credit Party, as the case may be, their respective successors or assigns, or to such other Persons as may be entitled to such amounts under applicable law or as a court of competent jurisdiction may direct.

(f) If the ABL Agent or any ABL Secured Party collects or receives any proceeds of such foreclosure, collection or other enforcement, proceeds of any title insurance or other insurance and any proceeds subject to Liens that have been avoided or otherwise invalidated that should have been applied to the payment of the Cash Flow Collateral Obligations in accordance with the immediately preceding paragraph, whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, the ABL Agent or such ABL Secured Party, as the case may be, will forthwith deliver the same to the Cash Flow Collateral Representative, for the account of the Cash Flow Collateral Secured Parties, to be applied in accordance with the immediately preceding paragraph. Until so delivered, such proceeds shall be segregated and will be held by the ABL Agent or such ABL Secured Party, as the case may be, for the benefit of the Cash Flow Collateral Secured Parties.

(g) This Section 3.4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of ABL Obligations or Cash Flow Collateral Obligations, each present and future ABL Agent and the Cash Flow Collateral Representative, as holder of Liens in the Collateral. With respect to each future Series of Cash Flow Collateral Debt, the Cash Flow Collateral Representative will be required to deliver a reaffirmation to this Agreement including a lien sharing and priority confirmation as provided herein at the time of incurrence of such Series of Cash Flow Collateral Debt.

(h) In connection with the application of proceeds pursuant to Section 3.4(c) and (e) except as otherwise directed by the requisite holders of ABL Obligations, in the case of the ABL Agent, or an Act of Required Secured Parties (as defined in the Collateral Agency Agreement), in the case of the Cash Flow Collateral Representative, the ABL Agent (in the case of any ABL Priority Collateral) or the Cash Flow Collateral Representative (in the case of any Cash Flow Priority Collateral) may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

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(i) Limited Obligation or Liability.

(1) In exercising remedies, whether as a secured creditor or otherwise, the ABL Agent shall have no obligation or liability to the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party regarding the adequacy of any Proceeds or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by the Cash Flow Collateral Representative or the ABL Agent under the terms of this Agreement.

(2) In exercising remedies, whether as a secured creditor or otherwise, the Cash Flow Collateral Representative shall not have any obligation or liability to the ABL Agent or any ABL Secured Party regarding the adequacy of any Proceeds or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by ABL Agent or the Cash Flow Collateral Representative under the terms of this Agreement.

(j) Upon the Discharge of ABL Obligations, the ABL Agent shall deliver to the Cash Flow Collateral Representative or shall execute such documents as the Company or the Cash Flow Collateral Representative may reasonably request to enable the Cash Flow Collateral Representative to have control over any Cash Collateral or Control Collateral still in the ABL Agent’s possession, custody, or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of Cash Flow Collateral Obligations, the Cash Flow Collateral Representative shall deliver to the ABL Agent or shall execute such documents as the Company or the the ABL Agent may reasonably request to enable the ABL Agent to have control over any Cash Collateral or Control Collateral still in the Cash Flow Collateral Representative’s possession, custody or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

SECTION 3.5 Insurance.

Proceeds of Collateral include insurance proceeds and, therefore, the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds. The ABL Agent shall have the sole and exclusive right, as against the Cash Flow Collateral Representative, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of ABL Priority Collateral. The Cash Flow Collateral Representative shall have the sole and exclusive right, as against the ABL Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Cash Flow Priority Collateral. All proceeds of such insurance shall be remitted to the ABL Agent or to the Cash Flow Collateral Representative, as the case may be, and each of the ABL Agent and the Cash Flow Collateral Representative shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 3.4 hereof.

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SECTION 3.6 Actions Upon Breach.

If any ABL Secured Party or any Cash Flow Collateral Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against the Credit Parties or the Collateral, the Credit Parties, with the prior written consent of the ABL Agent or the Cash Flow Collateral Representative, as applicable, may interpose as a defense or dilatory plea the making of this Agreement, and any ABL Secured Party or Cash Flow Collateral Secured Party, as applicable, may intervene and interpose such defense or plea in its or their name or in the name of the Credit Parties.

SECTION 3.7 Inspection Rights.

(a) Without limiting any rights the ABL Agent or any other ABL Secured Party may otherwise have under applicable law or by agreement, the ABL Agent and the ABL Secured Parties may, at any time and whether or not the Cash Flow Collateral Representative or any other Cash Flow Collateral Secured Party (the “ABL Permitted Access Right”) has commenced and is continuing any Exercise of Secured Creditor Remedies, during normal business hours on any business day, access ABL Priority Collateral that (A) is stored or located in or on, (B) has become an accession with respect to (within the meaning of Section 9-335 of the UCC), or (C) has been commingled with (within the meaning of Section 9-336 of the UCC), Cash Flow Priority Collateral (collectively, the “ABL Commingled Collateral”), for the limited purposes of assembling, inspecting, copying or downloading information stored on, taking actions to perfect their Lien on, completing a production run of inventory involving, taking possession of, moving, selling, storing or otherwise dealing with, or any Exercise of Secured Creditor Remedies with respect to, the ABL Commingled Collateral, in each case without the involvement of or interference by any Cash Flow Collateral Secured Party or liability to any Cash Flow Collateral Secured Party. In addition, subject to the terms of this Agreement, the ABL Agent may advertise and conduct public auctions or private sales of the ABL Priority Collateral without notice to, the involvement of or interference by any Cash Flow Collateral Secured Party (including the Cash Flow Collateral Representative) or liability to any Cash Flow Collateral Secured Party (including the Cash Flow Collateral Representative). In the event that any ABL Secured Party has commenced and is continuing any Exercise of Secured Creditor Remedies with respect to any ABL Commingled Collateral, no Cash Flow Collateral Secured Party (including the Cash Flow Collateral Representative) may sell, assign or otherwise transfer the related Cash Flow Priority Collateral prior to the expiration of the 180-day period commencing on the date such ABL Secured Party begins any Exercise of Secured Creditor Remedies, unless the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 3.7. If any stay or other order that prohibits the ABL Agent and other ABL Secured Parties from commencing and continuing to Exercise Any Secured Creditor Remedies with respect to ABL Commingled Collateral has been entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order. During the period of actual occupation, use and/or control by the ABL Agent or ABL Secured Parties (or their respective employees, agents, advisers and representatives) of any Cash Flow Priority Collateral, the ABL Agent and the ABL Secured Parties shall be obligated to repair at their expense any physical damage (but not any diminution in value) to such Cash Flow Priority Collateral resulting from such occupancy, use or control, and to leave such Cash Flow Priority Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. The ABL Agent and ABL Secured Parties shall cooperate with the Cash Flow Collateral Secured Parties and/or the Cash Flow Collateral Representative in connection with any efforts made by the Cash Flow Collateral Secured Parties and/or the Cash Flow Collateral Representative to sell the Cash Flow Priority Collateral.

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(b) The Cash Flow Collateral Representative and the other Cash Flow Collateral Secured Parties shall use commercially reasonable efforts to not hinder or obstruct the ABL Agent and the other ABL Secured Parties from exercising the ABL Permitted Access Right.

(c) Subject to the terms hereof, the Cash Flow Collateral Representative may advertise and conduct public auctions or private sales of the Cash Flow Priority Collateral without notice to, the involvement of or interference by any ABL Secured Party or liability to any ABL Secured Party.

SECTION 3.8 Additional Cash Flow Collateral Debt.

(a) The Company will be permitted to designate as Cash Flow Collateral Debt hereunder any Funded Debt that is incurred by any Credit Party after the date of this Agreement in accordance with the terms of all applicable Cash Flow Collateral Documents and ABL Documents. The Company may only effect such designation (1) if the designated Secured Debt Representative (as defined in the Collateral Agency Agreement) identified pursuant to this Section 3.8(a) signs a Cash Flow Collateral Agency Joinder and delivers the same to the Cash Flow Collateral Representative and the ABL Agent and (2) by delivering to the Cash Flow Collateral Representative and the ABL Agent an Additional Cash Flow Collateral Debt Designation that:

(1) states that the applicable Credit Party intends to incur additional Cash Flow Collateral Debt (“Additional Cash Flow Collateral Debt”);

(2) attaches as Exhibit 1 to such Additional Cash Flow Collateral Debt Designation a Reaffirmation Agreement in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement, which Reaffirmation Agreement has been duly executed by the Borrowers and each other Cash Flow Collateral Grantor; and

(3) states that the Borrowers have caused a copy of the Additional Cash Flow Collateral Debt Designation and the related Cash Flow Collateral Agency Joinder to be delivered to the Cash Flow Collateral Representative and the ABL Agent.

(b) Although the Borrowers shall be required to deliver a copy of each Additional Cash Flow Collateral Debt Designation and each Cash Flow Collateral Agency Joinder to the Cash Flow Collateral Representative and the ABL Agent, the failure to so deliver a copy of the Additional Cash Flow Collateral Debt Designation and/or Cash Flow Collateral Agency Joinder to the Cash Flow Collateral Representative or the ABL Agent shall not affect the status of such debt as Additional Cash Flow Collateral Debt if the other requirements of this Section 3.8 are complied with. Upon satisfaction of the foregoing conditions, the designated Additional Cash Flow Collateral Debt shall constitute “Cash Flow Collateral Debt” for all purposes under this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Borrowers or any other Credit Party to incur additional Funded Debt or Liens if prohibited by the terms of any Cash Flow Collateral Documents or ABL Documents.

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(c) With respect to any Additional Cash Flow Collateral Debt, each party hereto agrees to take such actions and enter into such amendments, modifications and/or supplements to the then existing Cash Flow Collateral Guaranties and Cash Flow Collateral Security Documents (or execute and deliver such additional Cash Flow Collateral Security Documents) as may from time to time be reasonably requested by another party hereto, to ensure that the Additional Cash Flow Collateral Debt is secured by, and entitled to the benefits of, the relevant Cash Flow Collateral Security Documents, and each Cash Flow Collateral Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Cash Flow Collateral Representative to enter into, any such amendments, modifications and/or supplements (and additional Cash Flow Collateral Security Documents). The Borrowers and each Credit Party hereby further agree that if there are any recording, filing or other similar fees or taxes payable in connection with any of the actions to be taken pursuant to this Section 3.8(c) all such amounts shall be paid by, and shall be for the account of, the Borrowers and the respective Credit Parties, on a joint and several basis.

SECTION 3.9 Hedging Obligations and Bank Product Obligations.

(a) Each time a Credit Party enters into (i) any Swap Contract that such Credit Party desires to designate as a Cash Flow Collateral Hedge Agreement, (ii) any Swap Transaction under any Cash Flow Collateral Hedge Agreement or (iii) any agreement giving rise to Cash Flow Collateral Bank Product Obligations that such Credit Party desires to designate as a Cash Flow Collateral Bank Product Agreement, (1) the designated Secured Debt Representative (as defined in the Collateral Agency Agreement) identified pursuant to this Section 3.9(a) shall have signed a Cash Flow Collateral Agency Joinder and delivered the same to the Cash Flow Collateral Representative and the ABL Agent and (2) the Company shall deliver to the Cash Flow Collateral Representative and the ABL Agent an Additional Cash Flow Collateral Obligations Designation that:

(1) states that the relevant Credit Party intends to incur such Cash Flow Collateral Hedging Obligations or Cash Flow Collateral Bank Product Obligations, as applicable;

(2) attaches as Exhibit 1 to such Additional Cash Flow Collateral Obligation Designation a Reaffirmation Agreement in substantially the form attached as Exhibit 1 to Exhibit B of this Agreement, which Reaffirmation Agreement has been duly executed by the Borrowers and each other Credit Party; and

(3) states that the Borrowers have caused a copy of the Additional Cash Flow Collateral Obligation Designation and the related Cash Flow Collateral Agency Joinder to be delivered to the Cash Flow Collateral Representative and the ABL Agent.

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Although the Credit Parties shall be required to deliver a copy of each Additional Cash Flow Collateral Obligation Designation and Cash Flow Collateral Agency Joinder to the Cash Flow Collateral Representative and the ABL Agent, the failure to so deliver a copy of the Additional Cash Flow Collateral Obligation Designation and/or Cash Flow Collateral Joinder to the Cash Flow Collateral Representative or the ABL Agent shall not affect the status of such obligations as Cash Flow Collateral Obligations if the other requirements of this Section 3.9(a) are complied with. Upon satisfaction of the foregoing conditions, the designated Cash Flow Collateral Hedge Agreement or Cash Flow Collateral Bank Product Agreement shall constitute “Cash Flow Collateral Obligations” for all purposes under this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Borrowers or any other Credit Party to incur additional Obligations or Liens or enter into any Swap Transactions if prohibited by the terms of any Cash Flow Collateral Document or ABL Document.

(b) Each time a Credit Party enters into (i) any Swap Contract that such Credit Party desires to designate as a ABL Hedge Agreement, (ii) any Swap Transaction under any ABL Hedge Agreement or (iii) any agreement giving rise to ABL Bank Product Obligations that such Credit Party desires to designate as a ABL Bank Product Agreement, the Company shall deliver to the Cash Collateral Representative and the ABL Agent an Additional ABL Obligation Designation that:

(1) states that the relevant Credit Party intends to incur such ABL Hedging Obligations or ABL Bank Product Obligations, as applicable;

(2) attaches as Exhibit 1 to such Additional ABL Obligation Designation a Reaffirmation Agreement in substantially the form attached as Exhibit 1 to Exhibit B of this Agreement, which Reaffirmation Agreement has been duly executed by the Borrowers and each other Credit Party; and

(3) states that the Borrowers have caused a copy of the Additional ABL Obligation Designation to be delivered to the Cash Flow Collateral Representative and the ABL Agent.

Although the Credit Parties shall be required to deliver a copy of each Additional ABL Obligation Designation to the Cash Flow Collateral Representative and the ABL Agent, the failure to so deliver a copy of the Additional ABL Obligation Designation to the Cash Flow Collateral Representative or the ABL Agent shall not affect the status of such obligations as ABL Obligations if the other requirements of this Section 3.9(b) are complied with. Upon satisfaction of the foregoing conditions, the designated ABL Hedge Agreement or ABL Bank Product Agreement shall constitute “ABL Obligations” for all purposes under this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Borrowers or any other Credit Party to incur additional Obligations or Liens or enter into any Swap Transactions if prohibited by the terms of any Cash Flow Collateral Document or ABL Document.

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(c) With respect to any Cash Flow Collateral Hedging Obligations and Cash Flow Collateral Bank Product Obligations, each party hereto agrees to take such actions and enter into such amendments, modifications and/or supplements to the then existing Cash Flow Collateral Guarantees and Cash Flow Collateral Security Documents (or execute and deliver such additional Cash Flow Collateral Security Documents) as may from time to time be reasonably requested by another party hereto, to ensure that the Cash Flow Collateral Hedging Obligations and Cash Flow Collateral Bank Product Obligations incurred after the date hereof are secured by, and entitled to the benefits of, the relevant Cash Flow Collateral Security Documents, and each Cash Flow Collateral Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Cash Flow Collateral Representative to enter into, any such amendments, modifications and/or supplements (and additional Cash Flow Collateral Security Documents). The Borrowers and each Credit Party hereby further agree that if there are any recording, filing or other similar fees or taxes payable in connection with any of the actions to be taken pursuant to this Section 3.9(c) all such amounts shall be paid by, and shall be for the account of, the Borrowers and the respective Credit Parties, on a joint and several basis.

(d) With respect to any ABL Hedging Obligations and ABL Bank Product Obligations, each party hereto agrees to take such actions and enter into such amendments, modifications and/or supplements to the then existing Guarantees and ABL Security Documents (or execute and deliver such additional ABL Security Documents) as may from time to time be reasonably requested by another party hereto, to ensure that the ABL Hedging Obligations and ABL Bank Product Obligations incurred after the date hereof are secured by, and entitled to the benefits of, the relevant ABL Security Documents, and each ABL Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the ABL Agent to enter into, any such amendments, modifications and/or supplements (and additional ABL Security Documents). The Borrowers and each Credit Party hereby further agree that if there are any recording, filing or other similar fees or taxes payable in connection with any of the actions to be taken pursuant to this Section 3.9(d) all such amounts shall be paid by, and shall be for the account of, the Borrowers and the respective Credit Parties, on a joint and several basis.

(e) The Credit Parties shall have the right, at any time on or after the Discharge of Cash Flow Collateral Obligations has occurred, to enter into any Cash Flow Collateral Hedge Agreement or Cash Flow Collateral Bank Product Agreement evidencing Cash Flow Collateral Obligations which incurrence is not prohibited by the applicable ABL Documents and Cash Flow Collateral Documents, and to designate such obligations as Cash Flow Collateral Obligations in accordance with Section 3.9(a). At any time from and after the date of such designation pursuant to Section 3.9(a), the obligations under such Cash Flow Collateral Hedge Agreement or Cash Flow Collateral Bank Product Agreement shall automatically and without further action be treated as Cash Flow Collateral Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein.

(f) The Credit Parties shall have the right, at any time on or after the Discharge of ABL Obligations has occurred, to enter into any ABL Hedge Agreement or ABL Bank Product Agreement evidencing ABL Obligations which incurrence is not prohibited by the applicable Cash Flow Collateral Documents and ABL Documents, and to designate such obligations as ABL Obligations in accordance with Section 3.9(b). At any time from and after the date of such designation pursuant to Section 3.9(b), the obligations under such ABL Hedge Agreement or ABL Bank Product Agreement shall automatically and without further action be treated as ABL Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein.

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ARTICLE 4. [RESERVED].

ARTICLE 5. IMMUNITIES OF THE PARTIES

SECTION 5.1 Notice of Acceptance and Other Waivers.

(a) All ABL Obligations at any time made or incurred by any Borrower or any other Credit Party shall be deemed to have been made or incurred in reliance upon this Agreement, and the Cash Flow Collateral Representative, on behalf of itself and the Cash Flow Collateral Secured Parties, hereby waives notice of acceptance of, or proof of reliance by the ABL Agent or any ABL Secured Party on, this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the ABL Obligations. All Cash Flow Collateral Obligations at any time made or incurred by any Borrower or any other Credit Party shall be deemed to have been made or incurred in reliance upon this Agreement, and the ABL Agent, on behalf of itself and the ABL Secured Parties, and the Cash Flow Collateral Representative, on behalf of itself and the Cash Flow Collateral Secured Parties, hereby waives notice of acceptance, or proof of reliance, by the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the Cash Flow Collateral Obligations.

(b) None of the ABL Agent, any ABL Lender, or any of their respective Affiliates, directors, officers, employees, or agents shall be liable to the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the ABL Agent or any ABL Secured Party honors (or fails to honor) a request by any Borrower for an extension of credit pursuant to any ABL Credit Agreement or any of the other ABL Documents, whether the ABL Agent or any ABL Secured Party has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any Cash Flow Collateral Document to which any Cash Flow Collateral Secured Party is a party or beneficiary (but not a default under this Agreement) or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the ABL Agent or any ABL Secured Party otherwise should exercise any of its contractual rights or remedies under any ABL Documents (subject to the express terms and conditions hereof), neither the ABL Agent nor any ABL Secured Party shall have any liability whatsoever to the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The ABL Agent and the ABL Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under any ABL Credit Agreement and any of the other ABL Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the Cash Flow Collateral Representative or any Cash

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Flow Collateral Secured Party has in the Collateral, except as otherwise expressly set forth in this Agreement. The Cash Flow Collateral Representative, on behalf of itself and the Cash Flow Collateral Secured Parties, agrees that neither the ABL Agent nor any ABL Secured Party shall incur any liability as a result of a sale, lease, license, application, or other disposition of all or any portion of the Collateral or Proceeds thereof, pursuant to the ABL Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

(c) None of the Cash Flow Collateral Representative, any Cash Flow Collateral Secured Parties, or any of their respective Affiliates, directors, officers, employees, or agents shall be liable to the ABL Agent or any ABL Secured Party for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party honors (or fails to honor) a request by any Borrower for an extension of credit pursuant to any Cash Flow Collateral Document, whether the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any ABL Credit Agreement or any other ABL Document (but not a default under this Agreement) or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party otherwise should exercise any of its contractual rights or remedies under its respective Cash Flow Collateral Documents (subject to the express terms and conditions hereof), neither the Cash Flow Collateral Representative nor any Cash Flow Collateral Secured Party shall have any liability whatsoever to the ABL Agent or any ABL Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The Cash Flow Collateral Representative and the Cash Flow Collateral Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under the Cash Flow Collateral Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the ABL Agent or any ABL Secured Party has in the Collateral, except as otherwise expressly set forth in this Agreement. The ABL Agent, on behalf of itself and the ABL Secured Parties agrees that neither the Cash Flow Collateral Representative nor any Cash Flow Collateral Secured Parties shall incur any liability as a result of a sale, lease, license, application, or other disposition of all or any portion of the Collateral or Proceeds thereof, pursuant to the Cash Flow Collateral Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

SECTION 5.2 No Warranties or Liability.

The ABL Agent and the Cash Flow Collateral Representative each acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Document or any other Cash Flow Collateral Document. Except as otherwise provided in this Agreement, the ABL Agent and the Cash Flow Collateral Representative will be entitled to manage and supervise their respective extensions of credit to any Credit Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

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SECTION 5.3 Information Concerning Financial Condition of the Credit Parties.

Neither the ABL Agent nor the Cash Flow Collateral Representative has any responsibility for keeping any other party hereto informed of the financial condition of the Credit Parties or of other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Cash Flow Collateral Obligations. The ABL Agent and the Cash Flow Collateral Representative hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the ABL Agent or the Cash Flow Collateral Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (A) to provide any such information to such other party or any other party on any subsequent occasion, (B) to undertake any investigation not a part of its regular business routine, or (C) to disclose any other information.

SECTION 5.4 Capacities.

Each of the Cash Flow Collateral Representative and ABL Agent is entering into this Agreement not in its individual capacity but solely in its capacity as Cash Flow Collateral Representative and/or Collateral Agent under the Indenture and the other Cash Flow Collateral Documents or the ABL Agent under the ABL Documents, respectively.

ARTICLE 6. [RESERVED]

ARTICLE 7. MISCELLANEOUS PROVISIONS

SECTION 7.1 Amendment.

(a) The ABL Obligations and the Cash Flow Collateral Obligations may be refunded, replaced or refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit the refunding, replacement or refinancing transaction under any ABL Document or any Cash Flow Collateral Document) of the ABL Agent or the ABL Secured Parties, or the Cash Flow Collateral Representative or the Cash Flow Collateral Secured Parties, as the case may be, all without affecting the Lien Priorities provided for in this Agreement or the other provisions of this Agreement; provided, however, that, if the indebtedness refunding, replacing or refinancing any such ABL Obligations or Cash Flow Collateral Obligations is to constitute ABL Obligations or Cash Flow Collateral Obligations governed by this Agreement, the holders of such indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to a joinder agreement substantially in the form of, in the case of Cash Flow Collateral Obligations, Exhibit C attached to the Collateral Agency Agreement[, or in the case of ABL

47

Obligations, Exhibit [     ] attached to the ABL Credit Agreement]11, or otherwise in form and substance reasonably satisfactory to the ABL Agent or the Cash Flow Collateral Representative, as the case may be (or, if there is no continuing Agent other than the Cash Flow Collateral Representative, as designated by the Company), and any such refunding, replacement or refinancing transaction shall be in accordance with any applicable provisions of the ABL Documents and any Cash Flow Collateral Documents.

(b) Any amendment, waiver or other modification of this Agreement will require the written consent of the ABL Agent, the Cash Flow Collateral Representative and, to the extent of their respective rights and obligations under this Agreement, the Borrowers and the other Credit Parties.

SECTION 7.2 Representations.

The Cash Flow Collateral Representative represents and warrants to the ABL Agent that it has the requisite power and authority under the Cash Flow Collateral Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Cash Flow Collateral Secured Parties. The ABL Agent represents and warrants to the Cash Flow Collateral Representative that it has the requisite power and authority under the ABL Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the ABL Secured Parties.

SECTION 7.3 Further Assurances.

The Cash Flow Collateral Representative and the ABL Agent will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Cash Flow Collateral Representative or the ABL Agent may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable such Cash Flow Collateral Representative or ABL Agent, as applicable, to exercise and enforce its rights and remedies hereunder; provided, however, that neither the Cash Flow Collateral Representative nor the ABL Agent, as applicable, shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 7.3, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such Cash Flow Collateral Representative or ABL Agent, as applicable, may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 7.3. It is understood and agreed that nothing in this Section 7.3 shall supersede the obligation of the Company pursuant to any provision in any Cash Flow Collateral Document or ABL Document relating to the reimbursement of expenses of the Cash Flow Collateral Representative or ABL Agent, as applicable, to the extent applicable.

[11]	To be revised as needed to describe ABL Credit Agreement or other applicable ABL Document.

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SECTION 7.4 Subrogation.

(a) The Cash Flow Collateral Representative, for and on behalf of itself and the Cash Flow Collateral Secured Parties, agrees that no payment by the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party to the ABL Agent or any ABL Secured Party pursuant to the provisions of this Agreement shall entitle the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of ABL Obligations shall have occurred. Following the Discharge of ABL Obligations, the ABL Agent agrees to execute such documents, agreements, and instruments as the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Agent are paid by such Person upon request for payment thereof.

(b) The ABL Agent, for and on behalf of itself and the ABL Secured Parties, agrees that no payment by the ABL Agent or any ABL Secured Party to the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party pursuant to the provisions of this Agreement shall entitle the ABL Agent or any ABL Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of Cash Flow Collateral Obligations shall have occurred. Following the Discharge of Cash Flow Collateral Obligations, the Cash Flow Collateral Representative agrees to execute such documents, agreements, and instruments as the ABL Agent or any ABL Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Cash Flow Collateral Obligations resulting from payments to the Cash Flow Collateral Representative by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Cash Flow Collateral Representative are paid by such Person upon request for payment thereof.

SECTION 7.5 [Reserved].

SECTION 7.6 Successors and Assigns.

This Agreement is a continuing agreement and shall (a) remain in full force and effect until the Discharge of ABL Obligations and the Discharge of Cash Flow Collateral Obligations shall have occurred, (b) be binding upon the parties hereto and their successors and assigns, and (c) inure to the benefit of and be enforceable by the parties hereto and their respective successors, transferees and assigns. All obligations of the Cash Flow Collateral Representative and the ABL Agent hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each present and future holder of Cash Flow Collateral Obligations and ABL Obligations, respectively, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

SECTION 7.7 Delay and Waiver.

No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

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SECTION 7.8 Notices.

Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses (including being sent by facsimile or email) (or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties):

If to the Cash Flow Collateral
Representative:	[Cash Flow Collateral Representative]
[Address 1]
[Address 2]
Attention: [ ]
Telephone: [ ]
Facsimile: [ ]
Email: [ ]

If to the ABL Agent:	[ABL Agent]
[Address 1]
[Address 2]
Attention: [ ]
Telephone: [ ]
Facsimile: [ ]
Email: [ ]

If to the Borrowers or any other
Credit Party:	c/o Gogo Inc.
111 N. Canal St.
Chicago, IL 60606
Attn: General Counsel
Facsimile: 312-517-5566
Email: MElias@gogoair.com

All notices and communications will be mailed by first class mail, certified or registered, return receipt requested, by overnight air courier guaranteeing next day delivery, or by facsimile or email, to the relevant address set forth above or, as to holders of Cash Flow Collateral Debt or ABL Debt, as applicable, its address shown on the register kept by the office or agency where the relevant Cash Flow Collateral Debt or ABL Debt, as applicable, may be presented for registration of transfer or for exchange. Failure to mail or send a notice or communication to a holder of Cash Flow Collateral Debt or ABL Debt, as applicable, or any defect in it will not affect its sufficiency with respect to other holders of Cash Flow Collateral Debt or ABL Debt, as applicable.

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If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. Notices and communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement); provided that if any such notice or communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

SECTION 7.9 Notice Following Discharge of Cash Flow Collateral Obligations and Discharge of ABL Obligations.

Promptly following the Discharge of Cash Flow Collateral Obligations with respect to one or more Series of Cash Flow Collateral Debt, the Cash Flow Collateral Representative with respect to each applicable Series of Cash Flow Collateral Debt that is so discharged will provide written notice of such discharge to the ABL Agent, provided that the failure to provide such written notice shall not affect the effectiveness of such Discharge of Cash Flow Collateral Obligations.

Promptly following the Discharge of ABL Obligations with respect to ABL Debt, the ABL Agent that is so discharged will provide written notice of such discharge to the Cash Flow Collateral Representative, provided that the failure to provide such written notice shall not affect the effectiveness of such Discharge of ABL Obligations.

SECTION 7.10 Entire Agreement.

This Agreement states the complete agreement of the parties hereto relating to the undertakings set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

SECTION 7.11 Cash Flow Collateral Representative and ABL Agent; Notice of Cash Flow Collateral Representative or ABL Agent Change.

The Cash Flow Collateral Representative shall act for the Cash Flow Collateral Secured Parties as provided in this Agreement, and shall be entitled to so act at the direction of the Act of Required Cash Flow Collateral Secured Parties. Until the ABL Agent receives written notice from the existing Cash Flow Collateral Representative, in accordance with Section 7.8 of this Agreement, of a change in the identity of the Cash Flow Collateral Representative, the ABL Agent shall be entitled to act as if the existing Cash Flow Collateral Representative is in fact the Cash Flow Collateral Representative. The ABL Agent shall be entitled to rely upon any written notice of a change in the identity of the Cash Flow Collateral Representative which facially appears to be from the then existing Cash Flow Collateral Representative and is delivered in accordance with Section 7.8 and the ABL Agent shall not be required to inquire into the veracity or genuineness of such notice. The existing Cash Flow Collateral Representative from time to

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time agrees to give prompt written notice to the ABL Agent of any change in the identity of the Cash Flow Collateral Representative. The ABL Agent shall act for the ABL Secured Parties as provided in this Agreement, and shall be entitled to so act at the direction of the requisite ABL Secured Parties from time to time. Until the Cash Flow Collateral Representative receives written notice from the existing ABL Agent, in accordance with Section 7.8 of this Agreement, of a change in the identity of the ABL Agent, the Cash Flow Collateral Representative shall be entitled to act as if the existing ABL Agent is in fact the ABL Agent. The Cash Flow Collateral Representative shall be entitled to rely upon any written notice of a change in the identity of the ABL Agent which facially appears to be from the then existing ABL Agent and is delivered in accordance with Section 7.8 and the Cash Flow Collateral Representative shall not be required to inquire into the veracity or genuineness of such notice. The existing ABL Agent from time to time agrees to give prompt written notice to the Cash Flow Collateral Representative of any change in the identity of the ABL Agent.

SECTION 7.12 Provisions Solely to Define Relative Rights.

The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the ABL Secured Parties and the Cash Flow Collateral Secured Parties, respectively. Nothing in this Agreement is intended to or shall impair the rights of the Company or any other Credit Party, or the obligations of the Company or any other Credit Party to pay any of the ABL Obligations or the Cash Flow Collateral Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 7.13 Intercreditor Agreement; Conflicts.

This Agreement is the “[Crossing Lien Intercreditor Agreement]” referred to in the ABL Credit Agreement, [the Original Cash Flow Collateral Agreement and the other Cash Flow Collateral Debt Documents]12. Nothing in this Agreement shall be deemed to subordinate the right of any ABL Secured Party to receive payment to the right of any Cash Flow Collateral Secured Party to receive payment or of any Cash Flow Collateral Secured Party to receive payment to the right of any ABL Secured Party to receive payment (whether before or after the occurrence of an Insolvency Proceeding), it being the intent of the parties hereto that this Agreement shall effectuate a subordination of Liens as between the ABL Secured Parties, on the one hand, and the Cash Flow Collateral Secured Parties, on the other hand, but not a subordination of Indebtedness.

Except as provided in the next sentence, if there is any conflict between this Agreement and the ABL Documents or Cash Flow Collateral Documents (including the Collateral Agency Agreement), this Agreement will control. In matters solely relating to or as between the Cash Flow Collateral Secured Parties, if there is any conflict between the Collateral Agency Agreement and this Agreement, the terms of the Collateral Agency Agreement will control.

[12]	To be revised as needed to reflect correct terminology in the various agreements, as well as any Cash Flow Collateral Obligations existing on the date of this agreement.

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SECTION 7.14 Actions Upon Breach; Specific Performance.

If any Cash Flow Collateral Secured Party, in contravention of the terms of this Agreement, in any way takes, attempts to or threatens to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or fails to take any action required by this Agreement, this Agreement shall create an irrebuttable presumption and admission by such Cash Flow Collateral Secured Party that relief against such Cash Flow Collateral Secured Party by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the ABL Secured Parties, it being understood and agreed by the Cash Flow Collateral Representative, on behalf of each Cash Flow Collateral Secured Party, that (i) the ABL Secured Parties’ damages from actions of any Cash Flow Collateral Secured Party may at that time be difficult to ascertain and may be irreparable and (ii) each Cash Flow Collateral Secured Party waives any defense that the Credit Parties and/or the ABL Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages. If any ABL Secured Party, in contravention of the terms of this Agreement, in any way takes, attempts to or threatens to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or fails to take any action required by this Agreement, this Agreement shall create an irrebuttable presumption and admission by such ABL Secured Party that relief against such ABL Secured Party by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the Cash Flow Collateral Secured Parties, it being understood and agreed by the ABL Agent, on behalf of each ABL Secured Party, that (i) the Cash Flow Collateral Secured Parties’ damages from actions of any ABL Secured Party may at that time be difficult to ascertain and may be irreparable and (ii) each ABL Secured Party waives any defense that the Credit Parties and/or the Cash Flow Collateral Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages. Each of the Cash Flow Collateral Representative and/or ABL Agent may demand specific performance of this Agreement. The Cash Flow Collateral Representative, on behalf of itself and each Cash Flow Collateral Secured Party, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the ABL Agent or any ABL Secured Party. The ABL Agent, on behalf of itself and each ABL Secured Party, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party.

SECTION 7.15 Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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SECTION 7.16 Section Headings.

The section headings and Table of Contents used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

SECTION 7.17 [Reserved].

SECTION 7.18 Governing Law.

THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

SECTION 7.19 Consent to Jurisdiction.

All judicial proceedings brought against any party hereto arising out of or relating to this Agreement shall be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, each party hereto irrevocably:

(1) accepts generally and unconditionally the exclusive jurisdiction and venue of such courts;

(2) waives any defense of forum non conveniens;

(3) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.8; and

(4) agrees that service as provided in clause (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect.

SECTION 7.20 Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD

54

NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

SECTION 7.21 Counterparts.

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

SECTION 7.22 Continuing Nature of this Agreement.

This Agreement, including the subordination provisions hereof, will be reinstated if at any time any payment or distribution in respect of any of the ABL Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any ABL Secured Party or the ABL Agent or any representative of any such party (whether by demand, settlement, litigation or otherwise). In the event that all or any part of a payment or distribution made with respect to the ABL Obligations is recovered from any ABL Secured Party or the ABL Agent in an Insolvency or Liquidation Proceeding or otherwise, such payment or distribution received by any Cash Flow Collateral Secured Party or the Cash Flow Collateral Representative with respect to the Cash Flow Collateral Obligations from the proceeds of any Collateral at any time after the date of the payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise, the Cash Flow Collateral Representative or such Cash Flow Collateral Secured Party, as the case may be, will forthwith deliver the same to the ABL Agent, for the account of the ABL Secured Parties to be applied in accordance with Section 3.4. Until so delivered, such proceeds will be held by the Cash Flow Collateral Representative or such Cash Flow Collateral Secured Party, as the case may be, for the benefit of the ABL Secured Parties.

This Agreement, including the subordination provisions hereof, will be reinstated if at any time any payment or distribution in respect of any of the Cash Flow Collateral Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any Cash Flow Collateral Secured Party or the Cash Flow Collateral Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise). In the event that all or any part of a payment or distribution made with respect to the Cash Flow Collateral Obligations is recovered from any Cash Flow Collateral Secured Party or the Cash Flow Collateral Representative in an Insolvency or Liquidation Proceeding or otherwise, such payment or distribution received by any ABL Secured Party or the ABL Agent with respect to the ABL Obligations from the proceeds of any Collateral at any time after the date of the

55

payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise, the ABL Agent or such ABL Secured Party, as the case may be, will forthwith deliver the same to the Cash Flow Collateral Representative, for the account of the Cash Flow Collateral Secured Parties to be applied in accordance with Section 3.4. Until so delivered, such proceeds will be held by the ABL Agent or such ABL Secured Party, as the case may be, for the benefit of the Cash Flow Collateral Secured Parties.

SECTION 7.23 Insolvency.

This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against any Credit Party. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

SECTION 7.24 Additional Credit Parties.

Each Subsidiary of Parent that is required to execute and deliver a supplemental acknowledgment to this Agreement pursuant to the terms of any ABL Document or any Cash Flow Collateral Document shall become an ABL Grantor and/or a Cash Flow Collateral Grantor, as applicable, for all purposes of this Agreement upon execution and delivery by such Subsidiary of an acknowledgment substantially similar to the acknowledgment executed and delivered by the Credit Parties as of the date hereof.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Crossing Lien Intercreditor Agreement to be executed by their respective officers or representatives as of the day and year first above written.

[ ], as Cash Flow Collateral Representative

By:
Name:
Title:

[ ], as ABL Agent

By:
Name:
Title:

ACKNOWLEDGMENT

Each Credit Party hereby acknowledges that it has received a copy of this Agreement and consents thereto, agrees to recognize all rights granted thereby to the ABL Agent, the ABL Secured Parties, the Cash Flow Collateral Representative and the Cash Flow Collateral Secured Parties and will not do any act or perform any obligation which is not in accordance with the agreements set forth in this Agreement.

ABL GRANTORS, CASH FLOW COLLATERAL GRANTORS AND CREDIT PARTIES:

GOGO INC.

By:
Name:
Title:

GOGO INTERMEDIATE HOLDINGS LLC

By:
Name:
Title:

GOGO FINANCE CO. INC.

By:
Name:
Title:

GOGO BUSINESS AVIATION LLC

By:
Name:
Title:

GOGO LLC

S-2

By:
Name:
Title:

AC BIDCO LLC

By:
Name:
Title:

GOGO INTERNATIONAL HOLDINGS LLC

By:
Name:
Title:

GOGO CONNECTIVITY LTD.

By:
Name:
Title:

[add additional Credit Parties, if any]

S-3

[EXHIBIT A to Crossing Lien Intercreditor Agreement]

[FORM OF]

ADDITIONAL CASH FLOW COLLATERAL DEBT DESIGNATION

DESIGNATION dated as of [     ], 20[     ], by Gogo Intermediate Holdings LLC, a Delaware limited liability company (the “Company”) pursuant to the Crossing Lien Intercreditor Agreement dated as of [     ], 20[     ] (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Crossing Lien Intercreditor Agreement”) among [         ], in its capacity as collateral agent (together with its successors and assigns in such capacity from time to time, and as further defined in the Crossing Lien Intercreditor Agreement, the “Cash Flow Collateral Representative”) for the Cash Flow Collateral Secured Parties and [     ], in its capacity as collateral agent (together with its successors and assigns in such capacity from time to time, and as further defined in the Crossing Lien Intercreditor Agreement, the “ABL Agent”) for the ABL Secured Parties. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Crossing Lien Intercreditor Agreement. This Additional Cash Flow Collateral Debt Designation is being executed and delivered in order to designate additional secured debt as Cash Flow Collateral Debt entitled to the benefit of the Crossing Lien Intercreditor Agreement.

The undersigned, the duly appointed [specify title] of the [Company] hereby certifies on behalf of the [Borrowers] that:

(A) [insert name of the Borrower or other Credit Party] intends to incur additional Cash Flow Collateral Debt (“Additional Cash Flow Collateral Debt”);

(B) Attached as Exhibit 1 hereto is a Reaffirmation Agreement duly executed by the Borrowers and each other Credit Party, and

(C) the Company has caused a copy of this Additional Cash Flow Collateral Debt Designation and the related Cash Flow Collateral Agency Joinder to be delivered to the Cash Flow Collateral Representative and the ABL Agent.

IN WITNESS WHEREOF, the Company has caused this Additional Cash Flow Collateral Debt Designation to be duly executed by the undersigned officer as of                                 , 20        .

GOGO INTERMEDIATE HOLDINGS LLC

By:
Name:
Title:

EXHIBIT A

ACKNOWLEDGEMENT OF RECEIPT

The undersigned, the duly appointed Cash Flow Collateral Representative under the Crossing Lien Intercreditor Agreement, hereby acknowledges receipt of an executed copy of this Additional Cash Flow Collateral Debt Designation.

[ ], as Cash Flow Collateral Representative

By:
Name:
Title:

The undersigned, the duly appointed ABL Agent under the ABL Documents, hereby acknowledges receipt of an executed copy of this Additional Cash Flow Collateral Debt Designation.

[ ], as ABL Agent

By:
Name:
Title:

EXHIBIT 1 TO ADDITIONAL CASH FLOW COLLATERAL DEBT DESIGNATION

[FORM OF]

REAFFIRMATION AGREEMENT

Reference is made to the Crossing Lien Intercreditor Agreement dated as of [     ], 20[     ] (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Crossing Lien Intercreditor Agreement”) among [     ], in its capacity as collateral agent (together with its successors and assigns in such capacity from time to time, and as further defined in the Crossing Lien Intercreditor Agreement, the “Cash Flow Collateral Representative”) for the Cash Flow Collateral Secured Parties and [     ], in its capacity as collateral agent (together with its successors and assigns in such capacity from time to time, and as further defined in the Crossing Lien Intercreditor Agreement, the “ABL Agent”) for the ABL Secured Parties. This Reaffirmation Agreement is being executed and delivered as of             , 20     in connection with an Additional Cash Flow Collateral Debt Designation of even date herewith.

The undersigned hereby consents to the designation of additional secured debt as Cash Flow Collateral Debt as set forth in the Additional Cash Flow Collateral Debt Designation of even date herewith and hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Cash Flow Collateral Documents to which it is party, and agrees that, notwithstanding the designation of such additional indebtedness or any of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each Cash Flow Collateral Document to which it is a party, are not impaired or adversely affected in any manner whatsoever and shall continue to be in full force and effect and such additional secured debt shall be entitled to all of the benefits of such Cash Flow Collateral Documents.

Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Crossing Lien Intercreditor Agreement will apply with like effect to this Reaffirmation Agreement.

IN WITNESS WHEREOF, each of the undersigned has caused this Reaffirmation Agreement to be duly executed as of the date written above.

[Names of Grantors and Guarantors]

By:
Name:
Title:

[EXHIBIT B

to Crossing Lien Intercreditor Agreement]

[FORM OF]

ADDITIONAL [ABL][CASH FLOW COLLATERAL] OBLIGATION DESIGNATION

DESIGNATION dated as of [    ], 20[     ], by Gogo Intermediate Holdings LLC, a Delaware limited liability company (the “Company”) pursuant to the Crossing Lien Intercreditor Agreement dated as of [    ], 20[     ] (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Crossing Lien Intercreditor Agreement”) among [                ], in its capacity as collateral agent (together with its successors and assigns in such capacity from time to time, and as further defined in the Crossing Lien Intercreditor Agreement, the “Cash Flow Collateral Representative”) for the Cash Flow Collateral Secured Parties and [                ], in its capacity as collateral agent (together with its successors and assigns in such capacity from time to time, and as further defined in the Crossing Lien Intercreditor Agreement, the “ABL Agent”) for the ABL Secured Parties. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Crossing Lien Intercreditor Agreement. This Additional [Cash Flow Collateral][ABL] Obligation Designation is being executed and delivered in order to designate [[Cash Flow Collateral][ABL] Hedging Obligations] [[Cash Flow Collateral][ABL] Bank Product Obligations] as [Cash Flow Collateral][ABL] Obligations entitled to the benefit of the Crossing Lien Intercreditor Agreement.

The undersigned, the duly appointed [specify title] of the Company hereby certifies on behalf of the Borrowers that:

(a)

[insert name of relevant Credit Party] intends to incur [[Cash Flow Collateral][ABL]Hedging Obligations][[Cash Flow Collateral][ABL] Bank Product Obligations] pursuant to the following agreement: [describe [Cash Flow Collateral][ABL] Hedge Agreement, Swap Transaction or [Cash Flow Collateral][ABL] Bank Product Agreement];

(b)	attached as Exhibit 1 hereto is a Reaffirmation Agreement duly executed by the Borrowers and each other Credit Party; and

(c)

the Company has caused a copy of this Additional [Cash Flow Collateral][ABL] Obligation Designation [and the related Collateral Agency Joinder] to be delivered to the Cash Flow Collateral Representative and the ABL Agent.

IN WITNESS WHEREOF, the Borrowers have caused this Additional [Cash Flow Collateral][ABL] Obligation Designation to be duly executed by the undersigned officer as of                     , 20        .

GOGO INTERMEDIATE HOLDINGS LLC

By:
Name:
Title:

ACKNOWLEDGEMENT OF RECEIPT

The undersigned, the duly appointed Cash Flow Collateral Representative under the Collateral Agency Agreement, hereby acknowledges receipt of an executed copy of this Additional [Cash Flow Collateral][ABL] Obligation Designation.

[ ], as Cash Flow Collateral Representative

By:
Name:
Title:

The undersigned, the duly appointed ABL Agent under the ABL Credit Agreement, hereby acknowledges receipt of an executed copy of this Additional [Cash Flow Collateral][ABL] Obligation Designation.

[ ], as ABL Agent

By:
Name:
Title:

S-8